UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Gap, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF

ANNUAL MEETING & PROXY STATEMENT

MAY 9, 2023 / 10:00 A.M. ET

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	Tuesday, May 9, 2023 10:00 a.m., Eastern Time

PLACE	Via the Internet at www.virtualshareholdermeeting.com/GAP2023

ITEMS OF BUSINESS

•    Elect as directors the 12 director nominees named in this Proxy Statement;

•    Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on February 3, 2024;

•    Hold an advisory vote to approve the compensation of our named executive officers;

•    Hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years;

•    Approve the amendment and restatement of the 2016 Long-Term Incentive Plan; and

•    Transact such other business as may properly come before the meeting.

RECORD DATE	You must have been a shareholder of record at the close of business on March 21, 2023 to vote at the Annual Meeting.

INTERNET AVAILABILITY

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efficient, less costly and limits our impact on the environment. This Proxy Statement and our 2022 Annual Report to Shareholders are available at www.gapinc.com (follow the Investors, Financial Information links).

ATTENDING THE ANNUAL MEETING

You are entitled to attend the Annual Meeting, which will be held via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/GAP2023 on May 9, 2023 at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof. You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging into the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The platform for the virtual Annual Meeting includes functionality that affords validated shareholders substantially the same meeting participation rights and opportunities they would have at an in-person meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

PROXY VOTING

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.

By Order of the Board of Directors,

Julie Gruber Corporate Secretary March 29, 2023

Proxy Summary

Proxy Summary

References in this Proxy Statement to “Gap Inc.,” “the Company,” “we,” “us,” and “our” refer to The Gap, Inc.

These proxy materials are being delivered in connection with the solicitation of proxies by the Board of Directors (the "Board") of The Gap, Inc. for use at our Annual Meeting of Shareholders to be held via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/GAP2023 on May 9, 2023, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof (the “2023 Annual Meeting”). You will be able to attend the 2023 Annual Meeting online, vote your shares electronically and submit questions online during the 2023 Annual Meeting by logging into the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The platform for the virtual 2023 Annual Meeting includes functionality that affords validated shareholders substantially the same meeting participation rights and opportunities they would have at an in-person meeting. We recommend that you log in a few minutes before the 2023 Annual Meeting to ensure you are logged in when the 2023 Annual Meeting starts.

On or about March 29, 2023, we commenced distribution of this Proxy Statement and the form of proxy to our shareholders entitled to vote at the Annual Meeting.

The holders of our common stock at the close of business on March 21, 2023 (the “Record Date”) are entitled to one vote per share on each matter voted upon at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 367,828,660 shares of common stock outstanding.

For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours by contacting Investor Relations at investor_relations@gap.com. In addition, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during the meeting by following the instructions on the Annual Meeting website once they enter the meeting.

How to Vote Your Shares

You may vote your shares by Internet, mail or phone. If you vote by Internet or by phone, you will need to have a proxy card or voting instruction card, or the Notice of Internet Availability, in hand when you access the voting website or call to vote by phone. If you vote by Internet or phone, you do not need to return anything by mail. Specific voting instructions are found on the proxy card, voting instruction card, or the Notice of Internet Availability.

By Internet www.proxyvote.com (or scan the QR code on the proxy card or voting instruction card)	By Mail Sign and return a proxy card (for shareholders of record) or voting instruction card (for beneficial owners of shares)	By Phone 1-800-690-6903
During the 2023 Annual Meeting: www.virtualshareholdermeeting.com/GAP2023

www.gapinc.com

Proxy Summary

Proposal 1 – Election of Directors (Page 1)

The Board of Directors Recommends a Vote “FOR” each Director Nominee.

					Committee Membership
Name and Occupation	Age	Director Since	Independent	Other Public Boards	AC	CC	GC
Richard Dickson President and Chief Operating Officer, Mattel, Inc.	55	2022	Yes	—		M
Elisabeth B. Donohue Former CEO, Publicis Spine	57	2021	Yes	1		M
Robert J. Fisher Managing Director, Pisces, Inc.	68	1990	Yes	—			C
William S. Fisher Founder and CEO, Manzanita Capital Limited	65	2009	Yes	—
Tracy Gardner Principal, Tracy Gardner Consultancy	59	2015	Yes	1		C
Kathryn Hall Founder and Co-Chair, Hall Capital Partners	65	2022	Yes	1	M F
Bob L. Martin Interim Chief Executive Officer and Board Chair, Gap Inc.	74	2002	No	1
Amy Miles Former Chair and CEO, Regal Entertainment Group	56	2020	Yes	2	C F		M
Chris O'Neill Chief Growth Officer, Xero Limited	50	2018	Yes	—	M
Mayo A. Shattuck III Former Chairman, Exelon Corporation	68	2002	Yes	1	M F		M
Tariq Shaukat President, Bumble Inc.	50	New Nominee	Yes	1
Salaam Coleman Smith Former Executive Vice President, Disney ABC Television Group	53	2021	Yes	1		M

C  Chair    M  Member    F  Financial Expert

AC: Audit and Finance Committee

CC: Compensation and Management Development Committee

GC: Governance and Sustainability Committee

2023 Proxy Statement

Proxy Summary

Director Nominee Demographics, Skills and Experience

* Tenure and age are measured as of the filing date of this Proxy Statement.

www.gapinc.com

Proxy Summary

Proposal 2 – Ratification of Auditors (Page 30)

The Board of Directors Recommends a Vote “FOR” the Selection of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal 2023.

Based on the Audit and Finance Committee’s assessment of Deloitte & Touche LLP’s qualifications and performance, the Board believes that retention of Deloitte & Touche for fiscal 2023 is in our shareholders’ best interests.

Proposal 3 – Say-on-Pay (Page 33)

The Board of Directors Recommends a Vote “FOR” the Approval, on an Advisory Basis, of the Overall Compensation of the Company’s Named Executive Officers.

FORMER CEO TARGET COMPENSATION	AVERAGE EXECUTIVE TARGET COMPENSATION
Reflects target compensation for fiscal 2022 for our former CEO, based on salary and bonus amounts as of April 1, 2022 and total target long-term incentive grant value.

Reflects average target compensation for fiscal 2022 for Executives other than our former CEO, our Interim CEO and our President and CEO of Old Navy (who joined the Company in fiscal 2022), based on salary and bonus amounts as of April 1, 2022 and total target long-term incentive grant value.

Proposal 4 – Say-on-Frequency (Page 74)

The Board of Directors Recommends that Shareholders Vote, on an Advisory Basis, to Hold an Advisory Vote on the Overall Compensation of the Company’s Named Executive Officers Every “ONE YEAR”.

The Board believes that continuing to hold an annual advisory vote on the overall compensation of the Company’s named executive officers is in our shareholders’ best interests.

2023 Proxy Statement

Proxy Summary

Proposal 5 – Long-Term Incentive Plan (Page 75)

The Board of Directors Recommends a Vote “FOR” the Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan.

The Board believes it is in our shareholders’ best interests that the Company continue to be able to make competitive grants under the 2016 Long-Term Incentive Plan in order to attract, motivate and retain key executives and employees.

www.gapinc.com

2023 Proxy Statement

Table Of Contents (Cont.)

www.gapinc.com

Proposal No. 1 – Election of Directors	1

Proposal No. 1 — Election of Directors

Nominees for Election as Directors

The Board, upon recommendation of the Governance and Sustainability Committee, has nominated the 12 people whose names are set forth below for election as directors, each nominated to serve for a one-year term until the 2024 Annual Meeting and until their successors are duly elected and qualified. Each director nominee other than Tariq Shaukat is a current director.

The Board has no reason to believe that any of the nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the Board may reduce the size of our Board in accordance with our Bylaws, or the proxies may be voted for the election of such other person to the office of director as the Board may recommend in place of the nominee. Set forth below is certain information concerning the nominees, including age, experience, qualifications and principal occupation during at least the last five years, based on data furnished by each nominee.

The Board of Directors Recommends a Vote “FOR” each Director Nominee.

Richard Dickson
Age: 55 Director since: 2022 Committee Membership: Compensation and Management Development

Biography:

•   President and Chief Operating Officer of Mattel, Inc., a leading global toy company, since 2015. Chief Brands Officer of Mattel, Inc. from 2014 to 2015. President and Chief Executive Officer, Branded Businesses of The Jones Group (now Premier Brands Group Holdings), which owned a portfolio of premier apparel, footwear, and accessories brands, from 2010 to 2014. Various senior executive roles at Mattel, Inc. from 2000 to 2010.

Experience:

•   As the current President and Chief Operating Officer of Mattel, and with more than two decades in senior leadership roles across fashion, beauty, retail, toys and entertainment, Mr. Dickson brings extensive retail and ecommerce, operations, leadership, financial, and global business experience to the Board. In addition, he brings expertise in brand rejuvenation, digital transformation, and performance improvement, having led Mattel’s recent revitalization into a culturally relevant and highly innovative company.

www.gapinc.com

2	Proposal No. 1 – Election of Directors

Elisabeth B. Donohue

Age: 57

Director since: 2021

Committee Membership:

Compensation and Management Development

Current Public Company Directorships:

•   NRG Energy, Inc.

Former Public Company Directorships Held in Last Five Years:

•   Synacor, Inc.

•   AcuityAds Holdings Inc.

Biography:

•   Former Chief Executive Officer of Publicis Spine and a member of the Publicis Groupe Management Committee from 2017 to 2020. Global Brand President of Starcom Worldwide from 2016 to 2017. Chief Executive Officer of Starcom USA from 2009 to 2016.

Experience:

•   With over 30 years of global marketing experience, including as the former Chief Executive Officer of two leading marketing agencies, Ms. Donohue brings extensive expertise in global consumer, data, and digital marketing leadership. In addition, she brings experience in advising companies on their holistic marketing strategies and helping them navigate shifts into digital and data driven marketing economies.

Robert J. Fisher
Age: 68 Director since: 1990 Committee Membership: Governance and Sustainability (Chair)

Biography:

•   Managing Director of Pisces, Inc. since 2010. Interim President and Chief Executive Officer of Gap Inc. from January 2007 to August 2007 and November 2019 to March 2020. Chair of the Board of Gap Inc. from 2004 to August 2007 and February 2015 to March 2020. Executive of Gap Inc. from 1992 to 1999. Various positions with Gap Inc. from 1980 to 1992.

Experience:

•   Mr. Fisher has vast retail business experience specific to Gap Inc. and its global operations, as a result of his many years serving in a variety of high-level positions at the Company. His previous leadership and oversight roles at Gap Inc. provide him with a deep understanding and unique insight into the Company’s organizational and operational structure. In addition, Mr. Fisher brings strong leadership to the Board based on perspective gained from his previous management roles and as a key member of the founding family and significant shareholder.

2023 Proxy Statement

Proposal No. 1 – Election of Directors	3

William S. Fisher
Age: 65 Director since: 2009 Committee Membership: None

Biography:

•   Founder and Chief Executive Officer of Manzanita Capital Limited, a private equity fund, since 2001. Executive Vice Chairman of Pisces, Inc. since June 2016. Various positions with Gap Inc. from 1986 to 1998.

Experience:

•   Mr. Fisher brings extensive global retail and business experience to the Board as a result of his many years serving in a variety of high-level positions across Gap Inc., including as President of the International Division. In addition, as a director on the boards of a number of private retail companies, including Space NK and Diptyque, he brings extensive knowledge of the global retail industry and risk oversight expertise.

Tracy Gardner
Age: 59 Director since: 2015 Committee Membership: Compensation and Management Development (Chair) Current Public Company Directorships: • Crocs, Inc.

Biography:

•   Principal of Tracy Gardner Consultancy since 2010. Chief Executive Officer of dELiA*s Inc., an omni-channel retail company primarily marketing to teenage girls, from 2013 to 2014 (dELiA*s Inc. filed voluntary petitions for relief under Chapter 11 in 2014). Former executive of J. Crew Group, Inc. from 2004 to 2010. Various positions with Gap Inc. from 1999 to 2004.

Experience:

•   With over 30 years of retail experience, Ms. Gardner is an industry veteran who brings deep product and operational expertise and experience as an operator, merchant, creative director, and leader in growing multi-channel brands. In addition, her prior experience as a former senior executive with Gap Inc. and as an advisor to Gap brand provides Ms. Gardner with an in-depth understanding of the Company’s global business structure and operations.

www.gapinc.com

4	Proposal No. 1 – Election of Directors

Kathryn Hall
Age: 65 Director since: 2022 Committee Membership: Audit and Finance Current Public Company Directorships: • Cohn Robbins Holding Corporation

Biography:

•   Founder and Co-Chair of Hall Capital Partners, an SEC-registered investment advisor, since 1994, and a member of the firm’s Executive Committee and Investment Review Committee. Founder and Co-Executive Chair of Galvanize Climate Solutions, a mission-driven investment platform, since 2021, and a member of the firm’s Operating Committee. General Partner of Laurel Arbitrage Partners from 1989 to 1994.

Experience:

•   Ms. Hall brings extensive financial and investment experience, as well as senior management and leadership experience, including as the Founder and Co-Chair of an investment firm with approximately $40 billion in assets under management. Additionally, she has substantial insights from her experience leading and developing a senior management team that is 50% women and integrating sustainability into the firm’s investment framework.

Bob L. Martin
Age: 74 Director since: 2002 (Board Chair since 2020) Committee Membership: None Current Public Company Directorships: • Conns, Inc.

Biography:

•   Interim Chief Executive Officer of Gap Inc. since July 2022, and Executive Chair of Gap Inc. since March 2020. Lead Independent Director of Gap Inc. from 2003 to 2015 and November 2019 to March 2020. Operating Partner of Stephens Group, Inc., a private equity group, since 2003. Principal (part-time) of Mcon Management Services, Ltd., a consulting company, since 2020. Chief Executive Officer (part-time) of Mcon Management Services, Ltd. from 2002 to 2020. Independent consultant from 1999 to 2002. President and Chief Executive Officer of Walmart International, a division of Walmart Stores, Inc., from 1984 to 1999.

Experience:

•   Mr. Martin is an industry veteran with over 40 years of retail experience. As the former Chief Executive Officer of Walmart International, during which he ran operations in 12 countries across four continents, Mr. Martin brings extensive global governance and executive management experience, as well as a vast knowledge of international consumer brands and markets. As the former Executive Vice President and Chief Information Officer for Walmart Stores, Inc., Mr. Martin also has extensive insight into the areas of information technology and supply chain capabilities and strategies specific to a global retail company.

2023 Proxy Statement

Proposal No. 1 – Election of Directors	5

Amy Miles

Age: 56

Director since: 2020

Committee Membership:

Audit and Finance (Chair)

Governance and Sustainability

Current Public Company Directorships:

•   Norfolk Southern Corporation

•   Amgen Inc.

Former Public Company Directorships Held in Last Five Years:

•   Regal Entertainment Group

Biography:

•   Former Chair and Chief Executive Officer of Regal Entertainment Group, a leading theater chain, from 2015 to 2018, and Chief Executive Officer of Regal Entertainment Group from 2009 to 2015. Executive Vice President, Chief Financial Officer and Treasurer of Regal Entertainment Group from 2002 to 2009.

Experience:

•   As a former Chair, Chief Executive Officer and Chief Financial Officer, Ms. Miles brings extensive finance, accounting, and management experience to the Board. In addition, she brings expertise in information technology, marketing, and strategic planning.

Chris O'Neill
Age: 50 Director since: 2018 Committee Membership: Audit and Finance

Biography:

•   Chief Growth Officer of Xero Limited since 2022. Senior Advisor to Portage Ventures, the venture capital arm of Sagard Holdings, since 2021, and General Partner from 2020 to 2021. Chief Business Officer of Glean Technologies, Inc. from 2021 to 2022. Chairman, President and Chief Executive Officer of Evernote Corporation, a global cloud-based technology company, from 2016 to 2018. President and Chief Executive Officer of Evernote Corporation from 2015 to 2016. Various executive roles with Google Inc. from 2005 to 2015, including Managing Director, Google Canada from 2010 to 2014 and Head of Global Business Operations, Google [x], from 2014 to 2015.

Experience:

•   Mr. O’Neill's experience as a global technology executive, investor, and as a Chief Executive Officer, and his decade-long experience at Google provide him with extensive expertise in leading high-growth companies and ensuring technology is integrated with and driven by strategy.

www.gapinc.com

6	Proposal No. 1 – Election of Directors

Mayo A. Shattuck III

Age: 68

Director since: 2002 (Lead Independent Director since 2022)

Committee Membership:

Audit and Finance

Governance and Sustainability

Current Public Company Directorships:

•   Capital One Financial Corporation

Former Public Company Directorships Held in Last Five Years:

•   Alarm.com Holdings, Inc.

•   Exelon Corporation

Biography:

•   Former Chairman of Exelon Corporation, an energy company, from 2013 to 2022, and Executive Chairman of Exelon Corporation from 2012 to 2013. Chairman, Chief Executive Officer, and President of Constellation Energy Group from 2002 to 2012.

Experience:

•   With his experience as a director of three other public companies, as the former Chief Executive Officer of an investment bank and Constellation Energy Group, and as the former Executive and Non-Executive Chairman of Exelon Corporation, Mr. Shattuck brings extensive leadership experience as well as expertise in risk oversight, financial literacy and reporting, corporate governance, and compliance.

Tariq Shaukat
Age: 50 Director since: N/A (New Nominee) Current Public Company Directorships: • Public Storage

Biography:

•   President of Bumble Inc. since 2020. President, Google Cloud at Google LLC from 2016 to 2020. Chief Commercial Officer of Caesars Entertainment Corporation from 2014 to 2016, after initially joining the company in 2012 as Chief Marketing Officer (Caesars Entertainment Operating Company, Inc., a subsidiary of Caesars Entertainment Corporation, and for which Mr. Shaukat served as an executive officer, filed voluntary petitions for relief under Chapter 11 in 2015).

Experience:

•   As the President of Bumble, President of Google Cloud, and as the Chief Commercial Officer and Chief Marketing Officer of Caesars, Mr. Shaukat brings extensive experience in overseeing finance, legal, operations, revenue management, marketing, information technology, analytics and machine learning initiatives. He also brings to the Board his leadership experience in these roles, as well as his roles as a Partner at McKinsey & Company and at various technology-based companies.

2023 Proxy Statement

Proposal No. 1 – Election of Directors	7

Salaam Coleman Smith

Age: 53

Director since: 2021

Committee Membership:

Compensation and Management Development

Current Public Company Directorships:

•   Pinterest, Inc.

Former Public Company Directorships Held in Last Five Years:

•   Enjoy Technology, Inc.

Biography:

•   Former Executive Vice President at The Walt Disney Company’s Disney ABC Television Group from 2014 to 2016, overseeing strategy and programming for ABC Family’s Freeform channel. Various senior executive roles at Comcast NBCUniversal from 2003 to 2014, including President of Style Network from 2008 to 2013. Senior executive at Viacom from 1993 to 2002, including serving as a senior executive within MTV Networks International Division and helping Nickelodeon’s global expansion in Europe, Asia, and Latin America.

Experience:

•   With over 23 years of media and entertainment industry experience at three global companies, Ms. Coleman Smith brings experience in strategy and change management, having lead organizations through periods of significant transformation and growth. Additionally, she has substantial insights from her experience developing and leading a diverse and inclusive management team in the media industry.

www.gapinc.com

8	Proposal No. 1 – Election of Directors

Director Selection and Qualification

Directors are elected at each Annual Meeting to serve until the next Annual Meeting and until their successors are duly elected and qualified. Pursuant to our Bylaws, in the event of a vacancy on the Board (resulting from an increase in the authorized number of directors or otherwise), the Board will appoint a director to serve until his or her successor is duly elected and qualified.

The Governance and Sustainability Committee understands the vital role that a strong board composition with a diverse set of skills plays in effective oversight. The Committee is responsible for identifying, evaluating, and recommending qualified candidates to the Board and it regularly assesses the current needs of the Board to help ensure that directors possess an appropriate mix of skills considering the Company’s current and anticipated strategic needs. In addition, the Board believes that varying tenures and perspectives create a balance between directors with a deeper knowledge of the Company's business, operations and history, and directors who bring new and fresh perspectives, which is important to the effectiveness of the Board’s oversight of the Company.

The Board believes that diversity, including differences in backgrounds, qualifications, experiences, and personal characteristics, including gender and ethnicity/race, is important to the effectiveness of the Board’s oversight of the Company, and considers diversity as a factor when evaluating and recommending potential nominees. The Board believes that its criteria for selecting nominees are effective in promoting overall diversity.

The Governance and Sustainability Committee engages third-party search firms to identify potential director nominees. The Committee, in collaboration with the search firm, may develop targeted search specifications. Any search firm used to identify potential nominees is instructed to include qualified candidates who reflect diverse backgrounds in its initial list of candidates. These consultants have assisted the Committee in identifying a diverse pool of qualified candidates and in evaluating and pursuing individual candidates at the direction of the Committee. Richard Dickson and Tariq Shaukat were identified as potential candidates by a third-party search firm.

The Governance and Sustainability Committee will also consider director nominees recommended by our shareholders pursuant to our Bylaws. See “Other Information—Questions and Answers about the Annual Meeting and Voting” for more information.

2023 Proxy Statement

Proposal No. 1 – Election of Directors	9

Director Nomination Process

1. Assess Board Composition and Collect Candidate Pool	Results

•     The Committee considers, among other things, the Board’s current skill set, the Company’s long-term strategic plan and objectives, potential director retirements, and director feedback provided in connection with the Board’s annual self-assessment process.

•     Director nominees are then identified and considered on the basis of knowledge, experience, integrity, leadership, reputation, and ability to understand the company’s business, as well as their inclination to engage and intellectual approach.

Five new independent directors nominated to the Board since 2021, including:

•     Three women

•     Two racially diverse

•     CEO, President, COO and senior leadership experience

•     Media and digital marketing expertise

•     Finance and investment expertise

•     Brand strategy and revitalization expertise

•     Technology, analytics and machine learning expertise

•     Public company board experience

2. Evaluation of Candidates

•     Nominees are pre-screened to ensure each candidate has qualifications which complement the overall core competencies of the Board, including background evaluations and independence determinations.

•     The Chair of the Board, Chief Executive Officer, and at least two independent directors (including the Lead Independent Director) interview any qualified candidates prior to nomination. Other directors and members of management interview each candidate as requested by the Chair of the Board, Chief Executive Officer, or Chair of the Governance and Sustainability Committee.

3. Recommendation to the Board
• The Governance and Sustainability Committee recommends qualified candidates to the full Board for review and approval.

Director Nominee Demographics

* Tenure and age are measured as of the filing date of this Proxy Statement.

www.gapinc.com

10	Proposal No. 1 – Election of Directors

Board Self-Assessment

Annually, the Board conducts a formal review process to assess the composition and performance of the Board, each standing committee of the Board, and each individual director. The Governance and Sustainability Committee oversees the annual review process. The self-assessment is conducted to identify opportunities for improvement and skill set needs, as well as to ensure that the Board, the standing committees, and individual directors have the appropriate blend of diverse experiences and backgrounds, and are effective and productive.

As part of the process, each director completes a survey questionnaire. Results are aggregated and summarized for discussion purposes. Responses are not attributed to any individual director and are kept confidential to ensure honest and candid feedback is received. The Chief Legal and Compliance Officer also meets privately with individual directors to solicit additional feedback. Following these discussions, the Governance and Sustainability Committee reviews the self-assessment results and discusses opportunities and makes recommendations for improvement as appropriate with the full Board, which implements agreed upon improvements.

A director will not be nominated for reelection to the Board unless it is affirmatively determined that he or she is substantially contributing to the overall effectiveness of the Board.

2022 Board Self-Assessment Process

Survey
Directors complete a survey and provide feedback on an anonymized basis
One-on-One Discussions
Anonymized responses are summarized and used to facilitate candid, one-on-one discussions with each director, where additional feedback is solicited
Review and Recommendation
The Governance and Sustainability Committee reviews feedback from survey results and discussions with the Board to align on recommended action items
The Board implements agreed-upon recommendations to its policies and practices

2023 Proxy Statement

Proposal No. 1 – Election of Directors	11

Key Director Attributes

The Board endeavors to represent a range of skills, characteristics, and qualifications that contribute to the Board’s oversight responsibilities. The following matrix displays the most significant skills and qualifications that each director nominee possesses, and that the Board believes are relevant to oversight of our business strategy. The Committee and the Board considered these skills and qualifications in determining to recommend each director to be nominated for election.

Director Nominee Skills and Qualifications

www.gapinc.com

12	Proposal No. 1 – Election of Directors

Director Independence

There will be at least a majority of independent directors as defined under SEC and NYSE rules on the Board. In addition, the Board believes that it is most desirable for independent directors to constitute two-thirds or more of the Board, and is committed to maintaining such levels barring unforeseen circumstances, including mid-year resignations. For a nominee to be considered an independent director, the Board must affirmatively determine that the director has no material relationship with the Company.

The Board evaluated the independence of each person who served as a director during fiscal 2022 and has determined that Richard Dickson, Elisabeth B. Donohue, John J. Fisher, Robert J. Fisher, William S. Fisher, Tracy Gardner, Kathryn A. Hall, Amy Miles, Jorge P. Montoya, Chris O’Neill, Mayo A. Shattuck III, and Salaam Coleman Smith are, or in the case of former directors, were independent under SEC and NYSE rules and have or had no direct or indirect material relationships with the Company. The Board also evaluated the independence of each other director nominee and has determined that Tariq Shaukat, if elected, would be independent under SEC and NYSE rules and would not have a direct or indirect material relationship with the Company. In particular, the Board has determined that none of these directors have or had relationships that would cause them not to be independent under the specific criteria of Section 303A.02 of the NYSE Listed Company Manual. In making this determination with respect to John, Robert and William Fisher, the Board considered the following: (A) with the exception of Robert Fisher’s brief periods of service during 2007 and 2019 to 2020 as Interim Chief Executive Officer of the Company during Chief Executive Officer transitions, none of John, Robert or William Fisher has served as an officer of the Company in over 20 years, (B) NYSE guidance indicates that employment as an Interim Chief Executive Officer does not disqualify directors from being considered independent following that employment, and (C) NYSE guidance indicates that ownership of even a significant amount of stock does not preclude a finding of independence. After considering these factors, the Board concluded that there is no material relationship between the Company and John, Robert and William Fisher that would impact their independence under NYSE rules. Mr. Martin and Ms. Syngal were determined to not be independent by virtue of their employment with the Company.

Director Nominee Independence

2023 Proxy Statement

Corporate Governance	13

Corporate Governance

Corporate Governance Highlights

ACCOUNTABILITY TO SHAREHOLDERS
Annual Board Elections	All directors are elected annually. We do not have a classified/staggered Board.
Majority Voting Standard for Uncontested Director Elections	Our Bylaws provide for a majority voting standard in uncontested director elections. Any incumbent director who does not meet the majority voting standard must offer to resign from the Board.
Shareholder Action by Written Consent	Our Bylaws provide for shareholders to act by written consent to approve any action that would otherwise be required or permitted to be taken at a meeting of shareholders.
Shareholder Ability to Call Special Meetings	Our Bylaws provide for shareholders holding 10% or more of our common stock to call special meetings.
No Shareholder Rights Plan / Poison Pill	We have not adopted a shareholder rights plan / poison pill.

INDEPENDENT OVERSIGHT
Majority Independent Board	We are committed to maintaining at least two-thirds independent directors on our Board. Currently, 10 of 11 directors are independent, and 11 of 12 director nominees are independent.
Independent Board Committees	Each of our standing Board committees is composed solely of independent directors.
Board Committee Charters

Each of our standing Board committees has a charter outlining the committee’s duties and responsibilities. We review each committee’s charter annually to align with new requirements and developing best practices.

Separate Board Chair and CEO Roles

Since 2015, other than during periods of CEO transitions, we have separated the positions of CEO and Board Chair, and expect to continue to do so when we complete our current search for a non-interim CEO.

Lead Independent Director	We have appointed a Lead Independent Director to serve as a liaison between the independent directors and management and provide independent leadership to the Board.
Independent Executive Sessions	At every Board meeting, time is set aside for the independent directors to meet in executive session.

www.gapinc.com

14	Corporate Governance

BOARD STRUCTURE
Director Diversity

Our directors have diversity of backgrounds, qualifications, experiences, and personal characteristics, including gender and ethnicity/race. As described in our Corporate Governance Guidelines, the Board believes that diversity is important to the effectiveness of the Board’s oversight of the Company.

Director Overboarding Policy

As described in our Corporate Governance Guidelines, directors who are full-time employees of other companies should not serve on more than three public company Boards (including the Company’s), and directors who are retired from full-time employment should not serve on more than four public company Boards (including the Company’s).

Annual Self-Assessment	Annually, the Board conducts a formal review process to assess the composition and performance of the Board, each standing committee of the Board, and each individual director.
Annual Board Independence Assessment	Annually, we review the independence status of our directors. We require directors to inform us of changes in circumstances that could affect their independence status.
Director Onboarding and Education	Directors are expected to complete a formal onboarding program within six months of joining the Board. Directors are encouraged to periodically attend appropriate continuing education programs.

COMPENSATION PRACTICES
Compensation Consultant Independence Policy	We require our compensation consultant to be independent under NYSE rules, and we review its independence status annually.
Director and Executive Stock Ownership Guidelines

We have director and executive stock ownership guidelines. All directors and covered executives either meet the requirements or are on track to meet them within the required timeframe as of the date of this Proxy Statement.

Anti-Hedging and Pledging Policies	Directors and covered executives are prohibited from hedging Company stock or pledging Company stock as collateral.
No Single-Trigger Change in Control Arrangements	We do not have arrangements that provide for single-trigger change in control benefits.
Executive Compensation Recoupment Policy

We have adopted a policy regarding the recoupment of incentive compensation for covered executives in certain situations, including when management misconduct or negligence results in material financial, reputational or other harm to the Company, or in certain circumstances involving a restatement, and will update this policy to comply with proposed NYSE listing requirements on executive compensation recoupment when they are finalized.

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Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that outline, among other matters, the role and functions of the Board, the responsibilities of the various Board committees, and the procedures for shareholders to communicate with and report concerns to the Board. We review our Corporate Governance Guidelines annually to align with new requirements and developing best practices.

Our Corporate Governance Guidelines are available at www.gapinc.com (follow the Investors, Governance links).

Additional Corporate Governance Information

If you would like further information regarding our corporate governance practices, please visit the Governance and Corporate Compliance sections of www.gapinc.com (follow the Investors, Governance and Investors, Corporate Compliance links). Those sections include:

•	Our Corporate Governance Guidelines;
•	Our Code of Business Conduct;
•	Our Committee Charters;
•	Our Certificate of Incorporation;
•	Our Bylaws;
•	Our Executive Stock Ownership Policy;
•	Our Executive Compensation Recoupment Policy;
•	Our Political Engagement Policy;
•	How interested parties may communicate with our Board of Directors and with our Corporate Secretary; and
•

How employees and others may report suspected violations of our Code of Business Conduct, including accounting or auditing concerns, directly to our Global Integrity team. Accounting, auditing, and other significant concerns are escalated by the Global Integrity team, as appropriate, including to the Audit and Finance Committee, as required.

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16	Corporate Governance

Risk Oversight

BOARD OVERSIGHT OF RISK

Board of Directors

The Board is responsible for oversight of the business, affairs and integrity of the Company, determination of the Company’s mission, long-term strategy and objectives, and oversight of the Company’s risks while evaluating and directing implementation of Company controls and procedures.

Board Committees

While the Board has ultimate oversight responsibility for the risk management process, risk management is also facilitated through the work of the Board committees, which are composed entirely of independent directors and provide regular reports to the Board regarding the matters they review. The committees also meet with our Chief Financial Officer, Chief Internal Auditor, Chief Legal and Compliance Officer, and other members of senior management regarding our risk management processes and controls. The key risk management areas for our Board committees are described below.

Audit and

Finance

✓   Our financial statements

✓   Our internal controls

✓   Our independent auditors

✓   The Internal Audit function and enterprise risk management

✓   Our Corporate Compliance program

✓   Our Data Privacy and Cybersecurity programs

✓   Legal, regulatory and finance matters

Compensation and Management Development ✓ Our compensation program and policies ✓ Senior management development, retention, and succession planning ✓ Human capital management	Governance and Sustainability ✓ Board and committee composition and evaluation ✓ Corporate governance matters ✓ Certain environmental, social, community and sustainability matters

Enterprise Risk Assessment

Annually, the Company’s Internal Audit department performs a comprehensive enterprise risk assessment (ERA) encompassing a number of significant areas of risk identified using a risk framework, including strategic, operational, compliance, financial, sustainability, and reputational risks, and the economic impact of climate change. The Company has established a Risk Committee, which includes the heads of Finance, Legal, Digital/Tech, Human Resources, Operations & Supply Chain, and Internal Audit, as well as a rotating brand president. The Risk Committee is responsible for overseeing the assessment process designed to gather data regarding key enterprise risks, emerging risks and key third-party dependencies that could impact the Company’s ability to achieve its objectives and execute its strategies. Primary assessment methods include interviews and surveys with employees, key executives and Board members, review of critical Company strategies and initiatives, regulatory changes, and monitoring of emerging industry trends and issues.

The assessment results are reviewed by the CEO and the Risk Committee and are presented to the Board to facilitate discussion of high-risk areas. The results provide the foundation for the annual Internal Audit plan, management’s monitoring and risk mitigation efforts, and ongoing Board oversight. The Risk Committee meets periodically to monitor key enterprise risks and review and adjust the risk mitigation plans accordingly. In addition, on a regular basis, management communicates with the Board, both formally and informally, about key initiatives, strategies and industry developments, in part to assess and manage the potential risks.

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COVID-19 PANDEMIC RESPONSE

The Board together with management continues to oversee our ongoing efforts to mitigate financial and human capital management risk exposures associated with the COVID-19 pandemic. We remain committed to protecting the health and safety of our employees and their families, as well as the health and safety of our customers.

CYBERSECURITY RISK OVERSIGHT

Securing the information we receive and store about our customers, employees, vendors, and other third parties is a priority. We have systems in place to safely receive and store that information and to detect, contain, and respond to data security incidents. While everyone at the Company plays a part in managing these risks, oversight responsibility is shared by the Board, the Audit and Finance Committee, and management.

To respond to the threat of security breaches and cyberattacks, the Company’s Chief Information Security Officer oversees a program that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, the Company. The program includes the annual cybersecurity training of all employees as well as targeted cybersecurity awareness and education activities throughout the year. The program also includes a cybersecurity incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. Additionally, the program assesses the risks to the continuity of business operations posed by cybersecurity attacks and regularly tests the effectiveness of controls designed to prevent attacks, and ensures that data security incident response plans are tested at least annually. The Company also maintains a cybersecurity risk insurance policy. In the last three years, the expenses (including any penalties and settlements) we have incurred from cybersecurity breach incidents were immaterial.

The Audit and Finance Committee receives quarterly reports from the Chief Information Security Officer and the Chief Information Officer. The Audit and Finance Committee regularly briefs the Board on these matters, and the Board also receives periodic briefings on cybersecurity threats to augment our directors’ literacy on cybersecurity issues.

COMPENSATION RISK ASSESSMENT

One of the goals of the Company’s compensation programs is to encourage an appropriate level of risk-taking, consistent with the Company’s business strategies.

On an annual basis, management conducts a comprehensive overall review of each of the Company’s compensation policies and practices for the purpose of determining whether any risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. As a part of this review, each of the Company’s compensation policies and practices were compared to a number of specific factors that could potentially increase risk, including the specific factors that the SEC has identified as potentially triggering disclosure. The Company balanced these factors against a variety of mitigating factors. Examples of some of the mitigating factors are:

•	Compensation policies and practices are structured similarly across business units;
•	The risk of declines in performance in our largest business units is well understood and managed;
•	Incentive compensation expense is not a significant percentage of any unit’s revenues;
•	For executives, a significant portion of variable pay is delivered through long-term incentives, which carry vesting schedules over multiple years;
•	A mix of compensation vehicles and performance measures is used;
•	Stock ownership requirements for executives are in place;
•	Payouts of material cash and equity incentive plans are capped at all levels;
•	Threshold levels of performance must be achieved for the bulk of variable pay opportunities; and
•

A clawback policy is in place allowing for recoupment of incentive compensation in certain situations, including in the event of management misconduct or negligence resulting in material financial, reputational or other harm to the Company, or in certain circumstances involving a restatement.

Management’s assessment was also presented to the Company’s Chief Compliance Officer and the Chair of the Compensation and Management Development Committee. As a result of management’s review, the Company determined that any risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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Environmental, Social & Governance (ESG)

BOARD OVERSIGHT OF ESG

The Board and its committees are actively involved in oversight of our ESG programs and policies, given the importance that the Company believes ESG strategies have in achieving its long-term growth objectives. Each Board committee plays an important role in overseeing aspects of our ESG program, and provides regular updates to the full Board on its areas of ESG oversight responsibility. The Board, taking into account these reports, monitors ESG-related risks and opportunities as part of its overarching risk management and strategy responsibilities.

Board of Directors
Receives regular reports from the Board committees on their areas of ESG oversight responsibility and monitors ESG-related risks and opportunities.

Governance and Sustainability	Compensation and Management Development	Audit and Finance

Oversees strategies to support the sustainable growth of the Company’s business, including the Company’s environmental stewardship practices, social and community issues involving supply chain, and the Company’s philanthropy and community giving activities.

Oversees the Company’s human capital management and talent development functions, including, among others, programs and strategies related to opportunity hiring, pay equity and workforce diversity, equity and inclusion.

Oversees the Company’s corporate compliance and enterprise risk management functions, including risks related to human rights and labor, environmental impacts and other sustainability issues, as well as Company programs related to data privacy and cybersecurity.

Chief Supply Chain, Strategy and Transformation Officer Chief People Officer Chief Legal and Compliance Officer Other Senior Leaders
Report regularly to the Board and its committees on ESG topics and developments.

ESG Functions

Teams across the Company, including our Global Sustainability, Product, Marketing, Equality & Belonging, Human Resources, Supply Chain Strategy, Government Affairs, Legal, and Gap Foundation teams, engage on ESG topics.

ESG RISK MANAGEMENT

As described above, our Internal Audit department and Risk Committee, with representatives from our Senior Leadership Team, perform an annual enterprise risk assessment that encompasses, among others, risks related to human rights and labor, environmental impacts and other sustainability issues. The enterprise risk assessment is reviewed by the CEO, the Board and the Senior Leadership Team, and it informs the annual Internal Audit Plan and ongoing Board-level oversight. In addition, our Business Continuity team analyzes, prioritizes, and helps mitigate risks resulting from extreme weather, natural hazards, and other external events, to protect our owned and operated facilities and stores.

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ENVIRONMENTAL AND SOCIAL SUSTAINABILITY

We strive to be a driving force in the industry in building a more sustainable future for our business, global community, people and planet. Our sustainability programs directly support our strategy and we believe drive long-term value for our shareholders. We leverage the scale of our business and strength of our brands across the following three focus areas.

Empowering Women

Our business is driven by women – they are the majority of our customers, our leaders, our employees and our apparel supply chain – and we are making industry-leading investments to help ensure they are empowered to reach their full potential.

Enabling Opportunity

Creating sustainable economies and a culture of equality and belonging means we use the assets and scale of our business to enable access to opportunity, particularly for historically marginalized individuals and communities.

Enriching Communities

Gap Inc. is committed to protecting natural resources and ensuring healthy communities for generations to come. Our environmental targets are focused on building water resilience, reducing greenhouse gas emissions, eliminating unnecessary plastic waste, and supporting a circular economy.

HIGHLIGHTS

1.29 Million+

women and girls reached by P.A.C.E. since 2007

15,000+

youth hired by This Way ONward since 2007

2.4 Million+

people reached with improved water access through Women + Water since 2017

A

Rating received for CDP Water

81%

of cotton sourced from more sustainable sources [1]

100%

of fabrics with PFC-based finishes successfully converted or exited [2]

Highlights and data as of fiscal year end 2022.
(1)	Defined as Better Cotton (formerly BCI), verified US-grown cotton (USCTP), organic, in-conversion (to verified organic), recycled or regenerative.
(2)

PFC (defined as PFAS, per-and polyfluoroalkyl substances)-based finishes are no longer being used intentionally in production. Most products in store as of January 1, 2023 are produced without PFC-based finishes, but due to transportation and store inventory timelines, some styles available for purchase still have a PFC-based finish.

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MANAGEMENT APPROACH

We take the following four-part approach to all of our environmental and social sustainability programs.

Cross-Functional Business Integration	Maintain Strong Oversight Culture

The Global Sustainability team operates within the Company’s Supply Chain, Strategy, and Transformation function. The team works with our brands’ Product and Marketing teams, as well as our Equality & Belonging, Human Resources, Supply Chain Strategy, Government Affairs, Legal and Gap Foundation teams to maximize cross-departmental collaboration. We leverage ESG considerations as part of our revenue-driving business functions, and we consider the financial risks and opportunities relating to our environmental and social initiatives as part of the Company’s strategic planning.

Our Board committees are each responsible for different aspects of our ESG program. Senior leaders from across the Company provide regular updates to the Board and its committees on ESG topics and developments. Leaders from critical business functions join together to create our ESG Steering Committee, which helps to provide a holistic business perspective, address key roadblocks, and align priorities to drive more sustainable growth.

Set Goals and Measure Progress Towards Commitments	Form Partnerships to Increase Collective Impact

We set annual KPIs and long-term goals to drive our work forward, and we measure and capture data to ensure progress. We report transparently in alignment with the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), UN Guiding Principles on Business and Human Rights, UN Sustainable Development Goals (SDGs), Paris Agreement on Climate Change, and Task Force on Climate-Related Financial Disclosures (TCFD).

By partnering with local and global organizations, we aim to fuel more sustainable solutions, create greater equality, and scale impact throughout our business, industry, and beyond.

Our most recent Annual ESG Report and other ESG resources are available at www.gapinc.com (follow the Values, Sustainability links). Our most recent Equality & Belonging Report is also available at www.gapinc.com (follow the Values, Equality & Belonging links).

Gap Inc. is committed to respecting the dignity of all people and communities. Our Human Rights Policy and other sustainability policies, including our Code of Vendor Conduct, are available at www.gapinc.com (follow the Values, Sustainability, ESG Resources links).

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Shareholder Engagement

WHY WE ENGAGE

Our Board and management are committed to driving long-term shareholder value through strong corporate governance, which includes ongoing dialogue with our shareholders to enable us to understand and respond to their concerns. We have a robust shareholder outreach program, aimed at providing visibility and transparency into compensation, governance, and ESG practices, and assessing those issues to better inform our decision-making, enhance our disclosures, and help shape our go-forward practices. Our shareholder outreach program is a recurring year-round effort led by a cross-functional team that includes members of our Legal, Total Rewards, Strategic Growth Office/ESG, and Investor Relations teams, with participation from additional leaders when requested by shareholders or appropriate.

WHEN WE ENGAGE

Spring	Summer	Fall	Winter
Ahead of annual meeting, engage with shareholders to update and gather feedback on compensation, governance and ESG developments, and discuss any concerns on annual meeting agenda items.	Review feedback and results from annual meeting and identify any areas of concern.	Off-season engagement with shareholders primarily focused on ESG and corporate governance developments.	Review feedback and consider changes to compensation, governance and ESG practices and disclosures.

2022 OUTREACH

In the spring of 2022, we invited our top 25 shareholders (not including members of the Fisher family), representing approximately 45% of our outstanding ownership at that time, to engage in discussion with us and provide an update on our ESG, executive compensation, and corporate governance practices, and in the fall of 2022, we invited our top 30 shareholders (not including members of the Fisher family), representing approximately 47% of our outstanding ownership at the time, to engage in discussion with us and provide an update on our ESG and corporate governance practices. We received overall positive feedback on our ESG, executive compensation and corporate governance practices.

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22	Corporate Governance

Communication with Directors

Shareholders and other interested parties can send direct communications to our Board of Directors (through our Board Chair and Corporate Secretary) by email to: board@gap.com. Matters may be referred to the entire Board, Board committees, individual directors and other departments within the Company, as appropriate.

Code of Business Conduct

Our Code of Business Conduct is designed to promote a responsible and ethical work environment and applies to all Gap Inc. employees and directors. The Code contains our policies and expectations on a number of topics, including workplace standards, conflicts of interest, legal compliance, Company information and assets, and political contributions and activities. All employees worldwide receive access to the Code when they join the Company, agree in writing to comply with it, and are required to complete an overview training course. On an annual basis, senior employees are required to certify compliance with the Code.

In addition, the Audit and Finance Committee oversees the Company’s Corporate Compliance program, which includes procedures for the (i) receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters and other matters under the Company’s Code of Business Conduct.

Our Code of Business Conduct is available at www.gapinc.com (follow the Investors, Corporate Compliance links).

Political Engagement Policy

The Company believes that it is important to participate in the political and regulatory processes on issues that affect our business and community interests. We have adopted a Political Engagement Policy that covers, among other things, the use of corporate funds to make political contributions. The Government Affairs team manages and oversees the Company’s political activities. Corporate contributions are reviewed annually by the Board. The Board also receives periodic updates regarding the Company’s political activities.

The Company also provides eligible employees with the opportunity to contribute to the Gap Inc. Political Action Committee (“Gap PAC”). Gap PAC has its own oversight council and is funded solely from voluntary contributions made by eligible employees, directors, shareholders, and their families. The Vice President of Government Affairs manages and oversees all Gap PAC contributions after consultation and approval by the internal PAC council.

Our Political Engagement Policy is available at www.gapinc.com (follow the Investors, Governance links).

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. The Compensation and Management Development Committee’s charter requires that the members of that Committee, all of whom are independent directors, approve all of the Company’s executive compensation policies and programs and all compensation awarded to executive officers. The Audit and Finance Committee’s charter requires that the members of the Audit and Finance Committee, all of whom are independent directors, review and approve all related party transactions that are required to be disclosed under SEC rules. In the event a transaction involves a committee member, that member will recuse him or herself from the approval of the transaction.

Certain Relationships and Related Transactions

There are no transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

See "Policies and Procedures with Respect to Related Party Transactions" for a description of the Company's policies and procedures for the review and approval of Related Party Transactions.

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Board Leadership Structure and Independent Oversight

Currently, Bob Martin is our Interim CEO and Board Chair while we search for a non-interim CEO. Prior to his appointment as Interim CEO, Mr. Martin served as Executive Chair of the Board, an employee role. In that capacity, Mr. Martin served as an advisor to our prior CEO and as a member of management. Mr. Martin is not considered an independent director as a result of his service to the Company as an employee.

We believe in the importance of independent oversight. We ensure that this oversight is truly independent and effective through a variety of means, including:

•

Since 2015, other than during periods of CEO transitions, we have separated the positions of CEO and Board Chair, and expect to continue to do so when we complete our current search for a non-interim CEO. We believe that separating these positions provides the most appropriate leadership structure. Our CEO is typically responsible for day-to-day leadership and for setting the strategic direction of the Company, while the Board Chair oversees the functioning of the Board and its oversight responsibilities, and has also acted as a strategic advisor to our CEO.

•

Our Corporate Governance Guidelines provide that at least two-thirds of our directors should be independent. Currently, all of our directors other than Mr. Martin are independent, and all of our director nominees other than Mr. Martin are independent.

•

The independent directors have designated Mayo A. Shattuck III as Lead Independent Director. In this role, he provides experienced and effective independent leadership to the Board and serves as a liaison between the independent directors and management. He also presides over executive sessions of the independent directors, and reports on outcomes of such sessions to the CEO, as appropriate.

•	At each regularly scheduled Board meeting, the independent directors are typically scheduled to meet in an executive session without the presence of other directors.
•	Each standing Board committee (Governance and Sustainability, Audit and Finance, and Compensation and Management Development) is required to be composed solely of independent directors.

Board Committees

AUDIT and finance committee

Members: Amy Miles (Chair) Kathryn A. Hall Chris O’Neill Mayo A. Shattuck III

The Board’s Audit and Finance Committee is composed solely of independent directors.

This Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

•    The integrity of our financial statements.

•    The adequacy of our internal controls.

•    Compliance with legal and regulatory requirements.

•    The qualifications and independence of the independent registered public accounting firm and the performance of its audits.

•    The performance of the Internal Audit function and enterprise risk management.

•    Oversight of our Corporate Compliance program.

•    Finance matters.

•    Oversight of our Data Privacy and Cybersecurity programs.

•    Such other duties as directed by the Board of Directors.

In addition, the Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.

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AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that the Audit and Finance Committee has three current members who are “audit committee financial experts” as determined under Regulation S-K Item 407(d)(5) of the Securities Exchange Act of 1934: Ms. Hall, Ms. Miles and Mr. Shattuck, each of whom is an independent director. See Ms. Hall’s, Ms. Miles’ and Mr. Shattuck’s biographies in "Nominees for Election as Directors" for information regarding their relevant experience.

The Audit and Finance Committee’s charter is available at www.gapinc.com (follow the Investors, Governance links).

compensation and management development

Members: Tracy Gardner (Chair) Richard Dickson Elisabeth B. Donohue Salaam Coleman Smith * Jorge P. Montoya served on the Compensation and Management Development Committee in 2022.

The Board’s Compensation and Management Development Committee is composed solely of independent directors.

This Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

•    Executive officer and director compensation.

•    Succession planning for senior management.

•    Development and retention of senior management.

•    Human capital management.

•    Such other duties as directed by the Board of Directors.

COMPENSATION OVERSIGHT

The Committee approves all of the Company’s executive compensation policies and programs and all compensation awarded to executive officers. Our CEO evaluates each executive officer and discusses with the Committee his or her assessment and recommendations for compensation. The CEO is not present during the Committee’s deliberations about his or her own compensation. The Committee also oversees senior management development, retention, and succession plans.

The Committee approves grants of stock units and stock options to employees at the Vice President level or above, and has delegated authority, within defined parameters, to the CEO or, in the CEO’s absence, the Committee Chair to approve grants of stock units to employees below the Vice President level (see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” for more details). The Committee has also delegated authority, within defined parameters, to the Company’s Human Resources personnel to make certain non-material changes to the Company’s employee benefit plans.

INDEPENDENT COMPENSATION CONSULTANT

The Committee has engaged Frederic W. Cook & Co. as its independent executive compensation consultant. The consultant provides advice to the Committee from time to time on our executive compensation program structure and specific individual compensation arrangements (see “Compensation Discussion and Analysis—Role of the CEO and Compensation Consultant” for more details). In addition, under NYSE rules, the Committee can only retain a compensation advisor after considering six independence factors: (a) whether the advisor’s firm provides other services to the Company, (b) the fees received by the advisor’s firm from the Company as a percentage of the firm’s overall revenue, (c) the policies and procedures of the advisor’s firm designed to prevent conflicts of interest, (d) any business or personal relationship between the advisor and a member of the Committee, (e) any stock of the Company owned by the advisor, and (f) any business or personal relationship of the advisor or advisor’s firm with an executive officer of the Company. Based on a review of the Committee’s relationship with its compensation consultant and an assessment considering these six independence factors, the Committee has identified no conflicts of interest and confirmed the independence of Frederic W. Cook & Co.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2022, Mr. Dickson, Ms. Donohue, Ms. Gardner, Mr. Montoya, and Ms. Coleman Smith served on the Compensation and Management Development Committee of the Board of Directors. Ms. Gardner was previously an officer of the Company from 1999 to 2004. No member of the Committee, while serving on the Committee, was at any time during fiscal 2022 an officer or employee of the Company, and no member of the Committee had any

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relationship requiring disclosure under Item 404 of Regulation S-K. During fiscal 2022, none of our executive officers served on the board of directors or compensation committee of any company where one of that company’s executive officers served as one of our directors.

The Compensation and Management Development Committee’s charter is available at www.gapinc.com (follow the Investors, Governance links).

Governance and Sustainability Committee

Members: Robert J. Fisher (Chair) Amy Miles Mayo A. Shattuck III * Tracy Gardner served on the Governance and Sustainability Committee in 2022.

The Board’s Governance and Sustainability Committee is composed solely of independent directors.

This Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

•    The Company’s corporate governance matters, including the annual review of our Corporate Governance Guidelines.

•    The annual self-assessment of the Board, its committees and individual directors.

•    The identification and selection of director nominees.

•    Oversight of the Company’s programs, policies and practices relating to certain environmental, social and community, and governance issues and impacts to support the sustainable growth of the Company’s business.

•    Such other duties as directed by the Board of Directors.

The Governance and Sustainability Committee’s charter is available at www.gapinc.com (follow the Investors, Governance links).

Board and Committee Meetings in Fiscal 2022

The Board met 8 times during fiscal 2022. The following table lists the current members of each Board committee and the number of committee meetings held during fiscal 2022:

Name	Audit & Finance	Compensation & Management Development	Governance & Sustainability
Richard Dickson		●
Elisabeth B. Donohue		●
Robert J. Fisher			Chair
William S. Fisher
Tracy Gardner		Chair
Kathryn A. Hall	●
Amy Miles	Chair		●
Bob L. Martin
Chris O'Neill	●
Mayo A. Shattuck III	●		●
Salaam Coleman Smith		●
Number of Meetings	8	6	4

Directors are expected to attend all meetings of the Board and committees on which they sit. Each director attended at least 75% of the meetings of the Board and committees on which he or she served (held during the time that he or she served) in fiscal 2022. In addition, individual Board members often work together and with management outside of formal meetings.

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The independent directors are typically scheduled to meet without the presence of other directors during each regularly scheduled Board meeting. The Lead Independent Director organizes, manages and presides over sessions of the independent directors, and reports on outcomes of such sessions to the CEO, as appropriate.

Attendance of Directors at Annual Meetings of Shareholders

Our policy regarding attendance by directors at our Annual Meeting of Shareholders states that our Chair of the Board and committee chairs should attend and be available to answer questions at our Annual Meeting, if reasonably practicable. Our policy also encourages all other directors to attend. 9 of 10 of our then current directors who were nominated for reelection to the Board attended our 2022 Annual Meeting.

Stock Ownership Guidelines for Directors

We have adopted minimum stock ownership guidelines for our directors. Each non-management director should, within three years of joining the Board of Directors, hold stock (which includes deferred stock units) of the Company worth at least five times the annual base retainer then in effect. Management directors are required to own stock of the Company in accordance with our stock ownership requirements for executives, described in “Compensation Discussion and Analysis—Stock Ownership Requirements for Executive Officers / Hedging and Pledging Prohibitions.” All directors are either in compliance with our stock ownership guidelines or had remaining time and were on track to do so as of the date of this Proxy Statement.

Insider Trading Policy and Restrictions on Hedging and Pledging

Our Code of Business Conduct prohibits all Company employees from trading in the Company’s stock while in possession of material non-public information and from tipping others with that information. Additionally, our Securities Law Compliance Manual prohibits trading in the Company’s stock by all Company insiders, including directors, during designated blackout periods (which may be extended or invoked during unscheduled periods). All Company insiders must confirm by email that a blackout period is not in effect prior to trading. Members of the Senior Leadership Team, Finance Department Vice Presidents and above, all Chief Financial Officers and directors must also contact our Legal Department for trading clearance.

Our Securities Law Compliance Manual, which is applicable to all Company insiders, including our directors, employees at the Vice President level or above, and others who have access to Company-wide financial or sensitive non-public information, prohibits speculation in the Company’s stock, including short sales, hedging or publicly-traded option transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, all of which are prohibited. All Company officers subject to Rule 16a-1(f) of the Securities Exchange Act of 1934 and directors are also prohibited from holding the Company’s stock in a margin account as collateral for a margin loan or otherwise pledging Company stock as collateral.

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Compensation of Directors

Annual Retainers

The table below shows the annual retainers we paid to our non-employee directors in fiscal 2022 as well as the amounts payable for fiscal 2023 (which will remain the same).

FISCAL YEAR 2022 AND 2023 DIRECTOR CASH COMPENSATION(1)

	2022	2023
Annual Retainer	$90,000	$90,000
Annual Retainer for Committee Members
Audit and Finance Committee	16,000	16,000
Compensation and Management Development Committee	12,000	12,000
Governance and Sustainability Committee	10,000	10,000
Additional Annual Retainer for Committee Chairs
Audit and Finance Committee	25,000	25,000
Compensation and Management Development Committee	20,000	20,000
Governance and Sustainability Committee	15,000	15,000
Additional Annual Retainer for Chair of the Board(2)	200,000	200,000
Additional Annual Retainer for Lead Independent Director(3)	40,000	40,000

(1)	Non-employee directors who reside primarily outside of North America receive an additional fee of $2,000 for each trip to the United States for Board and/or committee meetings.
(2)

Not applicable to any director in fiscal 2022. Mr. Martin received compensation in fiscal 2022 for his roles as Executive Chair of the Board and since July 2022 as Interim CEO as set forth below and in the “2022 Summary Compensation Table” and related executive compensation tables.

(3)	Mr. Shattuck was appointed Lead Independent Director in May 2022.

Employee directors (which included Mr. Martin and Ms. Syngal in fiscal 2022) are not eligible to receive annual retainer fees and are not eligible to serve on committees. Mr. Martin’s and Ms. Syngal’s compensation for fiscal 2022 is set forth in the “2022 Summary Compensation Table” and related executive compensation tables. Information about Mr. Martin’s compensation as Executive Board Chair prior to his appointment as Interim CEO is described below.

EXECUTIVE BOARD CHAIR ROLE AND ADVISOR COMPENSATION

Prior to his appointment as Interim CEO in July 2022, in fiscal 2022, Mr. Martin was eligible to earn an annual base salary of $750,000 and an annual target bonus of 100% of base salary, based on the same financial metrics as our prior CEO, with a potential payout that could range from 0% to 200%, in connection with his service as Executive Chair of the Board and as an advisor to our prior CEO (for more information on the bonus program, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Bonus”). Prior to his appointment as Interim CEO, in fiscal 2022, Mr. Martin also received a grant of time-based restricted stock units with a grant value of approximately $3,000,000 in connection with his service as Executive Chair of the Board and as an advisor to our prior CEO, which restricted stock units will vest one year following the date of grant. Mr. Martin has agreed to hold and not sell or transfer any shares issued to him following the vesting of such restricted stock units for two years following the vesting date, except in the event he no longer provides services to the Company in any capacity (whether as an employee, director or consultant). The time-based vesting condition will accelerate if Mr. Martin is involuntarily terminated by the Company for reasons other than cause, or death or disability.

Mr. Martin’s compensation as Interim CEO is described in “Compensation Discussion and Analysis—CEO Compensation Summary,” the “2022 Summary Compensation Table” and related executive compensation tables.

Mr. Martin is not entitled to any compensation under our non-employee director compensation program while he serves in an executive capacity as either Executive Chair of the Board or Interim CEO.

www.gapinc.com

28	Compensation of Directors

Equity Compensation

Non-employee directors receive the following under our 2016 Long-Term Incentive Plan:

•	Each new non-employee director automatically receives stock units with an initial value of $170,000 based on the then-current fair market value of the Company’s common stock; and
•

Each continuing non-employee director automatically receives, on an annual basis, stock units with an initial value of $170,000 at the then-current fair market value of the Company’s common stock; provided that newly-appointed non-employee directors who were appointed after the Company’s last annual shareholders’ meeting will receive their first annual stock unit grant on a prorated basis based on the number of days that the director has served between his or her appointment and the date of the first annual stock unit grant.

The annual stock units granted to continuing non-employee directors following the Company’s annual shareholders’ meeting, as well as the initial grant made to any non-employee director who is first elected to the Board at the Company’s annual shareholders’ meeting, are granted on June 30 of each year; provided, however, that if the Company’s annual shareholders’ meeting takes place after June 30, then the related stock unit grants will be granted on the first business day following that meeting. All initial stock units granted to new non-employee directors who are appointed other than at the annual shareholders’ meeting are granted on the date of appointment. The number of stock units is rounded down to the nearest whole share. These stock units are fully-vested but are subject to a three-year deferral period. During the deferral period, the stock units earn dividend equivalents which are reinvested in additional units annually. Following the deferral period, shares in an amount equal in value to the stock units, including units acquired through dividend equivalent reinvestment, will be issued to each non-employee director unless a further deferral election has been made; provided, however, that shares and accumulated dividend equivalents will be issued immediately upon ceasing to be a director of the Company.

Expense Reimbursement and Other Benefits

We pay for or reimburse directors for approved educational seminars and for travel expenses related to attending Board, committee, and approved Company business meetings. Additionally, we provide non-employee directors access to office space and administrative support for Company business from time to time.

Directors and their spouses are eligible to receive discounts on our merchandise on terms similar to the Gap Inc. corporate employee merchandise discount policy.

Directors are eligible to participate in The Gap, Inc. Deferred Compensation Plan (“DCP”). Under the DCP, highly compensated employees, including executive officers, and non-employee directors may elect to defer receipt of certain eligible income. The DCP allows eligible employees to defer a percentage of their salary and bonus on a pre-tax basis, and allows non-employee directors to defer their retainers. The deferred amounts are indexed to reflect the performance of the participant’s choice of approved investment funds. Non-employee director deferrals are not matched, and above-market or preferential interest rate options are not available on deferred compensation.

Directors are eligible to participate in our Gift Match Program, which is available to all employees, under which we match contributions to eligible nonprofit organizations, up to certain annual limits. In calendar year 2022, the annual limit for directors (including our CEO) was $15,000 under the Gift Match Program.

2023 Proxy Statement

Compensation of Directors	29

Director Compensation Summary

The following table sets forth certain information regarding the compensation of our non-employee directors who served in fiscal 2022, which ended January 28, 2023.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Richard Dickson(5)	22,978	169,998	—	—	11,000	203,976
Elisabeth B. Donohue	102,000	108,513	—	—	—	210,513
John J. Fisher(6)	22,500	—	—	—	—	22,500
Robert J. Fisher	115,000	169,999	—	—	15,000	299,999
William S. Fisher	90,000	169,999	—	—	15,000	274,999
Tracy Gardner	124,500	169,999	—	—	—	294,499
Kathryn Hall	76,879	169,999	—	—	—	246,878
Amy Miles	138,500	169,999	—	—	15,000	323,499
Jorge P. Montoya(7)	25,500	—	—	—	31,702	57,202
Chris O'Neill	106,000	169,999	—	—	—	275,999
Mayo A. Shattuck III	146,000	169,999	—	—	—	315,999
Salaam Coleman Smith	102,000	169,999	—	—	15,000	286,999

(1)

Under applicable SEC rules, we have omitted Ms. Syngal and Mr. Martin, who each served as a director in fiscal 2022. Ms. Syngal was compensated as our CEO until her termination in July 2022 and received no additional compensation as a director. Ms. Syngal’s fiscal 2022 compensation is reported in the “2022 Summary Compensation Table” and related executive compensation tables. Mr. Martin was compensated as Executive Chair of the Board and since July 2022 as Interim CEO. Mr. Martin’s fiscal 2022 compensation is reported in the “2022 Summary Compensation Table” and related executive compensation tables.

(2)

For each of our non-employee directors, this column reflects the grant date fair value of fully-vested stock units granted in fiscal 2022 that are subject to a three-year deferral period, computed in accordance with FASB ASC 718. For the period during which the payment of these awards is deferred (see "Equity Compensation" above), they will earn dividend equivalents which are reinvested in additional units annually. Please refer to Note 11, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 14, 2023 for the relevant assumptions used to determine the valuation of our stock awards. None of our non-employee directors had outstanding unvested stock awards as of fiscal 2022 year-end.

(3)	No stock option awards were granted to our directors in fiscal 2022. None of our non-employee directors had outstanding stock option awards as of fiscal 2022 year-end.
(4)

Amounts in this column primarily consist of Company matching contributions under the Company’s Gift Match Program (see “Expense Reimbursement and Other Benefits” above). For Mr. Montoya, this amount reflects $12,500 in Company matching contributions under the Company’s Gift Match Program, $129 related to the incremental cost to the Company of spousal travel on the Company airplane, $15,000 related to his retirement gift and $3,793 in tax payments related to this gift, and $280 in tax payments related to the Company’s merchandise discount.

(5)	Mr. Dickson was appointed to the Board effective November 8, 2022.
(6)	Mr. Fisher did not stand for reelection at the 2022 Annual Meeting and resigned from the Board effective May 10, 2022.
(7)	Mr. Montoya did not stand for reelection at the 2022 Annual Meeting and resigned from the Board effective May 10, 2022.

www.gapinc.com

30	Proposal No. 2 – Ratification of Selection of Independent Registered Public Accounting Firm

Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on February 3, 2024. Deloitte & Touche LLP (or its predecessor firm) has been retained as our independent registered public accounting firm since 1976. If shareholders fail to ratify the selection of Deloitte & Touche LLP, the Audit and Finance Committee will reconsider the selection. If the selection of Deloitte & Touche LLP is approved, the Audit and Finance Committee, in its discretion, may still direct the appointment of a different independent auditing firm at any time and without shareholder approval if the Audit and Finance Committee believes that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors Recommends a Vote “FOR” the Selection of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal 2023.

Representatives of Deloitte & Touche LLP are expected to be present, available to make statements, and available to respond to appropriate shareholder questions at the 2023 Annual Meeting.

2023 Proxy Statement

Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm	31

Principal Accounting Firm Fees

The following table sets forth the aggregate fees paid and accrued by us for audit and other services for the fiscal years ended January 29, 2022 and January 28, 2023 that were provided by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively “Deloitte & Touche”).

FISCAL YEAR 2021 AND 2022 ACCOUNTING FEES

Fees (in thousands) (see notes below)	Fiscal Year 2021	Fiscal Year 2022
Audit Fees	$5,645	$5,829
Audit-Related Fees	390	1,057
Tax Fees	1,598	1,404
All Other Fees	652	744
Total	$8,285	$9,034

“Audit Fees” consists of fees for professional services rendered in connection with the integrated audit of our consolidated annual financial statements and internal controls over financial reporting, the review of our interim condensed consolidated financial statements included in quarterly reports, and the audits in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consists primarily of fees for professional services rendered in connection with certain audits, audit procedures required by store leases, and capital verification reports.

“Tax Fees” consists of fees billed for professional services rendered for tax compliance and tax advice. These services include assistance regarding federal, state and international tax compliance, and competent authority proceedings.

“All Other Fees” consists of Deloitte & Touche subscription fees and fees for non-audit services. In fiscal years 2021 and 2022, includes approximately $650,000 and $700,000, respectively, for permissible project consulting services.

The Audit and Finance Committee approves the terms, including compensation, of the engagement of our independent registered public accounting firm on an annual basis, and has a policy requiring pre-approval of all services performed by the firm. This policy requires that all services performed by Deloitte & Touche, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, with any such services reported to the entire Audit and Finance Committee at the next scheduled meeting. The Audit and Finance Committee pre-approved all services performed by the Company’s independent registered public accounting firm for fiscal years 2021 and 2022.

Rotation

The Audit and Finance Committee periodically reviews and evaluates the performance of Deloitte & Touche’s lead audit partner, oversees the required five-year rotation of the lead audit partner responsible for our audit, oversees the required seven-year rotation of other audit partners who are engaged on our audit and, through the Committee’s Chair as representative of the Audit and Finance Committee, reviews and considers the selection of the lead audit partner. In addition, the Audit and Finance Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. At this time, the Audit and Finance Committee and the Board believe that the continued retention of Deloitte & Touche to serve as our independent registered public accounting firm is in the best interests of the Company and our shareholders.

www.gapinc.com

32	Report of the Audit and Finance Committee

Report of the Audit and Finance Committee

The Audit and Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the adequacy of the Company’s internal controls, compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm and the performance of its audits, the performance of the Internal Audit function, enterprise risk management, oversight of the Company’s Corporate Compliance program, oversight of the Company’s Data Privacy and Cybersecurity programs, finance matters, and such other duties as directed by the Board of Directors. The Committee operates under a written charter adopted by the Board of Directors. The Committee is composed exclusively of directors who are independent under New York Stock Exchange listing standards and Securities and Exchange Commission rules.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 28, 2023 with the Company’s management. In addition, the Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable Public Company Accounting Oversight Board and Securities and Exchange Commission requirements.

The Committee has also received the communications, including written disclosures and the letter from Deloitte & Touche LLP, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and the Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 for filing with the Securities and Exchange Commission.

Amy Miles (Chair)

Kathryn A. Hall

Chris O’Neill

Mayo A. Shattuck III

Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.

2023 Proxy Statement

Proposal No. 3 — Advisory Vote on the Overall Compensation of The Gap, Inc.’s Named Executive Officers	33

Proposal No. 3 — Advisory Vote on the Overall Compensation of The Gap, Inc.’s Named Executive Officers

Pursuant to Section 14A of the Securities Exchange Act, the Company is providing shareholders with an annual advisory (non-binding) vote on the overall compensation of our named executive officers. Accordingly, the following resolution will be submitted for a shareholder vote at the 2023 Annual Meeting:

“RESOLVED, that the shareholders of The Gap, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative disclosure pursuant to Item 402 of Regulation S-K, set forth in this Proxy Statement for this Annual Meeting”.

The Board and the Compensation and Management Development Committee, which is comprised entirely of independent directors, will consider the outcome of the shareholders’ non-binding advisory vote when making future executive compensation decisions.

As described in detail under the section entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to provide the level of compensation necessary to attract and retain talented and experienced executives, and to motivate them to achieve short-term and long-term goals, thereby enhancing shareholder value and creating a successful company. We are committed to tie pay to performance and continue to believe our executive compensation program meets each of our compensation objectives. We also continue to put executive compensation to an annual advisory shareholder vote.

Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the accompanying compensation tables, and the related narrative disclosures, which more thoroughly discuss how our compensation policies and procedures implement our compensation philosophy. It is expected that the next advisory vote on the compensation of our named executive officers will occur at the 2024 Annual Meeting.

The Board of Directors Recommends a Vote “FOR” the Approval, on an Advisory Basis, of the Overall Compensation of the Company’s Named Executive Officers.

www.gapinc.com

34	Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the key elements of our executive compensation program and compensation decisions for our named executive officers, who we refer to in this section as our Executives. The Compensation and Management Development Committee of our Board of Directors, which we refer to in this section as the Compensation Committee or the Committee, oversees these programs and determines compensation for our Executives.

Introduction

In this Compensation Discussion and Analysis, we discuss the following:

Executive Summary	Page 34
Compensation Objectives	Page 42
Elements of Compensation	Page 42
Compensation Analysis Framework	Page 52

Executive Summary

2022 STRATEGIC OVERVIEW

2022 was a challenging year for much of the retail industry. While we made progress improving our inventory levels and inventory composition to meet changing consumer preferences, our fiscal 2022 results were negatively impacted by higher levels of promotional activity as well as macroeconomic challenges including global inflationary pressures and supply chain disruptions.

Despite the challenging year, we made progress on several strategic imperatives. As of the end of fiscal 2022, we have completed approximately 87% of our 350-store closure plan for the Gap and Banana Republic North America fleet and are on track to meet our closure plan by the end of fiscal 2023. Additionally, as part of our strategy to leverage partnerships to drive growth through a more capital efficient model, we completed the transition of Gap brand’s European operations in the United Kingdom, Ireland, France and Italy to a partnership model. We also completed the transition of our Old Navy Mexico operations to a partnership model, and signed agreements to transition our Gap Greater China operations to a partnership model. We believe these actions will drive continued global growth, recognition and relevance, while reducing overhead and operating expenses within international markets. In fiscal 2022, we also sold our distribution center in Rugby, England and signed agreements to sell our Athleta headquarters in San Francisco, with the sale closing in February 2023.

In fiscal 2022, the Company also began taking steps to drive long-term improvements across our business. These steps include reducing open and existing corporate roles, renegotiating our advertising agency contracts, reducing technology operating costs, and rationalizing digital investments. We believe these actions, which are continuing in 2023, will help transform our cost structure and improve overall efficiency so that we are well positioned for the long term.

2022 Business Performance

Net sales in fiscal 2022 were $15.6 billion, a decrease of 6% compared with fiscal 2021. Earnings before interest and taxes (“EBIT”) in fiscal 2022 were negative $69 million. Below are certain highlights of our brands’ fiscal 2022 performance.

•

Old Navy. Net sales decreased 9% and comp sales decreased 12% in fiscal 2022 compared to fiscal 2021. Old Navy sales in fiscal 2022 were negatively impacted by size and assortment imbalances and product acceptance issues in some key categories, as well as slowing demand stemming from the lower-income consumer throughout the year. Old Navy ended the year with cleaner inventories and was a key driver of inventory improvement in fiscal 2022.

•

Gap. Net sales decreased 7% and comp sales decreased 4% in fiscal 2022 compared to fiscal 2021. Gap brand sales in fiscal 2022 were negatively impacted by category mix and assortment imbalances. Gap brand exited fiscal 2022 with cleaner inventories and has begun to reinstate responsive capabilities to deliver more relevant product.

•

Banana Republic. Net sales increased 7% and comp sales increased 9% in fiscal 2022 compared to fiscal 2021. Banana Republic benefited from the shift in consumer preferences to occasion and work-based categories while realizing ongoing benefit from its brand relaunch.

2023 Proxy Statement

Compensation Discussion and Analysis	35

•

Athleta. Net sales increased 2% and comp sales decreased 5% in fiscal 2022 compared to fiscal 2021. While Athleta experienced softness consistent with the broader athleisure market and some product acceptance issues, we believe that the brand continues to resonate with consumers.

2022 LEADERSHIP CHANGES

Sonia Syngal, President and CEO of Gap Inc., and Nancy Green, President and CEO of Old Navy, were terminated without cause in light of our overall performance on July 29, 2022 and May 1, 2022, respectively. Horacio (Haio) Barbeito was appointed President and CEO of Old Navy in August 2022. Bob L. Martin, our Executive Board Chair, has been serving as Interim President and CEO (“Interim CEO”) since July 2022 while we search for a non-interim CEO.

2022 Executive Pay Highlights

In fiscal 2022, we continued to align pay delivery with performance and achievement of our strategic objectives. Certain highlights of our fiscal 2022 compensation program are discussed below.

•

Annual Cash Incentive Bonus. The Committee selected EBIT and net sales goals to drive our Executives’ focus on operating and top-line results, respectively, and Executives’ bonuses were based on an individualized weighted brand average or division performance to drive brand focus and success. The Committee established goals that it believed were rigorous yet attainable and which supported our strategic objectives. Financial performance against these goals in fiscal 2022 was generally below the threshold levels established by the Committee. Additionally, the Committee established a minimum performance requirement that needed to be achieved before determination and payment of any bonus. Because the minimum performance requirement was not achieved, no bonuses were paid to any of our Executives. Mr. Barbeito received a payment equal to his target annual bonus amount (on a prorated basis) as part of his new hire package to help recruit him from his former employer. We believe these outcomes generally reflect our continued commitment to pay for performance. Annual bonuses are discussed in more detail below under “Elements of Compensation—Annual Cash Incentive Bonus”.

•

Long-Term Incentives. Executives were generally granted a mix of Performance Restricted Stock Units (“PRSUs”), stock options and time-based restricted stock units. The Compensation Committee selected this mix to align incentive opportunities with an appropriate balance of performance-related risk. Measured by target grant value, 64% and 60% of long-term incentives granted during our usual annual grant cycle to our former CEO and other Executives, respectively, were granted in the form of PRSUs that require the achievement of performance goals. In addition, inclusive of stock options, 82% and 80% of long-term incentives granted during our usual annual grant cycle to our former CEO and other Executives, respectively, require either the achievement of performance goals, to promote sustained improvement in financial performance, or share price appreciation, to reward long-term value creation for shareholders. Due to the interim nature of the role, Mr. Martin is eligible to receive quarterly grants of time-based restricted stock units while serving as Interim CEO, which are described in more detail in “CEO Compensation Summary” below. Mr. Barbeito received an initial grant of time-based restricted stock units and PRSUs for the fiscal 2022-2024 cycle under our PRSU program to induce him to join the Company and to offset forfeited equity awards. Ms. Stangl received an additional grant of time-based restricted stock units and PRSUs for the fiscal 2022-2024 cycle under our PRSU program to position the retention value of her long-term incentives appropriately relative to other Executives and to create further alignment with shareholder interests. These awards are described in more detail in “Elements of Compensation—Long-Term Incentives” and “Other Compensation Actions” below.

•

PRSU Program. PRSUs comprised the largest single element of our Executives’ compensation by target grant value in fiscal 2022 (other than for Mr. Martin and Mr. Barbeito) and, since 2020, are earned under the PRSU program based on attainment of a three-year (or 2.5-year in the case of the fiscal 2020-2022 cycle) cumulative EBIT goal measured at the Gap Inc. level, with the final award payout modified based on relative total shareholder return, which measures our stock performance against the S&P Retail Select Index during the same three-year period. The Compensation Committee selected these goals to focus employees on the EBIT margin improvements outlined in our economic model, and believes they provide a meaningful incentive for our leadership team that aligns long-term incentive awards with shareholder returns. Mr. Breitbard, Ms. O’Connell and Ms. Stangl were eligible to participate in our PRSU program for the fiscal 2020-2022 cycle. However, no shares were earned for this cycle due to below threshold performance against the 2.5-year cumulative EBIT goal. Awards under our PRSU program granted to Ms. Syngal and Ms. Green for the fiscal 2020-2022, fiscal 2021-2023 and fiscal 2022-2024 cycles were canceled in connection with their terminations. Long-term incentives are discussed in more detail below under “Elements of Compensation—Long-Term Incentives.”

Payments made to Ms. Syngal and Ms. Green following their terminations in fiscal 2022 are described in more detail under “2022 Potential Payments Upon Termination–Post Termination Benefits".

www.gapinc.com

36	Compensation Discussion and Analysis

Named Executive Officers and Roles in Fiscal 2022

Bob L. Martin Interim President & Chief Executive Officer, Gap Inc.	Katrina O’Connell Executive Vice President & Chief Financial Officer, Gap Inc.	Horacio (Haio) Barbeito President & Chief Executive Officer, Old Navy	Mark Breitbard President & Chief Executive Officer, Gap Brand	Sandra Stangl President & Chief Executive Officer, Banana Republic

Additional Named Executive Officers in fiscal 2022 include Sonia Syngal, former President & CEO of Gap Inc., and Nancy Green, former President & CEO of Old Navy, who were terminated without cause in July and May 2022, respectively.

Listening to Our Shareholders

Say-on-Pay

98% Approval

At the 2022 Annual Meeting, shareholders were very supportive of the structure and philosophy of our pay program during fiscal 2021. We continued to set rigorous goals and align pay delivery with performance.

The Committee actively considers the ideas and concerns of our shareholders regarding executive compensation and the results of the advisory vote on executive compensation, commonly referred to as a Say-on-Pay vote, when assessing our compensation practices and policies.

A Say-on-Pay vote was presented to our shareholders at our 2022 Annual Meeting and approved by approximately 98% of shareholders present and voting thereon. In addition, on an annual basis, we engage directly with some of our largest shareholders as another means to gather their input and concerns, and management informs the Compensation Committee of any compensation-related feedback they receive. Prior to our 2022 Annual Meeting, we invited our top 25 shareholders (not including members of the Fisher family), representing approximately 45% of our outstanding ownership at that time, to engage in discussion with us on a variety of ESG-related matters including our executive compensation program. See “Corporate Governance–Shareholder Engagement” for more information on our shareholder outreach program.

Based on our shareholder discussions and feedback, we believe our shareholders continue to view our executive compensation program favorably. As a result, the Compensation Committee retained its general approach to executive compensation in fiscal 2022 and continued to apply the same pay-for-performance principles and philosophy as in prior fiscal years.

As in prior years, we continue to set rigorous incentive compensation goals and align pay delivery with performance and achievement of our strategic objectives. We also continue to put executive compensation to an annual advisory shareholder vote, and recommend that our shareholders vote this year to continue to hold an advisory vote on executive compensation every year.

2023 Proxy Statement

Compensation Discussion and Analysis	37

CEO Compensation Summary

In July 2022, Ms. Syngal was terminated without cause from the position of President & CEO of the Company. As a result of Ms. Syngal’s termination, all of her unvested stock options at the time of termination were canceled, and her unvested restricted stock units scheduled to vest on or after April 1, 2023 were canceled. In addition, her PRSUs for the fiscal 2020-2022, fiscal 2021-2023 and fiscal 2022-2024 cycles under our PRSU program were canceled. Ms. Syngal received separation benefits, as required under her post-termination benefits agreement, which are further described in “2022 Potential Payments Upon Termination”.

Bob L. Martin, our Executive Chairman, was appointed Interim CEO of the Company while we conduct a search for a successor to Ms. Syngal. In this role, Mr. Martin receives a monthly salary of $116,667 and a target bonus equal to 100% of salary based on a weighted brand average performance (which is further described in “Annual Cash Incentive Bonus–Financial Performance” below). He also receives $650,000 of time-based restricted stock units per month of service as Interim CEO, which is awarded in quarterly installments. In August 2022, Mr. Martin was granted time-based restricted stock units with a grant date value of $2,600,000, representing his equity award for Interim CEO service during July 2022 and the third quarter of fiscal 2022. In October 2022, Mr. Martin was granted time-based restricted stock units with a grant date value of $1,950,000, representing his equity award for Interim CEO service during the fourth quarter of fiscal 2022. These restricted stock units vest 100% on the first anniversary of the date of grant, given the short-term duration of the Interim CEO role and consistent with the equity awards Mr. Martin received for his service as Executive Chair. In determining Mr. Martin’s compensation for Interim CEO service, the Compensation Committee considered competitive compensation benchmarks for CEOs among the Company’s compensation peer group, our former CEO’s target compensation level, the interim nature of the role, and the lack of traditional CEO long-term incentives due to his interim status. The Compensation Committee also benchmarked Mr. Martin’s compensation for Interim CEO service to align his pay package with other interim chief executive officers to ensure alignment with market practice.

www.gapinc.com

38	Compensation Discussion and Analysis

Fiscal 2022 Compensation Mix

FORMER CEO TARGET COMPENSATION

This chart reflects target compensation for fiscal 2022 for Ms. Syngal, based on salary and bonus amounts as of April 1, 2022 and total target long-term incentive grant value. These percentages are targets only and will not match the percentages calculable from the Summary Compensation Table. Ms. Syngal was terminated in July 2022. In connection with her termination, Ms. Syngal became eligible to receive certain post-termination benefits which are described in more detail under “2022 Potential Payments Upon Termination–Post Termination Benefits".

AVERAGE EXECUTIVE TARGET COMPENSATION

This chart reflects the average target compensation for fiscal 2022 for Executives other than our former CEO, Ms. Syngal, our Interim CEO, Mr. Martin, and our President and CEO of Old Navy, Mr. Barbeito, based on salary and bonus amounts as of April 1, 2022 and total target long-term incentive grant value. These percentages are targets only and will not match the percentages calculable from the Summary Compensation Table. Ms. Green, who was an Executive in 2022, was terminated in May 2022. In connection with her termination, Ms. Green became eligible to receive certain post-termination benefits which are described in more detail under “2022 Potential Payments Upon Termination–Post Termination Benefits”.

2023 Proxy Statement

Compensation Discussion and Analysis	39

Key Elements of Compensation

The table below summarizes the key elements of our Executives’ compensation, which are further described below under “Elements of Compensation.”

Component	Description and Purpose
Base Salary	Comprises the smallest component of our Executives’ compensation and is set at levels to attract and retain top talent. See “Elements of Compensation—Base Salary” below.
Annual Cash Incentive Bonus

The annual cash incentive bonus is intended to incent the achievement and success of financial performance in our brands and align our Executives’ performance with our strategic objectives. In 2022, each Executive’s payout under the annual cash incentive bonus was weighted 50% based on the achievement of an individualized EBIT target and 50% based on the achievement of an individualized net sales target, which were used to measure a weighted brand average or division performance, depending on the Executive's scope of responsibility. Because the minimum performance requirement was not achieved in 2022, no Executives received a bonus. Mr. Barbeito received a payment equal to his target bonus amount (on a prorated basis) as part of his new hire package to help recruit him from his former employer. See “Elements of Compensation—Annual Cash Incentive Bonus” below.

Long-Term Incentives

Long-term incentives comprise the majority of our Executives’ compensation opportunity and are generally heavily weighted towards awards that require either the achievement of performance goals to promote sustained improvement in financial performance or share price appreciation to reward long-term value creation for shareholders. See “Elements of Compensation—Long-Term Incentives” below.

•  Measured by target grant value, PRSUs granted during our usual annual grant cycle in 2022 comprised 64% of long-term incentives for our former CEO and 60% for all other Executives and are earned based on the achievement of a cumulative Company EBIT goal over a three-year period, which is modified based on relative total shareholder return, measured against the S&P Retail Select Index, over the same three-year period. These goals were selected to focus Executives on the EBIT margin improvements outlined in our economic model and to align the awards with shareholder returns.

•  Measured by target grant value, stock options granted during our usual annual grant cycle in 2022 comprised 18% of long-term incentives for our former CEO and 20% for all other Executives. Stock options further align Executives with shareholder interests, as their value is only realized if our share price appreciates from the date of grant, and drive talent retention through a four-year service period.

•  Measured by target grant value, time-based restricted stock units granted during our usual annual grant cycle in 2022 comprised 18% of long-term incentives for our former CEO and 20% for all other Executives. Time-based restricted stock units drive talent retention through a four-year vesting period and shareholder alignment, as their value is tied to our share price. Given the short-term nature of the Interim CEO role and consistent with the equity awards he received for his service as Executive Chair, time-based restricted stock units with a one-year vesting period comprised 100% of Mr. Martin’s long-term incentives in fiscal 2022. Time-based restricted stock units granted to Mr. Barbeito vest 2/3 on the first anniversary and 1/3 on the second anniversary of the grant date, and were granted to induce him to join the Company and to offset forfeited equity awards.

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40	Compensation Discussion and Analysis

Compensation Governance

Overall, we believe that our fiscal 2022 executive compensation program met each of our compensation objectives described below and continues to demonstrate our strong commitment to pay-for-performance. The tables below highlight our key compensation practices – both the practices we believe support strong compensation governance principles and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

What We Do
Pay-for-Performance	✓	We tie pay to performance. Our executive compensation program is heavily weighted towards performance with limited perquisites.
Shareholder Alignment	✓	Our Executives’ PRSUs are earned in part based on relative total shareholder return, and their stock options require share price appreciation, both of which align Executives to shareholders.
Regular Compensation Review	✓

We annually review Executive compensation against peer group data as part of determining whether compensation opportunities remain appropriate, and we review the composition of our compensation peer group annually.

Recoupment/Clawback Policy	✓

Our Executive Compensation Recoupment Policy covers Executives in certain situations, including in the event of management misconduct or negligence resulting in material financial, reputational or other harm to the Company, or in certain circumstances involving a restatement. We will update this policy to comply with proposed NYSE listing requirements on executive compensation recoupment when they are finalized.

Culture of Stock Ownership	✓	We have executive stock ownership requirements that we review on a regular basis and revise as needed to ensure strong alignment of Executive and shareholder interests.
Annual Risk Assessment	✓	We conduct an annual risk assessment to determine whether we have incentive compensation arrangements for Executives that create potential material risk for the Company.
Independent Compensation Consultant	✓	The Committee has engaged an independent compensation consulting firm, Frederic W. Cook & Co., Inc. The firm reports directly to the Committee and does not provide any other services to the Company.
Maximum Award Amounts	✓	The Committee establishes maximum incentive compensation payouts with an appropriate balance between long-term and short-term objectives.
Annual Say-on-Pay Vote and Shareholder Outreach	✓

We hold an annual advisory vote and conduct regular shareholder outreach on our executive compensation program. We consider the results and feedback when assessing our executive compensation practices and policies.

Compensation Committee is Comprised of Only Independent Directors	✓	Pursuant to our Corporate Governance Guidelines, our Compensation Committee is comprised solely of independent directors.

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Compensation Discussion and Analysis	41

What We Don’t Do
No Employment Agreements with Long-Term Guarantees	ꭗ	We do not have employment contracts of defined length with our Executives with multi-year guarantees for base salary increases, bonuses or equity compensation.
No Golden Parachute Tax Gross-Ups	ꭗ	None of our Executives are entitled to tax gross-ups on “parachute payments” that would be provided upon a change in control.
No Repricing or Cash-Out of Underwater Stock Options	ꭗ	We have not repriced or cashed-out underwater stock options and we cannot do so without shareholder approval.
No Supplemental Executive Retirement Plan or Executive Pension Plan	ꭗ	We do not provide Executives with a supplemental retirement plan or a pension plan.
No Single-Trigger Change in Control Arrangements	ꭗ	We do not have arrangements that provide for single-trigger change in control benefits.
No Material Compensation Risk	ꭗ	We do not have incentive compensation arrangements for Executives that create potential material adverse risk for the Company, based on a risk assessment conducted by the Company annually.
No Dividends on Unearned or Unvested Equity Awards	ꭗ	We do not pay dividends on Executives’ unearned or unvested equity awards.
No Hedging	ꭗ	We prohibit Company employees at the level of Vice President and above, as well as other insiders, from engaging in any hedging or publicly traded derivative transactions in Company stock.
No Pledging	ꭗ	We prohibit Executives from pledging Company stock as collateral for a loan or for any other purpose.

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42	Compensation Discussion and Analysis

Compensation Objectives

Our fiscal 2022 compensation program is designed to align Executives’ total compensation with the short and long-term financial performance of the Company, our shareholders’ interests and our strategic objectives, while enabling us to attract and retain top talent. Specifically, the program is designed to:

•	Drive a performance-oriented culture;
•	Support our business by motivating and rewarding achievement of short and long-term financial and strategic objectives, as well as individual contributions;
•	Attract and retain top talent;
•	Link Executives’ rewards to shareholder returns and value creation; and
•	Promote a culture of executive stock ownership, aligning our Executives with our shareholders.

Our compensation program rewards Executives for the achievement of Company-wide and divisional financial and strategic objectives, for their individual contributions and for optimizing long-term returns to shareholders. Other than Mr. Martin, who has been serving in an interim role, and Mr. Barbeito, who joined the Company in fiscal 2022, the majority of each Executive’s total compensation opportunity requires achievement of performance goals or share price appreciation and is weighted toward incentive compensation tied to these objectives. In particular, the multi-year EBIT goal for Executives’ PRSUs that were granted in 2022 under our PRSU program is aligned to achieving the EBIT margin improvements outlined in our economic model. When we do not achieve targeted performance levels and/or our stock price does not appreciate, the total compensation that can be realized by our Executives is substantially reduced. In the case of performance-based awards, our Executives will not earn any performance-based incentive compensation if we do not reach threshold performance levels. When we exceed targeted performance levels and/or our stock price appreciates, the compensation that can be realized by our Executives may exceed target compensation levels subject to maximum payout caps established by the Committee. We believe that this is the most effective means of aligning executive pay with our financial and strategic goals and shareholders’ interests.

Elements of Compensation

The main elements of our fiscal 2022 executive compensation program were:

•	Base salary;
•	Annual cash incentive bonus;
•	Long-term incentives; and
•	Benefits and limited perquisites.

We include these elements in our executive compensation program because we believe each element supports the achievement of one or more of our compensation objectives described above, and that together they have been and will continue to be effective in this regard. The Compensation Committee determines the use and weight of each compensation element based on the importance of each compensation objective in supporting our business and talent strategies, and benchmarks them against similar executives at other companies in our peer group. Base salary represented 9% of potential compensation at target levels for our former CEO and on average represented 16% of potential compensation at target levels for our other Executives other than Mr. Martin and Mr. Barbeito in 2022, which demonstrates the emphasis we place on compensation that is performance-based and/or at-risk.

Base Salary

Base salaries are set at a level that the Committee believes will effectively attract and retain top talent, considering the factors described below under “Compensation Analysis Framework”. In addition, the Committee considers the impact of base salary changes on other compensation components (such as annual cash incentive bonus and long-term incentives) where applicable. The Committee reviews base salaries for Executives in the first fiscal quarter, and as needed throughout the year in connection with promotions or other changes in responsibilities.

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Compensation Discussion and Analysis	43

The table below summarizes base salaries during fiscal 2022, and any changes that occurred during the year.

Name	Base Salary on 1/30/2022	Base Salary on 1/28/2023	Comments
Bob L. Martin	$750,000	$1,400,000	Salary was increased in July 2022 when Mr. Martin was appointed as Interim CEO in light of expanded responsibilities.
Katrina O’Connell	$825,000	$875,000	Salary was increased in 2022 to improve competitiveness and to position Ms. O’Connell appropriately relative to internal and external benchmarks and after considering her individual performance.
Haio Barbeito	N/A	$1,000,000	Mr. Barbeito was hired in August 2022 and did not receive a pay increase in 2022.
Mark Breitbard	$1,100,000	$1,100,000	No change in 2022.
Sandra Stangl	$875,000	$900,000	Salary was increased in 2022 to improve competitiveness and to position Ms. Stangl appropriately relative to internal and external benchmarks and after considering her individual performance.

Former Executives
Sonia Syngal	$1,300,000	N/A

Ms. Syngal received a pay increase to $1,400,000 in April 2022 as part of our usual annual compensation review to improve competitiveness and to position her appropriately relative to internal and external benchmarks. Ms. Syngal was terminated in July 2022.

Nancy Green	$1,100,000	N/A	Ms. Green was terminated in May 2022 and did not receive a pay increase in 2022.

Annual Cash Incentive Bonus

Fiscal 2022 Annual Bonus

Our annual bonus program is intended to directly support our longer-term strategic objectives by focusing on driving sales and market share through revenue growth, while also delivering profitability and improving operating efficiency. In setting the fiscal 2022 annual bonus structure, the Compensation Committee considered our business and talent priorities, as well as the factors described below under “Compensation Analysis Framework.” We determined that there was a need to incent the achievement of our financial commitments to make progress against our strategic objectives in order to position us for long-term success. To support these goals, the Committee approved an annual cash incentive structure based solely on financial performance for the fiscal year. The Committee weighted 50% of the total opportunity on EBIT, given the importance of accountability for operating efficiency and results, and the remaining 50% was based on net sales to drive top-line focus and to promote continued market share growth. The Committee believes this weighting provides an appropriate balance between cost management and top line performance. Additionally, as discussed below, the Committee set a minimum performance requirement that needed to be achieved in order to fund any bonuses, which was not achieved and, as a result, no bonuses were paid to any of our Executives in 2022.

Under the fiscal 2022 annual bonus structure, EBIT and net sales were used to measure a weighted brand average or division performance, depending on the Executive's scope of responsibility, in both cases subject to potential adjustment for certain pre-established items that are unusual in nature or infrequently occur. To incent the focus on and the success of our brands, financial performance for Mr. Martin and Ms. O’Connell was based on the following weighted average of the brand attainments: 50% Old Navy, 25% Athleta, 15% Gap brand and 10% Banana Republic (collectively referred to in this Compensation Discussion and Analysis as the “Weighted Brand Average”). Financial performance for Mr. Barbeito, Mr. Breitbard and Ms. Stangl was based on the organizations they lead: 100% Old Navy, 100% Gap brand and 100% Banana Republic, respectively. Pursuant to their post-termination benefits agreements, Ms. Syngal and Ms. Green were entitled to receive a payment equal to their fiscal 2022 bonus based on actual financial results prorated for their time in position during the year. Financial performance for Ms. Syngal was based on the Weighted Brand Average and financial performance for Ms. Green was based 100% on Old Navy.

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44	Compensation Discussion and Analysis

The table below describes the target annual bonus and potential payout range for each Executive under the fiscal 2022 annual bonus structure.

Name	Brand Performance	Target Percentage of Base Salary	Potential Payout Range as a Percentage of Target
Bob L. Martin	Weighted Brand Average	100%	0 – 200%
Katrina O’Connell(1)	Weighted Brand Average	100/125%	0 – 200%
Haio Barbeito(2)	100% Old Navy	150%	0 – 200%
Mark Breitbard	100% Gap Brand	150%	0 – 200%
Sandra Stangl	100% Banana Republic	150%	0 – 200%

Former Executives
Sonia Syngal	Weighted Brand Average	175%	0 – 200%
Nancy Green	100% Old Navy	150%	0 – 200%

(1)

Ms. O’Connell’s target annual cash incentive bonus opportunity was increased in 2022 to improve competitiveness and to position her appropriately relative to internal and external benchmarks and after considering her individual performance. The two percentages reflect Ms. O’Connell’s prior and current bonus targets, respectively.

(2)	Pursuant to his new hire package and to help recruit him from his former employer, Mr. Barbeito was guaranteed to receive a payment equal to at least his prorated target annual bonus amount.

Bonus payments are made under the Executive Management Incentive Compensation Award Plan (the “Executive MICAP”). Pursuant to the plan, the Committee continues to set a minimum performance requirement that needs to be achieved before determination and payment of any bonus. Satisfaction of the minimum performance requirement results in the funding of the maximum bonus that could be paid to each Executive being established, and the Committee then applies negative discretion as needed to determine actual payouts to each Executive based on performance against pre-established financial goals and individual performance. The minimum performance requirement the Committee established in 2022 was positive net income, subject to certain adjustments. The Committee determined that the minimum performance requirement was not achieved in 2022. Because the minimum performance requirement was not achieved, no bonuses were paid to any of our Executives. Mr. Barbeito received a payment equal to his target bonus amount (on a prorated basis) as part of his new hire package to help recruit him from his former employer.

Financial Performance

Although the minimum performance requirement under the Executive MICAP was not achieved, this section is included to demonstrate actual achievement of the financial goals set by the Compensation Committee under the fiscal 2022 annual bonus structure, which we believe illustrates our commitment to pay for performance. The Compensation Committee approved threshold, target and maximum financial performance goals for fiscal 2022 and determined that payouts would be made only if threshold performance was achieved.

Financial performance against EBIT and net sales goals in fiscal 2022 was generally below the threshold levels established by the Committee at the beginning of the year. The following tables show fiscal 2022 EBIT and net sales goals expressed as a percentage of fiscal 2021 actual results. EBIT was calculated as net sales less (i) cost of goods sold and occupancy expenses and (ii) operating expenses. The Committee set these goals for fiscal 2022 at what it considered to be rigorous yet attainable levels to provide a meaningful incentive for Executives to improve performance in light of our expected performance at the time they were established. Also shown below are the actual weighted percentages achieved expressed as a percentage of fiscal 2021 actual results, after adjustments to exclude items that were not considered when the goals were set, which included restructuring costs, government-mandated full day store closures, the transitions to a partnership model in Europe and Mexico, inventory write-offs related to store closures in Ukraine and Russia, ceased shipments to Russia, and asset impairments related to the termination of the Yeezy Gap partnership. No additional adjustments to the results were made other than the neutralization of foreign exchange rate fluctuations.

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Compensation Discussion and Analysis	45

	2022 EBIT Goals as a Percentage of Fiscal 2021 Actual EBIT			Actual Fiscal 2022 Percentage Achieved After Adjustments
Division	Threshold	Target	Maximum	EBIT
Old Navy	93.0%	108.0%	124.5%	N/A
Athleta	102.2%	119.2%	131.3%	25.9%
Banana Republic	3713.8%	4805.9%	5768.3%	2129.0%
Gap Brand	N/A	N/A	N/A	N/A

•	Percentages are not shown where the numerator or denominator was below zero, as the earnings growth calculation does not reflect a meaningful result.
•	Mr. Martin’s, Ms. O’Connell’s and Ms. Syngal’s bonuses were based on the Weighted Brand Average.
•	Mr. Barbeito’s and Ms. Green’s bonuses were based on 100% Old Navy. Mr. Breitbard’s bonus was based on 100% Gap brand. Ms. Stangl’s bonus was based on 100% Banana Republic.

	2022 Net Sales Goals as a Percentage of Fiscal 2021 Actual Net Sales			Actual Fiscal 2022 Percentage Achieved After Adjustments
Division	Threshold	Target	Maximum	Net Sales
Old Navy	104.4%	107.7%	110.9%	91.4%
Athleta	119.0%	122.7%	126.3%	102.4%
Banana Republic	107.5%	110.8%	114.1%	108.1%
Gap Brand	104.3%	107.6%	110.8%	95.4%

•	Mr. Martin’s, Ms. O’Connell’s and Ms. Syngal’s bonuses were based on the Weighted Brand Average.
•	Mr. Barbeito’s and Ms. Green’s bonuses were based on 100% Old Navy. Mr. Breitbard’s bonus was based on 100% Gap brand. Ms. Stangl’s bonus was based on 100% Banana Republic.

Individual Performance Adjustment

Subject to the achievement of the minimum performance requirement and the achievement of threshold financial goals, prior to determining the final bonus payout, if any, for each Executive, individual performance is assessed to determine if an adjustment is warranted. The CEO makes recommendations to the Committee for adjustments, if any, for Executives that report to the CEO, and the Committee decides whether any adjustment is warranted for the CEO in a private session without the CEO present. In assessing each Executive’s individual performance, any additional initiatives outside those described above, challenges that the Executive faced over the course of the year, and financial performance are considered in determining final payouts. Our bonus program allows the Committee to assess Executives’ individual performance, including whether Executives demonstrated our “Words to Live By,” which are eight behaviors that reinforce our Company culture. In particular, “Champion Inclusion” and “Do the Right Thing” are aligned to our commitments on equality and belonging and environmental, social and governance. No Executive received an individual performance adjustment in 2022 as the minimum performance requirement under the Executive MICAP was not achieved.

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46	Compensation Discussion and Analysis

Actual Bonuses

The calculation of bonuses when the minimum performance requirement is achieved is generally as follows. However, because the minimum performance requirement was not achieved, no bonuses were paid to any of our Executives.

Long-Term Incentives

Overview

We believe that stock-based long-term incentives align executive compensation with our Company’s financial performance and shareholder returns. Long-term incentives have typically consisted of PRSUs, stock options and/or time-based restricted stock units. Inclusive of stock options, between 80% and 82% of long-term incentive value for our Executives (other than Mr. Martin, who has been serving in an interim role, and Mr. Barbeito, who joined the Company in fiscal 2022) requires either the achievement of performance goals, to promote sustained improvement in financial performance, or share price appreciation, to reward long-term value creation for shareholders, and the remainder is time-based.

The following table shows the fiscal 2022 total target long-term incentive grant value for our Executives who received a grant in the spring of 2022 during our usual annual grant cycle and, for Ms. Stangl, that she received in September 2022. Mr. Martin, who has been serving in an interim role since July 2022 while we search for a non-interim CEO, and Mr. Barbeito, who joined the Company in August 2022, are excluded from the table below as their fiscal 2022 long-term incentives are not indicative of our usual grant practices.

As discussed above under “CEO Compensation Summary,” Mr. Martin receives $650,000 of time-based restricted stock units per month of service as Interim CEO, which is awarded in quarterly installments that vest 100% on the first anniversary of the date of grant, given the short-term duration of the Interim CEO role and consistent with the equity awards Mr. Martin received for his service as Executive Chair. As discussed below under “Other Compensation Actions,” Mr. Barbeito received an initial time-based restricted stock unit grant covering 393,258 shares and 224,719 PRSUs for the fiscal 2022-2024 cycle under our PRSU program to induce him to join the Company and to offset forfeited equity awards. The time-based restricted stock units vest based on continued service at a rate of 2/3 on the first anniversary of the grant date and 1/3 on the second anniversary of the grant date. The PRSUs awarded to Mr. Barbeito are subject to the same performance and vesting conditions as the fiscal 2022-2024 PRSUs granted to other Executives as described below. Mr. Barbeito’s long-term incentives in future years will align with our other Executives.

In July 2022, Ms. Syngal was terminated from the position of President & CEO of the Company. As a result of Ms. Syngal’s termination, all of her unvested stock options at the time of termination were canceled, and her unvested restricted stock units scheduled to vest on or after April 1, 2023 were canceled. In May 2022, Ms. Green was terminated from the position of President and CEO of Old Navy. As a result of Ms. Green’s termination, her unvested stock options outstanding for less than one year at the time of termination were canceled, and her unvested restricted stock units scheduled to vest on or after April 1, 2023 and which were outstanding for less than one year at the time of termination, were canceled. In addition, their PRSUs for the fiscal 2020-2022, fiscal 2021-2023 and fiscal 2022-2024 cycles under our PRSU program were canceled.

Name	Fiscal 2022 Total Target Long-Term Incentive Grant Value
Katrina O’Connell	$3,500,000
Mark Breitbard	$3,500,000
Sandra Stangl	$4,000,000

Former Executives
Sonia Syngal	$11,000,000
Nancy Green	$4,500,000

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EQUITY AWARD MIX

For fiscal 2022, the equity award mix for our usual annual grant cycle chosen by the Committee and measured by target grant value consisted of 64% PRSUs, 18% stock options and 18% time-based restricted stock units for our former CEO and 60% PRSUs, 20% stock options and 20% time-based restricted stock units for all other Executives. The mix was selected by the Committee to align incentive opportunities with an appropriate level of performance-related risk. The mix also ensured that more than half of the regular annual long-term incentive grant value for our Executives who received an award at the time was in the form of PRSUs for performance-based long-term pay delivery and shareholder value alignment.

Shares granted were based on the 20-trading day simple average of our closing stock price prior to the grant date. The table below summarizes each long-term incentive award.

Long-Term Incentive Award	Mechanics	Objectives
PRSUs

•  64% of the long-term incentive target grant value for our former CEO and 60% for all other Executives during our usual annual grant cycle.

•  Grants are earned after a three-year performance period with 50% of shares delivered after year three and 50% one year later.

•  Measure: Three-year cumulative Gap Inc. EBIT (awards earned at 0% – 250% of target prior to being modified).

•  Modifier: Relative Total Shareholder Return

   (TSR) vs. S&P Retail Select Index (awards modified up or down by 20%, for a total potential payout of 0% – 300% of target).

•  Long-term EBIT goals in the PRSUs focus on the importance of long-term operating performance within the Executive's control and accountability and are aligned to the EBIT margin improvements outlined in our economic model.

•  TSR provides an external metric that aligns Executives’ pay to shareholder returns relative to a peer index.

•  The goals and time horizon differ from the annual bonus plan that focuses on brand EBIT and net sales goals, and provide a focus on sustained company-wide achievement over a multi-year period.

Stock Options	• 18% of the long-term incentive target grant value for our former CEO and 20% for all other Executives during our usual annual grant cycle. • Time-based. • Vesting 25% per year over four years.

• Align Executives with shareholder interests, as the value from the option is only realized if our share price appreciates from the date of grant, and drives talent retention through a four-year service period.

Time-Based Restricted Stock Units

•  18% of the long-term incentive target grant value for our former CEO and 20% for all other Executives during our usual annual grant cycle, and 100% of the long-term incentive target grant value for Mr. Martin.

•  Time-based.

•  Vesting 25% per year over four years (other than Mr. Martin and Mr. Barbeito).

•  Drives talent retention through a four-year service period and shareholder alignment as their value is tied to our share price.

•  Mr. Martin’s restricted stock units vest 100% on the first anniversary of the grant date, given the short-term duration of the Interim CEO role and consistent with the equity awards Mr. Martin received for his service as Executive Chair.

•  Mr. Barbeito’s restricted stock units vest 2/3 on the first anniversary and 1/3 on the second anniversary of the grant date, and were granted to induce him to join the Company and to offset forfeited equity awards.

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48	Compensation Discussion and Analysis

It has been our practice to grant long-term incentives to Executives on an annual basis, usually in the first quarter of each fiscal year. This timing was selected because it follows the release of our annual financial results for the prior year and completion of annual compensation reviews. We also grant long-term incentives on other dates to newly hired executives and periodically in connection with promotions or to improve competitiveness and to position Executives appropriately to benchmarks. Grants are typically approved by the Committee at a meeting and are effective on the meeting date. However, the effective grant date for new hires is no earlier than their first day of employment. Stock-based awards are granted under our 2016 Long-Term Incentive Plan, which was last amended and approved by our shareholders in 2021. We recommend that our shareholders vote this year to approve the amendment and restatement of the 2016 Long-Term Incentive Plan, which we consider to be a vital element of our employee compensation program. See “Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan” for more information.

In determining the fiscal 2022 long-term incentive structure and award amounts, the Committee considered the factors described below under “Compensation Analysis Framework,” including a review of market data for comparable positions and each individual’s accumulated vested and unvested awards, current and potential realizable value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between Executives and in relation to other compensation elements, shareholder dilution and accounting expense.

PRSUs

PRSUs are intended to promote sustained improvement in financial performance and long-term value creation for shareholders. Additionally, they represent full-value shares of our stock to drive performance, promote retention and foster a long-term shareholder ownership perspective. In general, we believe the grant or vesting of a significant percentage of full-value shares for Executives should be based on performance against long-term objectives. Therefore, in fiscal 2022, 64% and 60% of the long-term incentive target grant value during our usual annual grant cycle was granted in PRSUs to our former CEO and all other Executives, respectively. The PRSUs received by our Executives are described in more detail in "2022 Grants of Plan-Based Awards."

PRSUs granted to Executives typically vest at a rate of 50% at the end of the performance period, generally subject to continued service through the date the Committee determines the number of shares that are earned, if any, and 50% on the one-year anniversary of the determination date based on continued service with the Company. Vesting is generally accelerated upon death, disability or retirement (if retirement-eligible) if the awards are granted at least one year from the event and any performance conditions have been previously satisfied. Additional circumstances under which vesting of long-term incentives may be accelerated are described in "2022 Potential Payments Upon Termination."

FISCAL 2022-2024 PRSU Program

Executives are currently eligible to earn PRSUs under our PRSU program. The key features of the PRSU program are described below:

•

Each Executive other than Mr. Martin was eligible to receive an award. PRSUs were granted during our usual annual grant cycle in March 2022, and in August and September 2022 to Mr. Barbeito and Ms. Stangl, respectively. PRSUs give the Executive the right to receive shares of our stock based on achievement against performance goals during a specified three-year performance period, subject to certain service requirements. Actual shares paid out, if any, will vary based on achievement of the performance goals. When establishing the three-year cumulative EBIT target, the Committee set a target level of performance they considered to be rigorous yet attainable in order to provide a meaningful incentive for Executives in light of our expected performance at the time the target was established. EBIT is calculated as net sales less (i) cost of goods sold and occupancy expenses and (ii) operating expenses.

•

The number of actual shares that an Executive may earn after the end of the performance period is based on the attainment of a three-year cumulative EBIT goal measured at the Gap Inc. level. The award is then modified based on relative total shareholder return, which measures our stock performance against the S&P Retail Select Index during the same three-year period. The potential payout range as a percentage of the target award based on the three-year EBIT goal attainment is 0% to 250%. The award will then be modified up or down by up to 20% (for a total opportunity of 0% to 300% of target) based on the level of relative total shareholder return performance.

•

50% of the award is payable at the end of the three-year performance period, generally subject to continued service with the Company through the date that the Committee determines the number of shares that are earned, if any, and the remaining 50% will vest on the one-year anniversary of such determination date based on continued service with the Company.

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The table below describes the potential payout range as a percentage of the target award for PRSUs granted in fiscal 2022 (for the fiscal 2022-2024 performance period). The target number of shares was determined using the 20-trading day simple average of our closing stock price prior to the grant date and the applicable PRSU target grant value. The PRSU grants represent only an opportunity to earn actual shares of our stock for achievement of performance goals over the performance period. The associated amount listed in the “2022 Summary Compensation Table” under Stock Awards is the grant date fair value for accounting purposes, which is the required disclosure under SEC rules, and is not necessarily the compensation that will be actually realized by each Executive and also differs from the intended target value at grant. All payments are made in shares at vesting and dividends are not paid on unvested shares. Ms. Syngal and Ms. Green were terminated from the Company in July 2022 and May 2022, respectively, and as a result their PRSUs for the fiscal 2020-2022, fiscal 2021-2023 and fiscal 2022-2024 cycles under our PRSU program, including the shares listed in the table below, were canceled.

	Fiscal 2022-2024 PRSU Award Potential Payout
Name	Target Value	Target Number of Performance Shares	Potential Payout Range as Percentage of Target Shares
Katrina O’Connell	$2,100,000	144,429	0 – 300%
Haio Barbeito	$2,000,000	224,719	0 – 300%
Mark Breitbard	$2,100,000	144,429	0 – 300%
Sandra Stangl	$2,400,000	191,981	0 – 300%

Former Executives
Sonia Syngal	$7,040,000	484,181	0 – 300%
Nancy Green	$2,700,000	185,694	0 – 300%

•

Target value represents the approximate value of the target shares when granted. The target value at grant differs from the Summary Compensation Table (SCT) value because the PRSU value in the SCT represents the fair value for accounting purposes. Long-term incentives were granted in March 2022 as part of our usual annual grant cycle to Ms. O’Connell, Mr. Breitbard, Ms. Stangl, Ms. Syngal and Ms. Green. Long-term incentives were granted in August 2022 to Mr. Barbeito pursuant to his new hire package. Additional long-term incentives were granted to Ms. Stangl in September 2022.

•	Pursuant to his new hire package and to help recruit him from his former employer, Mr. Barbeito received an initial award of 224,719 PRSUs for the fiscal 2022-2024 cycle under our PRSU program.
•	In connection with their terminations, PRSUs granted to Ms. Syngal and Ms. Green for the fiscal 2022-2024 cycle under our PRSU program were canceled.

The following table shows the potential award modification based on the level of relative total shareholder return performance. Gap Inc. total shareholder return will be compared to the total shareholder return of the companies comprising the S&P Retail Select Index. Payouts between the 25th and 75th percentiles are interpolated.

Percentile Rank	PRSU Modifier Payout
75th Percentile or Higher	120%
50th Percentile	100%
25th Percentile or Lower	80%

FISCAL 2020-2022 PRSU CYCLE

The following table shows the annualized fiscal 2020-2022 cumulative EBIT goal expressed as a percentage of 2019 actual results. Although the cumulative EBIT goal is not assessed on an annual basis, the table below shows the annualized fiscal 2020-2022 EBIT goal relative to the most recently completed fiscal year prior to the performance cycle in order to provide a meaningful comparison of the EBIT goal against prior performance. The Committee set this goal at what it considered to be a rigorous yet attainable level to provide a meaningful incentive for Executives to improve performance in light of our expected performance at the time it was established. Also shown below is the actual percentage achieved expressed as a percentage of fiscal 2019 actual results, after adjustments to exclude items that were not considered when the goals were set, which included restructuring costs, government-mandated full day store closures, the transitions to a partnership model in Europe and Mexico, inventory write-offs related to store closures in Ukraine and Russia, ceased shipments to Russia, and asset impairments related to the termination of the Yeezy Gap partnership. No additional adjustments to the results were made other than the neutralization of foreign exchange rate fluctuations.

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50	Compensation Discussion and Analysis

	Annualized Fiscal 2020-2022 Cumulative EBIT Goal as a Percentage of Fiscal 2019 Actual EBIT			Actual 2020-2022 Percentage Achieved After Adjustments(2)
	Threshold	Target	Maximum	Actual
Gap Inc. Fiscal 2020-2022 Cumulative EBIT(1)	94.3%	106.3%	125.3%	N/A

(1)

Due to the COVID-19 pandemic and to ensure meaningful goals were set, goal setting for the fiscal 2020-2022 cycle was delayed until August 2020 and 2.5-year goals were set for the second half of fiscal 2020 through the fiscal 2022 performance period.

(2)	Percentages are not shown where the numerator or denominator was below zero, as the earnings growth calculation does not reflect a meaningful result.

The following table shows the actual achievement levels and actual PRSUs earned for the completed fiscal 2020-2022 cycle under our PRSU program for Ms. O’Connell, Mr. Breitbard and Ms. Stangl. None earned shares for the cycle based on below threshold performance against the fiscal 2020-2022 cumulative EBIT goal. In connection with their terminations, PRSUs granted to Ms. Syngal and Ms. Green for the fiscal 2020-2022 cycle under our PRSU program were canceled and they are accordingly excluded from the table below.

	Fiscal 2020 - 2022 Cycle PRSU Achievement
Name	Target Shares	Actual 2020-2022 Percentage Achieved	Actual Relative TSR Modifier	Actual Percentage Achieved(1)	Actual Shares Earned(2)
Katrina O’Connell	238,853	0%	87%	0%	0
Mark Breitbard	420,382	0%	87%	0%	0
Sandra Stangl	17,207	0%	87%	0%	0

(1)	"Actual Percentage Achieved" is rounded for presentation and is the fiscal 2020-2022 actual cumulative EBIT percentage achieved, decreased by the actual relative TSR modifier.
(2)	"Actual Shares Earned" is the product of the target shares and the actual percentage achieved.

Stock Options

In fiscal 2022, 18% and 20% of the long-term incentive target grant value during our usual annual grant cycle was granted in stock options to our former CEO and all other Executives, respectively. We believe stock options are performance-based compensation that focus Executives on managing the Company from the long-term perspective of a shareholder. Stock options provide value to the recipient only if the price of our stock appreciates from the date of grant. All stock options granted to Executives during fiscal 2022 had an exercise price equal to 100% of the closing price of our stock on the date of grant. The stock option grants received by our Executives are described in more detail in "2022 Grants of Plan-Based Awards."

Stock options granted to Executives typically vest based on continued service at a rate of 25% annually beginning one year from the grant date, which we have determined helps support our talent retention objectives. Stock options are typically granted with a maximum term of ten years, and vested options are normally exercisable until the earlier of the expiration date or three months following employment termination. Vesting is generally accelerated upon death, disability or retirement (if retirement-eligible) if the stock options are granted at least one year prior to the event. Additional circumstances under which vesting of long-term incentives may be accelerated are described in "2022 Potential Payments Upon Termination."

Time-Based Restricted Stock Units

Time-based restricted stock units represent full-value shares of our stock to drive performance, promote retention and foster a long-term shareholder ownership perspective. Unlike stock options, full-value share awards, in combination with our stock ownership requirements, subject Executives to the same stock price fluctuations experienced by shareholders but still encourage retention if our stock price does not appreciate, and help to focus Executives on sustaining the value of the Company. In fiscal 2022, 18% and 20% of the long-term incentive target grant value during our usual annual grant cycle was granted in time-based restricted stock units to our former CEO and all other Executives, respectively. Time-based restricted stock units comprised 100% of Mr. Martin’s long-term incentive target grant value in fiscal 2022. The time-based restricted stock unit grants received by our Executives are described in more detail in "2022 Grants of Plan-Based Awards."

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Compensation Discussion and Analysis	51

Time-based restricted stock units granted to Executives typically vest based on continued service at a rate of 25% annually beginning one year from the grant date. Mr. Martin’s time-based restricted stock units vest 100% on their respective grant date anniversaries, given the short-term duration of the Interim CEO role and consistent with the equity awards Mr. Martin received for his service as Executive Chair. Mr. Barbeito’s time-based restricted stock units vest 2/3 on the first anniversary and 1/3 on the second anniversary of the grant date, and were granted to induce him to join the Company and to offset forfeited equity awards. Executives generally must be employed on the vesting date or awards are forfeited. Vesting is generally accelerated upon death, disability or retirement (if retirement-eligible) if the awards are granted at least one year from the event. Additional circumstances under which vesting of long-term incentives may be accelerated are described in "2022 Potential Payments Upon Termination."

Other Compensation Actions

In addition to her usual annual grant in March 2022, Ms. Stangl received a time-based restricted stock unit grant of 59,212 shares and a PRSU grant for the fiscal 2022-2024 cycle under our PRSU program of 88,818 shares in September 2022 to position the retention value of her long-term incentives appropriately relative to other Executives and to create further alignment with shareholder interests.

Mr. Barbeito received a $2,375,000 signing bonus to recruit him from his prior employer and to offset compensation from his prior employer that was forfeited as a result of his departure. The bonus is repayable in full to the Company in the case of a voluntary termination or termination for cause within one year of his hire date, and half must be repaid should such a termination occur between one and two years from his hire date. Accordingly, the signing bonus will be reflected in the Summary Compensation Tables in future years when the performance condition is satisfied. Mr. Barbeito also received an initial time-based restricted stock unit grant covering 393,258 shares and 224,719 PRSUs for the fiscal 2022-2024 cycle under our PRSU program to induce him to join the Company and to offset forfeited equity awards. The time-based restricted stock units vest based on continued service at a rate of 2/3 on the first anniversary and 1/3 on the second anniversary of the grant date. The PRSUs awarded to Mr. Barbeito are subject to the same performance and vesting conditions as the fiscal 2022-2024 PRSUs granted to other Executives as described above. In addition, Mr. Barbeito received a payment equal to his target annual bonus amount (on a prorated basis) as part of his new hire package to help recruit him from his former employer.

Benefits and Perquisites

Executives generally are eligible for the same health and welfare plans as other full-time Gap Inc. employees, including medical, dental, life and disability insurance, and retirement plans. Although not a significant part of total compensation, we also provide limited additional benefits and perquisites to our Executives, which we believe are reasonable and consistent with our overall compensation objectives. These perquisites and benefits include financial counseling services, to help Executives concentrate on their responsibilities while supporting financial wellness and managing more complex financial planning requirements; participation in a deferred compensation plan that is offered to all highly compensated employees, as a means to help Executives meet their retirement savings goals; and matching charitable donations, up to certain annual limits, which are available to all employees given the value that we place on supporting communities. In fiscal 2022, for Ms. Syngal, our former CEO, we allowed limited personal use of a Company airplane at an amount not to exceed $150,000 per year based on the incremental cost to the Company to provide a safer and efficient way for Ms. Syngal to manage travel and time commitments.

The value of the benefits and perquisites received by our Executives are described in more detail in the footnotes to the “2022 Summary Compensation Table.”

Stock Ownership Requirements for Executive Officers / Hedging and Pledging Prohibitions

We have minimum stock ownership requirements for certain executive positions to more closely link executive and shareholder interests, to balance potential rewards and risks, and to encourage a long-term perspective in managing the Company. Each covered executive has five years from the date of his or her appointment to reach the requirement.

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52	Compensation Discussion and Analysis

All covered Executives had either met the shares requirement in the table below or had remaining time and were on track to do so as of the date of this Proxy Statement.

Requirements (shares)
CEO, Gap Inc.	300,000
Brand President & CEO	75,000
Corporate Executive Vice President	40,000

Covered executives not yet meeting the requirement must retain 50% of their after-tax shares acquired through our stock compensation programs until the requirement is reached.

For purposes of determining stock ownership levels, in addition to shares held directly, certain forms of equity interests in the Company count towards the stock ownership requirement, including time-based restricted stock units (vested or unvested). Unvested PRSUs and unexercised stock options do not count towards the stock ownership requirement.

Our insider trading policy applicable to Company officers prohibits speculation in our stock, including short sales, hedging or publicly traded option transactions. We also prohibit Executives from pledging Company stock as collateral for a loan or for any other purpose. Our hedging policy is described in more detail in "Corporate Governance—Insider Trading Policy and Restrictions on Hedging and Pledging."

Termination Payments

Various agreements, as described in more detail in "2022 Potential Payments Upon Termination," provide for severance benefits in the event of certain terminations of employment for certain of our Executives. These benefits were selected considering competitive conditions and customary practices at the time of their implementation. We have no severance arrangements specific to a change in control. Ms. Syngal was terminated without cause from the position of President and CEO of the Company in July 2022 and Ms. Green was terminated without cause from the position of President and CEO of Old Navy in May 2022. As a result, the severance benefits detailed in "2022 Potential Payments Upon Termination" were provided to them in accordance with their respective post-termination benefits agreements.

Compensation Analysis Framework

The Compensation Committee reviews executive compensation at least annually. The Committee approaches executive compensation as part of the overall strategic framework for total rewards at the Company. This framework applies to all employees at the Company and reflects our global rewards principles, which include:

•	Sharing in the success of the Company;
•	Rewarding for performance; and
•	Being fair and equitable.

The Committee reviews base salary, annual incentives, long-term incentives, benefits and perquisites, both individually and as part of the total compensation package.

The Compensation Committee also uses compensation data covering other peer companies to support its analysis. The Committee selected a broad spectrum of retail companies presented by Pay Governance LLC for purposes of comparing market compensation levels because we have both recruited from and lost executive talent to this industry in the past, and to ensure appropriate scope and complexity relative to the Company. These companies were selected based upon their strong brand recognition and global presence, omnichannel strategies, complexity of operations with multiple brand businesses, and comparable financial and valuation characteristics. Because the size of companies in our peer group varies considerably, regression analysis is used where appropriate to adjust the compensation data for differences in Gap Inc. and division revenues. The peer group is reviewed by the Committee each year. The peer group used in 2022 was comprised of the companies listed below, which did not change from the prior year.

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Compensation Discussion and Analysis	53

Peer Group

Best Buy Co., Inc.	McDonald’s Corporation	Starbucks Corporation
Booking Holdings Inc.	Nike, Inc.	Target Corporation
Costco Wholesale Corporation	Nordstrom, Inc.	The TJX Companies, Inc.
eBay Inc.	PVH Corporation	VF Corporation
L Brands, Inc.(1)	Qurate Retail, Inc.	Wayfair, Inc.
Levi Strauss & Co.	Ross Stores, Inc.

(1)	L Brands separated into Bath & Body Works and Victoria’s Secret in 2021. Fiscal year 2022 Bath & Body Works and Victoria Secret’s data was used for benchmarking purposes.

The Compensation Committee reviews compensation data for Executives based on an analysis of commercial surveys and proxy-reported data provided by Pay Governance LLC. The analysis provides levels of base salary, annual incentives, and long-term incentive grant values in a summarized form. This data is supplemented by information obtained through proxy statement disclosures and other public sources. The Compensation Committee uses the peer group data as a frame of reference to inform its compensation review and decisions, but compensation is not set to meet specific benchmarks or percentiles.

In conducting its analysis and determining compensation, the Committee also considers the following factors, where relevant:

•	Business and talent strategies;
•	The nature of each Executive’s role;
•	Individual performance (based on specific financial and operating objectives for each Executive, as well as the demonstration of leadership behaviors);
•	Future potential contributions by the Executive;
•	Internal comparisons to other Executives;
•	Internal consistency with our broad-based practices and programs;
•	Comparisons of the value and nature of the compensation elements to each other and in total; and
•	Retention risk.

As described below, the Committee also considers management’s recommendations and advice from the Committee’s independent compensation consultant when appropriate. The Committee periodically reviews the accounting and tax implications of each compensation element, and shareholder dilution in the case of equity awards.

Role of the CEO and Compensation Consultants

The Committee has engaged Frederic W. Cook & Co. as its independent compensation consultant to advise the Committee on compensation program structure and individual compensation decisions, as directed by the Committee. The consultant was selected by the Committee and does not provide any other services to the Company. In addition, we have conducted a review of the Committee’s relationship with its compensation consultant, and have identified no conflicts of interest. The consultant reports directly to the Committee, although the consultant meets with management from time to time to obtain information necessary to advise the Committee.

Generally, the CEO evaluates each Executive using relevant factors described above under “Compensation Analysis Framework” and makes recommendations to the Committee about the structure of the compensation program and individual compensation arrangements. Management engages Pay Governance LLC to assist with these recommendations and to also provide peer group and market data, which are reviewed by the Committee for its consideration. The CEO is generally present at Committee meetings when compensation, other than the CEO's own, is considered and approved. Approval of all executive compensation decisions rests solely with the Committee.

Tax Considerations

While Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any one year for each “covered employee”, the Committee believes that it is in the best interests of the Company and our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

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54	Compensation Discussion and Analysis

Recovery and Adjustments to Awards

The Company’s clawback policy for executive officers was last updated in November 2020 to expand the authority of the Committee based on emerging governance best practices. It allows for the recoupment of bonus or other cash or equity incentive compensation (“covered compensation”) where either (i) all of the following factors are present: (a) the award or the vesting of the award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) in the Board’s view, the covered officer was grossly negligent or engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (c) a lower award would have been made to the covered officer, or a lesser amount would have vested, based upon the restated financial results, or (ii) with respect to covered compensation awarded or that vested after the applicable crime, neglect, breach or act or omission described below, the covered officer: (1) was indicted or convicted of, or admitted to, any crimes involving theft, fraud or moral turpitude; (2) engaged in gross neglect of duties, including willfully failing or refusing to implement or follow direction of the Company; (3) materially breached Gap Inc.’s policies and procedures, including but not limited to the Code of Business Conduct; or (4) acted or failed to act in a negligent or intentional manner that resulted in material financial, reputational or other harm to the Company and its affiliates and subsidiaries. The Board monitors this policy to ensure that it is consistent with applicable laws,  and will update this policy to comply with proposed NYSE listing requirements on executive compensation recoupment when they are finalized.

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Compensation Committee Report	55

Compensation Committee Report

The Compensation and Management Development Committee (the “Committee”) has reviewed and discussed this Compensation Discussion and Analysis with management. Based on the review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into our annual report on Form 10-K for the fiscal year ended January 28, 2023 and included in the Proxy Statement for the 2023 Annual Meeting of Shareholders.

Tracy Gardner (Chair)

Richard Dickson

Elisabeth B. Donohue

Salaam Coleman Smith

Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.

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56	2022 Summary Compensation Table

Executive Compensation

2022 Summary Compensation Table

The following table shows compensation information for fiscal 2022, which ended January 28, 2023, for each person who served as our principal executive or financial officer in fiscal 2022, the three most highly compensated executive officers at fiscal 2022 year-end who did not serve as our principal executive or financial officer, and one additional executive officer who would have been among the top three had she been an executive officer at fiscal 2022 year-end (the “named executive officers”). The table also shows compensation information for fiscal 2021 and fiscal 2020, which ended January 29, 2022 and January 30, 2021, respectively, for those named executive officers who were also named executive officers in either of those years.

Name and Principal Position in 2022(1)	Fiscal Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)	Option Awards ($)(5)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
Bob L. Martin	2022	1,112,500	—	7,365,781	—	—	—	15,626	8,493,907
Interim CEO, Gap Inc.

Katrina O'Connell	2022	866,538	—	2,521,291	638,980	—	—	61,280	4,088,089
EVP and CFO, Gap Inc.	2021	814,904	—	2,653,389	737,423	1,000,736	—	61,884	5,268,336
	2020	703,846	—	4,371,771	427,743	589,033	—	54,452	6,146,845

Horacio Barbeito	2022	500,000	745,879	5,419,394	—	—	—	115,251	6,780,524
President and CEO, Old Navy

Mark Breitbard	2022	1,100,000	—	2,521,291	638,980	—	—	74,194	4,334,465
President and CEO, Gap Brand	2021	1,100,000	—	3,458,832	811,162	2,120,705	—	75,568	7,566,267
	2020	1,024,808	—	8,931,389	752,830	1,330,702	—	72,333	12,112,062

Sandra Stangl	2022	895,769	100,000	2,986,632	456,415	—	—	1,789	4,440,605
President and CEO, Banana Republic

Sonia Syngal	2022	683,077	—	8,137,085	1,807,399	—	—	605,411	11,232,972
Former CEO, Gap Inc.	2021	1,300,000	—	11,415,171	2,654,713	2,793,796	—	97,235	18,260,915
	2020	1,191,827	—	17,170,778	1,539,879	1,834,983	—	168,054	21,905,521

Nancy Green	2022	275,000	—	3,241,653	821,545	—	—	729,980	5,068,178
Former President and CEO, Old Navy	2021	1,100,000	—	5,064,795	1,179,867	2,107,266	—	72,359	9,524,287
	2020	933,942	—	3,342,239	559,930	1,312,242	—	57,277	6,205,630

(1)

Mr. Martin was appointed Interim CEO of the Company in July 2022. Mr. Barbeito was appointed President and CEO, Old Navy in August 2022. Sonia Syngal was terminated without cause as CEO of the Company in July 2022. Nancy Green was terminated without cause as President and CEO, Old Navy in May 2022.

(2)	Base salary changes in fiscal 2022 are further described in "Compensation Discussion and Analysis—Elements of Compensation—Base Salary."
(3)

The amount in this column for Horacio Barbeito reflects a payment equal to his target bonus amount (on a prorated basis) that was paid as part of his new hire package to help recruit him from his former employer. The amount in this column for Sandra Stangl reflects the earned portion of a sign-on bonus with repayment provisions that she received when she joined the Company in December 2020.

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2022 Summary Compensation Table	57

(4)

This column reflects the aggregate grant date fair value for awards of stock during fiscal 2022, 2021 and 2020, computed in accordance with FASB ASC 718. These amounts reflect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive officers.

For 2020, this column includes (a) the grant date fair value of the target number of shares that could have been earned under the Company’s previous Long-Term Growth Plan (“LGP”) with respect to year 3 of a three-year performance period beginning with fiscal 2018 (“LGP 3”), (b) the grant date fair value of the target number of shares that could have been earned under the LGP with respect to year 2 of a three-year performance period beginning with fiscal 2019 (“LGP 4”), and (c) the grant date fair value of the target number of shares that could have been earned under the PRSU program with respect to the two-and-a-half year performance period beginning with fiscal 2020 (“PRSU 1”).

For 2021, this column includes (a) the grant date fair value of the target number of shares that could have been earned under the LGP with respect to year 3 of LGP 4, and (b) the grant date fair value of the target number of shares that may be earned under the PRSU program with respect to the three-year performance period beginning with fiscal 2021 (“PRSU 2”).

For 2022, this column includes the grant date fair value of the target number of shares that may be earned under the PRSU program with respect to the three-year performance period beginning with fiscal 2022 (“PRSU 3”).

See "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program" for actual shares earned under PRSU 1 (none were earned). See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—Outstanding Long-Term Growth Plan (LGP) Grants” in our 2022 Proxy Statement for actual shares earned under LGP 4. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—Outstanding LGP Grants” in our 2021 Proxy Statement for actual shares earned under LGP 3.

This column also includes the aggregate grant date fair value of any time-based restricted stock units granted during fiscal 2022, 2021 and 2020.

Details on the figures included in this column for 2022 are reflected in the following table. Details on the figures included in this column for 2021 and 2020 are included in our 2022 and 2021 Proxy Statements.

	PRSU 3 (FY 2022 Grant) Target Shares Grant Date Fair Value ($)	Grant Date Fair Value of Time-Based Restricted Stock Units ($)	Total Reported in Stock Awards Column (rounded to the nearest dollar) ($)
Bob L. Martin	—	7,365,781	7,365,781
Katrina O'Connell	1,919,461	601,830	2,521,291
Horacio Barbeito	1,940,448	3,478,946	5,419,394
Mark Breitbard	1,919,461	601,830	2,521,291
Sandra Stangl	2,091,794	894,838	2,986,632
Sonia Syngal	6,434,765	1,702,320	8,137,085
Nancy Green	2,467,873	773,780	3,241,653

The estimated grant date fair values of PRSU 3, which are earned based on performance goals that are measured over a three-year performance period, are $13.29 per share for awards granted March 14, 2022, $8.635 per share for awards granted August 1, 2022, and $8.115 per share for awards granted September 1, 2023. For a description of the Company’s PRSU Program, please see "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program."

Maximum Shares Total Grant Date Fair Value ($)
PRSU 3 (FY 2022 Grant)
Bob L. Martin	—
Katrina O'Connell	5,758,384
Horacio Barbeito	5,821,345
Mark Breitbard	5,758,384
Sandra Stangl	6,275,383
Sonia Syngal	19,304,296
Nancy Green	7,403,620

(5)

Please refer to Note 11, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 14, 2023 for the relevant assumptions used to determine the valuation of our stock and option awards. Please refer to the “2022 Grants of Plan-Based Awards” table in this Proxy Statement and the Grants of Plan-Based Awards tables in our 2022 and 2021 Proxy Statements for information on awards actually granted in fiscal 2022, 2021 and 2020.

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58	2022 Summary Compensation Table

(6)

This column reflects the aggregate grant date fair value for awards of stock options during fiscal 2022, 2021 and 2020, computed in accordance with FASB ASC 718. These amounts reflect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive officers.

(7)	The amounts in this column reflect the non-equity amounts earned by the named executive officers under the Company’s annual incentive bonus plan.
(8)

No above-market or preferential interest rate options are available under our deferred compensation programs. Please refer to the “2022 Nonqualified Deferred Compensation” table for additional information on deferred compensation earnings.

(9)	The amounts shown in the “All Other Compensation” column are detailed in the following table.

Name	Fiscal Year	Personal Use of Airplane ($)(a)	Financial Counseling ($)(b)	Tax Payments ($)(c)	Deferred Compensation Plan Match ($)(d)	401 (k) Plan Match ($)(e)	Disability Plan ($)(f)	Life Insurance ($)(g)	Relocation ($)(h)	Gift Matching ($)(i)	Other ($)(j)	Total ($)
Bob L. Martin	2022	—	—	—	—	—	434	192	—	15,000	—	15,626
Katrina O'Connell	2022	—	15,300	—	22,231	12,306	867	576	—	10,000	—	61,280
	2021	—	15,300	—	20,650	14,557	801	576	—	10,000	—	61,884
	2020	—	15,300	—	15,735	12,146	709	562	—	10,000	—	54,452
Horacio Barbeito	2022	—	9,575	4,030	—	14,523	434	288	86,401	—	—	115,251
Mark Breitbard	2022	—	15,300	—	31,800	10,651	867	576	—	15,000	—	74,194
	2021	—	15,300	—	32,400	11,491	801	576	—	15,000	—	75,568
	2020	—	15,300	—	28,900	11,848	709	576	—	15,000	—	72,333
Sandra Stangl	2022	—	—	—	—	346	867	576	—	—	—	1,789
Sonia Syngal	2022	39,094	8,925	—	—	8,200	434	288	—	—	548,470	605,411
	2021	32,018	15,300	—	40,400	8,140	801	576	—	—	—	97,235
	2020	94,679	15,300	—	35,350	8,714	709	576	2,726	10,000	—	168,054
Nancy Green	2022	—	5,100	—	3,877	8,951	289	192	—	9,850	701,721	729,980
	2021	—	15,300	—	32,400	11,600	801	576	—	11,682	—	72,359
	2020	—	15,300	—	25,150	11,917	709	576	—	3,625	—	57,277

(a)

As required by SEC rules, the amounts shown are the incremental cost to the Company of personal use of the Company airplane, or spousal travel on the Company airplane during business travel, and are calculated based on the variable operating costs to the Company, including fuel costs, mileage, trip-related maintenance, and other miscellaneous variable costs. Since the Company airplane is primarily used for business travel, fixed costs which do not change based on usage, such as the pilot’s salary and maintenance costs unrelated to the trip, are excluded.

(b)

We provide certain executive officers access to financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual cost for those services.

(c)	For Mr. Barbeito, this amount reflects tax payments in connection with his relocation when he joined the Company in 2022.
(d)

These amounts reflect Company matching contributions under the Company’s nonqualified Deferred Compensation Plan for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualified plan limit ($305,000 for calendar year 2022), which are matched at up to 4% of base pay, the same rate as is in effect under the Company’s 401(k) plan.

(e)	These amounts reflect Company matching contributions under the Company’s 401(k) Plan.
(f)	These amounts reflect premium payments for long-term disability insurance, which is available to benefits-eligible employees generally.
(g)	These amounts reflect premiums paid for life insurance provided to employees at the Director level and above.
(h)

For Mr. Barbeito, this amount reflects costs in connection with his relocation when he joined the Company in 2022. For Ms. Syngal, this amount reflects costs in connection with her international assignment in 2011-2012 and subsequent repatriation, including tax preparation fees related to foreign taxes from her international assignment.

(i)

These amounts reflect Company matching contributions under the Company’s Gift Match Program, available to all employees, under which contributions to eligible nonprofit organizations are matched by the Company, up to certain annual limits. In calendar year 2022, the limit for the named executive officers (including our CEO) was $15,000. The annual gift match eligibility limits are based on the executive’s original donation date.

(j)

For Ms. Syngal and Ms. Green, these amounts reflect payments made in fiscal 2022 pursuant to their post-termination benefits agreements following their respective terminations without cause in July 2022 and May 2022, respectively, including salary continuation, reimbursement for a portion of COBRA premiums, and reimbursement for costs to maintain our financial counseling program. Our named executive officers were also eligible to receive preferred airline status.

2023 Proxy Statement

2022 Grants of Plan-Based Awards	59

2022 Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive officers during fiscal 2022, which ended on January 28, 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date(1)	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($)	Awards ($)(4)
Bob L. Martin	6/1/2022	5/31/2022	—	—	—	—	—	—	254,885	—	—	2,616,852
	8/1/2022	8/1/2022	—	—	—	—	—	—	292,134	—	—	2,665,145
	10/31/2022	10/31/2022	—	—	—	—	—	—	194,805	—	—	2,083,784
	N/A	N/A	277,679	1,110,714	2,221,429	—	—	—	—	—	—	—
Katrina O'Connell	3/14/2022	3/14/2022	—	—	—	—	—	—	—	137,029	13.93	638,980
	3/14/2022	3/14/2022	—	—	—	—	—	—	48,143	—	—	601,830
	3/14/2022	3/14/2022	—	—	—	57,771	144,429	433,287	—	—	—	1,919,461
	N/A	N/A	262,178	1,048,712	2,097,424	—	—	—	—	—	—	—
Horacio Barbeito	8/1/2022	5/31/2022	—	—	—	—	—	—	393,258	—	—	3,478,946
	8/1/2022	5/31/2022	—	—	—	89,887	224,719	674,157	—	—	—	1,940,448
Mark Breitbard	3/14/2022	3/14/2022	—	—	—	—	—	—	—	137,029	13.93	638,980
	3/14/2022	3/14/2022	—	—	—	—		—	48,143	—	—	601,830
	3/14/2022	3/14/2022	—	—	—	57,771	144,429	433,287	—	—	—	1,919,461
	N/A	N/A	412,500	1,650,000	3,300,000	—	—	—	—	—	—	—
Sandra Stangl	3/14/2022	3/14/2022	—	—	—	—	—	—	—	97,878	13.93	456,415
	3/14/2022	3/14/2022	—	—	—	—	—	—	34,387	—	—	429,868
	3/14/2022	3/14/2022	—	—	—	41,265	103,163	309,489	—	—	—	1,371,036
	9/1/2022	8/31/2022	—	—	—	—	—	—	59,212	—	—	464,970
	9/1/2022	8/31/2022	—	—	—	35,527	88,818	266,454	—	—	—	720,758
	N/A	N/A	335,929	1,343,716	2,687,431	—	—	—	—	—	—	—
Sonia Syngal	3/14/2022	3/14/2022	—	—	—	—	—	—	—	387,596	13.93	1,807,399
	3/14/2022	3/14/2022	—	—	—	—	—	—	136,176	—	—	1,702,320
	3/14/2022	3/14/2022	—	—	—	193,672	484,181	1,452,543	—	—	—	6,434,765
	N/A	N/A	297,236	1,188,942	2,377,885	—	—	—	—	—	—	—
Nancy Green	3/14/2022	3/14/2022	—	—	—	—	—	—	—	176,180	13.93	821,545
	3/14/2022	3/14/2022	—	—	—	—		—	61,898	—	—	773,780
	3/14/2022	3/14/2022	—	—	—	74,277	185,694	557,082	—	—	—	2,467,873
	N/A	N/A	157,521	630,082	1,260,165	—	—	—	—	—	—	—

(1)

The grant date for each equity award represents the grant date of the awards as determined in accordance with FASB ASC 718, which in the case of PRSU 3 is the date that the performance goals were set, and in the case of time-based restricted stock unit and option awards is the same as the approval date. The approval date for each equity award represents the date that the grant was approved by the Compensation Committee.

(2)

The amounts shown in these columns reflect the estimated potential payment levels for the fiscal 2022 performance period under the Company’s annual incentive bonus plan, further described in "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Bonus." These amounts are prorated based on changes to base salary and bonus target, and in the case of former executives for time in position, during the year. The potential payouts were performance-based and, therefore, were completely at risk (other than for Mr. Barbeito, who was guaranteed a prorated bonus payout of at least the target bonus amount pursuant to his new hire package to help recruit him from his former employer, and which is reported in the “Bonus” column of the “2022 Summary Compensation Table”). The potential threshold payment amount assumes 25% achievement of the financial performance component. The potential target payment amount assumes 100% achievement of the financial performance component. The potential maximum payment amount assumes 200% achievement of the financial performance component. As described in "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Bonus," none of our named executive officers received an actual payout under the annual incentive bonus plan in fiscal 2022.

www.gapinc.com

60	2022 Grants of Plan-Based Awards

(3)

The amounts shown in these columns reflect the threshold, target and maximum amounts for awards granted in fiscal 2022 under the Company’s PRSU program. Please see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program” for more information. Potential payouts are based on the applicable interpolated award values between the threshold, target, and maximum payout levels. The potential awards are performance-based and, therefore, completely at risk.

(4)

The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC 718. Please refer to Note 11, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 14, 2023 for the relevant assumptions used to determine the valuation of our stock and option awards. For fiscal 2022, the Monte Carlo method was used to calculate the grant date fair value of the Equity Incentive Plan Awards with a market condition. For PRSU 3, the estimated grant date fair values are $13.29 per share for awards granted March 14, 2022, $8.635 per share for awards granted August 1, 2022, and $8.115 per share for awards granted September 1, 2023. For the total grant date fair value of awards if maximum performance conditions are achieved over the entire three-year performance period under PRSU 3, see footnote 4 to the “2022 Summary Compensation Table.”

2023 Proxy Statement

2022 Outstanding Equity Awards at Fiscal Year-End	61

2022 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2022, which ended on January 28, 2023.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Bob L. Martin							194,805	(a)	2,571,426
							292,134	(b)	3,856,169
							254,885	(c)	3,364,482
Katrina O'Connell	3,200	—		—	36.45	3/18/2023
	3,100	—		—	42.20	3/17/2024
	8,000	—		—	41.27	3/16/2025
	15,980	—		—	30.18	3/14/2026
	15,000	—		—	30.18	3/14/2026
	20,000	—		—	23.54	3/13/2027
	18,000	—		—	32.23	3/19/2028
	15,000	5,000	(a)	—	25.56	3/18/2029
	53,300	106,600	(b)	—	6.28	3/23/2030
	14,140	42,423	(c)	—	32.25	3/15/2031
	—	137,029	(d)	—	13.93	3/14/2032
							39,809	(d)	525,479
							14,409	(e)	190,199
							1,437	(f)	18,968
							48,143	(g)	635,488
										23,053	304,300
										144,429	1,906,463
Horacio Barbeito							393,258	(h)	5,191,006
										224,719	2,966,291
Mark Breitbard	300,000	—		—	25.90	5/1/2027
	180,000	—		—	32.23	3/19/2028
	135,000	45,000	(e)	—	25.56	3/18/2029
	105,000	35,000	(f)	—	19.35	12/20/2029
	140,712	187,617	(g)	—	6.28	3/23/2030
	15,554	46,665	(h)	—	32.25	3/15/2031
	—	137,029	(i)	—	13.93	3/14/2032
							38,220	(i)	504,504
							70,064	(j)	924,845
							15,849	(k)	209,207
							48,143	(l)	635,488
										25,358	334,726
										144,429	1,906,463

www.gapinc.com

62	2022 Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Sandra Stangl	25,635	25,636	(j)	—	20.34	12/14/2030
	13,080	39,240	(k)	—	32.25	3/15/2031
	—	97,878	(l)	—	13.93	3/14/2032
							24,582	(m)	324,482
							13,328	(n)	175,930
							34,387	(o)	453,908
							59,212	(p)	781,598
										21,324	281,477
										191,981	2,534,149
Sonia Syngal							44,255	(i)	584,166
							119,798	(q)	1,581,334
Nancy Green	20,000	—		—	36.45	3/18/2023
	10,000	—		—	42.20	5/1/2023
	20,000	—		—	41.27	5/1/2023
	40,000	—		—	30.18	5/1/2023
	30,000	—		—	30.18	5/1/2023
	37,500	—		—	23.54	5/1/2023
	110,000	—		—	32.23	5/1/2023
	110,000	—		—	25.56	5/1/2023
	46,747	—		—	19.83	5/1/2023
	90,500	—		—	32.25	5/1/2023
							15,474	(r)	204,257

(1)	The following footnotes set forth the vest dates for the outstanding option awards (vesting generally depends upon continued employment):
(a)Options vest 5,000 on 3/18/2023.
(b)Options vest 53,300 on 3/23/2023 and 53,300 on 3/23/2024.
(c)Options vest 14,141 on 3/15/2023, 14,141 on 3/15/2024 and 14,141 on 3/15/2025.
(d)Options vest 34,257 on 3/14/2023, 34,257 on 3/14/2024, 34,257 on 3/14/2025 and 34,258 on 3/14/2026.
(e)Options vest 45,000 on 3/18/2023.
(f)Options vest 35,000 on 12/20/2023.
(g)Options vest 93,808 on 3/23/2023 and 93,809 on 3/23/2024.
(h)Options vest 15,555 on 3/15/2023, 15,555 on 3/15/2024 and 15,555 on 3/15/2025.
(i)Options vest 34,257 on 3/14/2023, 34,257 on 3/14/2024, 34,257 on 3/14/2025 and 34,258 on 3/14/2026.
(j)Options vest 12,818 on each of 12/14/2023 and 12/14/2024.
(k)Options vest 13,080 on each of 3/15/2023, 3/15/2024 and 3/15/2025.
(l)Options vest 24,469 on 3/14/2023, 24,469 on 3/14/2024, 24,470 on 3/14/2025 and 24,470 on 3/14/2026.

In connection with Ms. Green’s termination in May 2022, pursuant to retirement eligibility provisions, any unvested options held for at least one year prior to the date of termination were accelerated, and remain exercisable for one year following her termination (unless scheduled to expire earlier pursuant to their terms). See “2022 Potential Payments Upon Termination—Death, Disability or Retirement.”

(2)	The following footnotes set forth the vest dates for the outstanding stock awards (vesting generally depends upon continued employment):
(a)	Award vests 194,805 on 10/31/2023.
(b)	Award vests 292,134 on 8/1/2023.
(c)	Award vests 254,885 on 6/1/2023.
(d)	Award vests 19,904 on 3/23/2023 and 19,905 on 3/23/2024.
(e)	Award vests 4,803 on each of 3/15/2023, 3/15/2024 and 3/15/2025.
(f)	Award vests 718 on 3/15/2023 and 719 on 3/15/2024.
(g)	Award vests 12,035 on 3/14/2023 and 12,036 on each of 3/14/2024, 3/14/2025 and 3/14/2026.
(h)	Award vests 262,172 on 8/1/2023 and 131,086 on 8/1/2024.
(i)

Represents one-half the number of shares earned under the LGP (described in "Compensation Discussion and Analysis--Elements of Compensation--Long-Term Incentives--Outstanding Long-Term Growth Plan (LGP ) Grants” in our 2022 Proxy Statement) with respect to year 1 (fiscal 2019), year 2 (fiscal 2020) and year 3 (fiscal 2021) of a three-year

2023 Proxy Statement

2022 Outstanding Equity Awards at Fiscal Year-End	63

performance period (LGP 4) which the Company's Compensation and Management Development Committee certified attainment of on March 14, 2022. The first half of the certified shares vested on the March 14, 2022 certification date and the remainder vested on March 14, 2023, the anniversary of such certification date, contingent on continued service with the Company. In connection with Ms. Syngal’s termination, pursuant to her post-termination benefits agreement, vesting of the unvested portion of LGP 4 was accelerated upon termination and settled on its regularly scheduled vest date in March 2023. See “2022 Potential Payments Upon Termination—Post-Termination Benefits.”

(j)	Award vests 35,032 on each of 3/23/2023 and 3/23/2024.
(k)	Award vests 5,283 on each of 3/15/2023, 3/15/2024 and 3/15/2025.
(l)	Award vests 12,035 on 3/14/2023 and 12,036 on each of 3/14/2024, 3/14/2025 and 3/14/2026.
(m)	Award vests 12,291 on each of 12/14/2023 and 12/14/2024.
(n)	Award vests 4,442 on 3/15/2023 and 4,443 on each of 3/15/2024 and 3/15/2025.
(o)	Award vests 8,596 on 3/14/2023 and 8,597 on each of 3/14/2024, 3/14/2025 and 3/14/2026.
(p)	Award vests 14,803 on each of 9/1/2023, 9/1/2024, 9/1/2025 and 9/1/2026.
(q)

Represents restricted stock units which vested upon Ms. Syngal’s termination, pursuant to her post-termination benefits agreement, and which settled on their regularly scheduled vest dates in March 2023.

(r)

Represents restricted stock units which vested upon Ms. Green’s termination, pursuant to her post-termination benefits agreement, and which settled on their regularly scheduled vest dates in March 2023.

No shares were earned under the PRSU Program (described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program") with respect to a two-and-a-half-year performance period (PRSU 1) based on the Company’s Compensation and Management Development Committee assessment on March 13, 2023, and accordingly no shares related to PRSU 1 are reflected in this column.

(3)	Represents the number of stock awards multiplied by the closing price of our common stock as of January 28, 2023 ($13.20).
(4)
(a)

Represents an estimate of the number of shares that may be earned under the Company’s PRSU Program (described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program") with respect to a three-year performance period (PRSU 2), based on performance through the end of fiscal 2022 as required by SEC disclosure rules. Pursuant to SEC disclosure rules, amounts are shown at threshold because performance was trending at below threshold. Half of any award earned will vest on the date the Company’s Compensation and Management Development Committee certifies attainment in 2024, and the remainder will vest on the first anniversary of such certification date, contingent on continued service with the Company.

(b)

Represents an estimate of the number of shares that may be earned under the Company’s PRSU Program (described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program") with respect to a three-year performance period (PRSU 3), based on performance through the end of fiscal 2022 as required by SEC disclosure rules. Pursuant to SEC disclosure rules, amounts are shown at target because performance was trending at above threshold but below target. Half of any award earned will vest on the date the Company’s Compensation and Management Development Committee certifies attainment in 2025, and the remainder will vest on the first anniversary of such certification date, contingent on continued service with the Company.

(5)	Represents the number of stock awards multiplied by the closing price of our common stock as of January 28, 2023 ($13.20).

www.gapinc.com

64	2022 Option Exercises and Stock Vested

2022 Option Exercises and Stock Vested

The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2022, which ended on January 28, 2023.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(3)
Bob L. Martin	-	-	124,170		1,764,731
Katrina O'Connell	-	-	39,706		509,710
Horacio Barbeito	-	-	-		-
Mark Breitbard	-	-	117,057		1,629,330
Sandra Stangl	-	-	16,733		235,531
Sonia Syngal	191,880	628,555	330,589	(4)	3,879,433
Nancy Green	60,000	407,640	319,407	(4)	4,008,781

(1)	The amounts reflected include performance awards that vested during fiscal 2022.
(2)	Value realized on exercise is based on the sale price upon exercise minus the exercise price (the grant price).
(3)	Value realized on vesting is based on the number of RSUs and PSUs multiplied by the closing price of our common stock on the vesting date (or, if later, the delivery date).
(4)

Also includes shares vested for mandatory tax withholding. For Ms. Syngal, also includes 164,053 shares that accelerated pursuant to her post-termination benefits agreement in July 2022 but that were delivered in March 2023. For Ms. Green, also includes 15,474 shares that accelerated pursuant to her post-termination benefits agreement in May 2022 but that were delivered in March 2023.

2023 Proxy Statement

2022 Nonqualified Deferred Compensation	65

2022 Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation activity for the named executive officers in fiscal 2022, which ended on January 28, 2023.

Name	Plan	Executive Contribution in Fiscal 2022 ($)(1)	Registrant Contributions in Fiscal 2022 ($)(2)	Aggregate Earnings in Fiscal 2022 ($)(3)	Aggregate Withdrawals/ Distributions in Fiscal 2022 ($)	Aggregate Balance at Fiscal 2022 Year-End ($)(4)
Bob L. Martin	Deferred Compensation Plan	—	—	—	—	—
Katrina O'Connell	Deferred Compensation Plan	529,987	22,231	(74,968)	—	1,280,365
Horacio Barbeito	Deferred Compensation Plan	2,308	—	52	—	2,360
Mark Breitbard	Deferred Compensation Plan	33,000	31,800	(18,028)	—	341,377
Sandra Stangl	Deferred Compensation Plan	—	—	—	—	—
Sonia Syngal	Deferred Compensation Plan	—	—	(56,226)	—	936,150
Nancy Green	Deferred Compensation Plan	12,692	3,877	(27,680)	449,066	—

(1)	These amounts are included in the “Salary” column of the Summary Compensation Table.
(2)

Footnote 9 to the Summary Compensation Table shows matching contributions under the Company’s Deferred Compensation Plan (“DCP”) for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualified plan limit ($305,000 for calendar year 2022), which are matched at up to 4%, the same rate as is in effect under the Company’s 401(k) plan.

(3)	These amounts include earnings (or losses) and dividends. In fiscal 2022, no above-market or preferential interest rate options were available on notional investments in the DCP.
(4)

A portion of these amounts were previously reported as deferred compensation in the Summary Compensation Table in the Proxy Statements for prior Annual Meetings as follows: Ms. O’Connell: ($324,902), Mr. Breitbard ($247,363), Ms. Syngal ($487,138) and Ms. Green ($138,639).

The Company’s Deferred Compensation Plan (“DCP”) allows eligible employees to defer up to 75% of their salary and 90% of their bonuses (or such other percentages determined by the Company) on a pre-tax basis. Additional amounts are credited annually to participants' accounts in the form of Company matching contributions of up to a specified percentage of the eligible compensation deferred each year by participants. Contributions credited to a participant's account are credited or debited with notional investment gains and losses, as well as appreciation and depreciation equal to the experience of selected investment funds offered under the DCP and elected by the participant. Deferred compensation is payable upon a participant's termination of employment, death, or on a date or dates selected by the participant in accordance with the terms of the DCP. Deferred compensation is generally payable in the form of a lump sum distribution or installments at the election of the participant and subject to exceptions in the case of death or termination of employment prior to age 50. Participants or, in the case of the participant's death, their beneficiaries, may not sell, transfer, anticipate, assign, hypothecate or otherwise dispose of any right or interest in the DCP. A participant may designate one or more beneficiaries to receive any portion of his or her deferred compensation payable in the event of the participant's death. The Company also reserves the right to amend the DCP at any time, or to terminate the DCP in accordance with the restrictions under Section 409A of the Internal Revenue Code.

www.gapinc.com

66	2022 CEO Pay Ratio

2022 CEO Pay Ratio

Gap Inc. is one of the largest retailers in the United States. While our employees work in a variety of roles and settings, the majority of our employees work in stores. Our store workforce consists largely of part-time, hourly employees who weave their part-time schedule together with other life commitments, such as education or family responsibilities.

Equal pay for equal work is a core value at Gap Inc. Our co-founders Don and Doris Fisher each contributed equal amounts of money to open the first Gap store on Ocean Avenue in San Francisco. They continued to run the business as equals and established a culture of equality that continues to inspire us today. Our commitment to equality began with our co-founders and continues to be a cornerstone of our company. In 2014, we were the first Fortune 500 company to announce that we strive to pay employees equally for equal work. We continue to conduct annual pay equity assessments that are periodically validated by a third party in order to help us target and maintain pay equity across our workforce.

For fiscal year 2022, using the methodology described below, we determined that the employee with the median annual total compensation of our employees (the “median employee”) was a part-time sales associate and the employee's total compensation in fiscal year 2022 was $7,608. We did not annualize the employee’s compensation. The annualized compensation of our Interim CEO, who was serving in that role on the date we selected to identify the median employee, was $9,215,626. To calculate the annualized compensation of our Interim CEO, we included his annualized Interim CEO salary, which was $1,400,000, and his annualized total target long-term incentive grant value, which was $7,800,000, and we included the other elements of his compensation as reported in the Summary Compensation Table. Accordingly, the ratio of the median employee pay to our CEO pay for 2022 is 1 to 1,211, which was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K.

To identify the median employee and determine the annual total compensation of the median employee, we used the following methodology:

1.

As of January 28, 2023, our employee population, prior to excluding any non-U.S. employees, consisted of approximately 93,766 employees. As permitted by the SEC rules, we excluded 2,979 employees from the following countries: Bangladesh 27, Cambodia 14, China 847, El Salvador 1, Guatemala 12, Hong Kong 454, India 1,052, Indonesia 19, Israel 44, Mexico 5, Pakistan 7, Sri Lanka 6, Taiwan 317, Turkey 17, United Kingdom 55, and Vietnam 102. In the aggregate, the total number of excluded employees equaled 3.2% of the total employee population, resulting in a total U.S. and non-U.S. employee population of approximately 90,787 that was used for our calculation.

2.

For the non-excluded employees, we used total gross earnings paid, obtained from local payroll data, for the fiscal year ending January 28, 2023 as a consistently applied measure to determine our "median employee". We did not annualize employee compensation. Because there was more than one "median employee" based on total gross earnings paid, we selected an individual we determined to be reasonably representative of our median employee and who did not have any unusual or nonstandard compensation items.

3.	We calculated the total compensation elements for our former CEO, Interim CEO and median employee for fiscal 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

2023 Proxy Statement

2022 Potential Payments Upon Termination	67

2022 Potential Payments Upon Termination

Post-Termination Benefits

The Company has entered into agreements with Ms. O'Connell, Mr. Barbeito, Ms. Stangl, Mr. Breitbard, Ms. Syngal and Ms. Green that provide eligibility for post-termination benefits in the case of involuntary termination without cause. The Company has not entered into such an agreement with Mr. Martin.

These agreements provide that, if the executive is involuntarily terminated without cause (as specified in each respective agreement) prior to June 30, 2024, the executive is eligible to receive (in exchange for a release of claims) the following:

a.

The executive’s then-current salary for eighteen months (the “post-termination period”). Post-termination period payments will cease if the executive accepts other employment or has a professional relationship with another company primarily engaged in the apparel design or apparel retail business or any retailer with apparel sales in excess of $500 million annually, or if the executive breaches his or her obligations to the Company (e.g., duty to protect confidential information, agreement not to solicit Company employees). Post-termination period payments will be reduced by any compensation the executive receives during the post-termination period from other employment or professional relationship with a non-competitor.

b.

Should the executive elect to continue health coverage through COBRA, reimbursement for a portion of the COBRA premium during the period in which the executive is receiving payments under paragraph (i) above.

c.

During the period in which the executive is receiving payments under paragraph (i) above, reimbursement for his or her costs to maintain the financial counseling program the Company provides to senior executives.

d.

A prorated bonus for the fiscal year in which termination occurs if the executive worked at least 3 months of the fiscal year, which will be earned based on actual financial results and assuming a 100% standard for any non-financial component.

e.

Accelerated vesting (but not settlement) of restricted stock units and PRSUs that remain subject only to time vesting conditions that are scheduled to vest prior to April 1 following the fiscal year of termination.

Additionally, pursuant to award agreements with Mr. Martin, Mr. Martin is eligible to receive accelerated vesting and settlement of restricted stock units in the event he is involuntarily terminated without cause (as specified in the award agreements) or, in the case of certain awards, if he experiences a termination of service including by not being reelected as a director to the Company’s Board of Directors by its shareholders.

The following table shows the amounts that Mr. Martin, Ms. O'Connell, Mr. Barbeito, Ms. Stangl and Mr. Breitbard would have been eligible to receive under the agreements described above assuming that they had been terminated without cause on January 28, 2023, the last day of our 2022 fiscal year.

	Potential Post-Termination Payment Eligibility
Description	Mr. Martin	Ms. O'Connell	Mr. Barbeito	Mr. Breitbard	Ms. Stangl
Cash Payments related to salary(1)	—	$1,312,500	$1,500,000	$1,650,000	$1,350,000
Cash Payments related to bonus(2)	—	—	—	—	—
Health Benefits	—	$32,893	$34,894	$34,894	$20,545
Financial Counseling	—	$22,950	$33,000	$22,950	—
Stock Award Vesting Acceleration(3)	$9,792,077	$494,472	—	$1,195,524	$172,102
Total	$9,792,077	$1,862,815	$1,567,894	$2,903,368	$1,542,647

(1)

Payments represent salary continuation for 18 months. The amounts do not include the deferred compensation these executives would also be entitled to receive upon termination, as described above in "2022 Nonqualified Deferred Compensation."

(2)	No fiscal 2022 bonus was earned by any executive as the minimum performance requirement under the Executive MICAP was not achieved.
(3)

Reflects the value of unvested stock awards that would have become vested pursuant to the agreements described above assuming an involuntary termination without cause (or in the case certain of Mr. Martin’s awards, a termination of service) on January 28, 2023, based on the last closing price of our common stock as of that date, which was $13.20. For Mr. Breitbard, includes one half the number of shares earned under LGP 4. For Ms. O’Connell, Mr. Breitbard and Ms. Stangl, includes the number of shares earned under PRSU 1 (none were earned).

www.gapinc.com

68	2022 Potential Payments Upon Termination

Ms. Syngal was terminated without cause as CEO of Gap Inc. on July 29, 2022. Ms. Green was terminated without cause as President and CEO of Old Navy on May 1, 2022. As a result of Ms. Syngal’s and Ms. Green’s terminations, they each became eligible to receive post-termination benefits under their respective post-termination benefits agreements and, in the case of Ms. Green, pursuant to retirement eligibility provisions in her stock option and stock award agreements. As a result of Ms. Syngal’s termination, her unvested restricted stock units scheduled to vest before April 1, 2023 were accelerated, and her remaining unvested stock option and restricted stock unit awards were canceled. As a result of Ms. Green’s termination, her unvested stock options that were outstanding for at least one year were accelerated, and her restricted stock units either scheduled to vest before April 1, 2023 or that were outstanding for at least one year were accelerated, and her remaining unvested stock option and restricted stock unit awards were canceled. In addition, their PRSUs for the fiscal 2020-2022, fiscal 2021-2023 and fiscal 2022-2024 cycles under our PRSU program were canceled. The following table shows the amounts that Ms. Syngal and Ms. Green are eligible to receive in connection with their terminations in 2022:

	2022 Post-Termination Payments
Description	Ms. Syngal	Ms. Green
Cash Payments related to salary(1)	$2,100,000	$1,650,000
Cash Payments related to bonus(2)	—	—
Health Benefits	$32,466	$13,807
Financial Counseling	$22,950	$22,950
Stock Option Vesting Acceleration(3)	—	$122,400
Stock Award Vesting Acceleration(4)	$1,748,387	$2,447,175
Total	$3,903,803	$4,256,332

(1)

Payments represent salary continuation for 18 months. Actual amounts received may be less if the post-termination period payments are discontinued for one of the reasons specified in the agreements with Ms. Syngal and Ms. Green. The amounts do not include the deferred compensation these executives were entitled to receive upon termination, as described above in "2022 Nonqualified Deferred Compensation."

(2)	No fiscal 2022 bonus was earned by Ms. Syngal or Ms. Green as the minimum performance requirement under the Executive MICAP was not achieved.
(3)

For Ms. Green, represents the value of stock options that vested pursuant to retirement eligibility provisions based on the difference between the option exercise price and the last closing price of our common stock as of her date of termination ($12.42). See “2022 Potential Payments on Termination—Death, Disability and Retirement”.

(4)

For Ms. Syngal, represents the value of stock awards that vested pursuant to her post-termination benefits agreement based on the last closing price of our common stock as of her date of termination ($9.62). For Ms. Green, represents the value of stock awards that vested pursuant to her post-termination benefits agreement and/or retirement eligibility provisions based on the last closing price of our common stock as of her date of termination ($12.42). See “2022 Potential Payments on Termination—Death, Disability and Retirement”.

Acceleration of Equity Upon Change in Control

Under the 2016 Long-Term Incentive Plan, in the event of a change in control, any acquiror may assume or substitute outstanding awards with substantially equivalent awards of the acquiror's stock. Except as set forth in an award agreement, outstanding awards which are neither assumed nor substituted by the acquiror in the change in control become fully vested immediately prior to the change in control. The table below shows the value of all unvested options and unvested stock awards that would have become vested in the event of a change in control on January 28, 2023, the last day of our 2022 fiscal year, for our named executive officers who were employed as of that date, in the event that awards were not assumed or substituted as described above.

Description	Mr. Martin	Ms. O'Connell	Mr. Barbeito	Mr. Breitbard	Ms. Stangl
Stock Option Vesting Acceleration(1)	—	$737,672	—	$1,298,310	—
Stock Award Vesting Acceleration(2)	$9,792,077	$4,037,352	$8,157,296	$5,017,333	$4,973,773
Total	$9,972,077	$4,775,024	$8,157,296	$6,315,643	$4,973,773

(1)

Reflects the value of all unvested stock options that would have vested assuming a change in control on January 28, 2023 in which awards were not assumed or substituted as described above, based on the difference between the option exercise price and $13.20 per share, the last closing price of our common stock as of that date.

(2)

Reflects the value of all unvested stock awards that would have become vested assuming a change in control on January 28, 2023 in which awards were not assumed or substituted as described above, based on the last closing price of our common stock as of that date, which was $13.20. For Mr. Breitbard, includes one half the number of shares earned under LGP 4. For Ms. O’Connell, Mr. Breitbard and Ms. Stangl, includes the number of shares earned under PRSU 1 (none were earned). For Ms. O’Connell, Mr. Breitbard and Ms. Stangl, includes the target number of shares that could be earned under PRSU 2. For Ms. O’Connell, Mr. Barbeito, Mr. Breitbard and Ms. Stangl, includes the target number of shares that could be earned under PRSU 3.

2023 Proxy Statement

2022 Potential Payments Upon Termination	69

Death, Disability or Retirement

Each of our named executive officers other than Mr. Martin is generally entitled to the following additional death, disability or retirement benefits:

a.	Executive supplemental long-term disability insurance, which increases income replacement to 50% of base salary up to a maximum payment of $25,000 per month.
b.	Life insurance, provided to employees at the Director level and above, which provides coverage of three times base salary up to a maximum of $2 million.
c.

Upon Retirement, our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least one year and, for PRSUs, for which the performance period has been completed. For these purposes, “Retirement” means Employee’s Termination of Service for any reason (other than due to Employee’s misconduct as determined by the Company in its sole discretion) after Employee has attained age 60 and completed at least five years of continuous service as an employee of the Company or an Affiliate. Ms. Green reached retirement age in December 2021. As a result, certain eligible grants were subject to accelerated vesting to satisfy applicable tax withholding and in connection with her termination. No other named executive officer was eligible for retirement-based accelerated vesting as of January 28, 2023, the last day of our 2022 fiscal year. Mr. Martin’s award agreements do not provide for retirement-based accelerated vesting.

d.

Upon death or termination on account of disability, our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least one year and, for PRSUs, for which the performance period has been completed. Mr. Martin’s award agreements do not provide for accelerated vesting upon death or disability.

The table below shows the value of all unvested stock options and unvested stock awards that would have become vested in the event of the named executive officer’s death or termination on account of disability on January 28, 2023, the last day of our 2022 fiscal year, for our named executive officers who were employed as of that date.

Description	Mr. Martin	Ms. O'Connell	Mr. Barbeito	Mr. Breitbard	Ms. Stangl
Stock Option Vesting Acceleration(1)	—	$737,672	—	$1,298,310	—
Stock Award Vesting Acceleration(2)	—	$734,646	—	$1,638,556	$500,412
Total	—	$1,472,318	—	$2,936,866	$500,412

(1)

Reflects the value of all unvested stock options that would have become vested assuming the named executive officer had died or terminated on account of disability on January 28, 2023, based on the difference between the option exercise price and the last closing price of our common stock as of that date ($13.20).

(2)

Reflects the value of all unvested stock awards that would have become vested assuming the named executive officer had died or terminated on account of disability on January 28, 2023, based on the last closing price of our common stock as of that date ($13.20).

www.gapinc.com

70	2022 Compensation Actually Paid

2022 Compensation Actually Paid

The following table includes the information required by Item 402(v) of Regulation S-K, including the “Compensation Actually Paid” to our Chief Executive Officer and the average “Compensation Actually Paid” to our other named executive officers for the years presented. “Compensation Actually Paid” is calculated using the methodology required by Item 402(v) of Regulation S-K by making certain adjustments to the “Summary Compensation Table Total” reported for our Chief Executive Officer and other named executive officers for the years presented, which are detailed in the footnotes to this table. For further information about the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with its performance, see “Compensation Discussion and Analysis.”

									Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO named executive officers(3)	Average Compensation Actually Paid to non-PEO named executive officers(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (Loss) ($ in millions)(7)	Gap Inc. EBIT ($ in millions)(8)
2022	$-	$-	$11,232,972	$(46,162,022)	$8,493,907	$10,334,202	$4,942,372	$(3,972,855)	$82.15	$124.59	$(202)	$(69)
2021	$-	$-	$18,260,915	$25,854,898	$-	$-	$7,402,383	$8,376,262	$104.44	$114.78	$256	$810
2020	$277,784	$288,911	$21,905,521	$43,026,557	$-	$-	$6,563,095	$11,370,149	$116.31	$106.22	$(665)	$(862)

(1)	Robert Fisher served as Interim CEO from November 2019 to March 2020. Sonia Syngal served as CEO from March 2020 to July 2022. Bob L. Martin has served as Interim CEO since July 2022.
(2)

The following tables illustrate the adjustments to Mr. Fisher’s, Ms. Syngal’s and Mr. Martin’s Summary Compensation Table Totals in accordance with the SEC’s methodology for calculating Compensation Actually Paid. No adjustments were made for pension benefits as none of our named executive officers participated in a defined benefit or actuarial pension plan for the years presented. The  value of any dividends or other earnings paid on any equity awards is reflected in the fair value and total compensation. We do not pay dividends on unearned or unvested equity awards.

Robert Fisher
	2020	2021	2022
Summary Compensation Table Total	$277,784	$-	$-
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(159,996)	$-	$-
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$-	$-	$-
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$-	$-	$-
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$171,123	$-	$-
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$-	$-	$-
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$-	$-	$-
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$-	$-	$-
Compensation Actually Paid	$288,911	$-	$-

Sonia Syngal
	2020	2021	2022
Summary Compensation Table Total	$21,905,521	$18,260,915	$11,232,972
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(18,710,657)	$(14,069,884)	$(9,944,484)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$36,657,774	$6,586,315	$-
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$3,775,586	$11,352,207	$-
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$-	$-	$327,503
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(601,667)	$3,725,345	$(2,576,737)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$-	$-	$(45,201,276)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$-	$-	$-
Compensation Actually Paid	$43,026,557	$25,854,898	$(46,162,022)

2023 Proxy Statement

2022 Compensation Actually Paid	71

Bob L. Martin
	2020	2021	2022
Summary Compensation Table Total	$-	$-	$8,493,907
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$-	$-	$(7,365,781)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$-	$-	$9,565,815
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$-	$-	$-
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$-	$-	$-
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$-	$-	$(359,739)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$-	$-	$-
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$-	$-	$-
Compensation Actually Paid	$-	$-	$10,334,202

(3)	The following table identifies our named executive officers other than the individuals who served as our CEO for the years presented.

Non-CEO Named Executive Officers
2020	2021	2022
Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.	Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.	Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.
Mark Breitbard President and Chief Executive Officer, Gap Brand	Mark Breitbard President and Chief Executive Officer, Gap Brand	Horacio Barbeito President and Chief Executive Officer, Old Navy
Nancy Green President and Chief Executive Officer, Old Navy	Nancy Green President and Chief Executive Officer, Old Navy	Mark Breitbard President and Chief Executive Officer, Gap Brand
Julie Gruber Executive Vice President, Chief Legal, Compliance and Sustainability Officer, Gap Inc.	Mary Beth Laughton President and Chief Executive Officer, Athleta	Sandra Stangl President and Chief Executive Officer, Banana Republic
Teri List Former Executive Vice President and Chief Financial Officer, Gap Inc.		Nancy Green Former President and Chief Executive Officer, Old Navy

(4)

The following table illustrates the adjustments to the Average Summary Compensation Table Total for our named executive officers other than the individuals who served as our CEO for the years presented in accordance with the SEC’s methodology for calculating Compensation Actually Paid. No adjustments were made for pension benefits as none of our named executive officers participated in a defined benefit or actuarial pension plan for the years presented. The value of any dividends or other earnings paid on any equity awards is reflected in the fair value and total compensation. We do not pay dividends on unearned or unvested equity awards.

Non-CEO Named Executive Officers
	2020	2021	2022
Summary Compensation Table Total	$6,563,095	$7,402,383	$4,942,372
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(4,833,637)	$(4,584,365)	$(3,849,236)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$8,968,474	$2,216,278	$2,758,882
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,302,728	$1,891,608	$(6,375,006)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$-	$-	$38,437
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(565,435)	$1,450,358	$(685,792)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(65,076)	$-	$(802,512)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$-	$-	$-
Compensation Actually Paid	$11,370,149	$8,376,262	$(3,972,855)

(5)	Represents the total stockholder return for our common stock assuming an investment of $100 on February 1, 2020 through January 28, 2023. Assumes reinvestment of any dividends paid.
(6)

Represents the total stockholder return for the Dow Jones U.S. Apparel Retailers Index assuming an investment of $100 on February 1, 2020 through January 28, 2023. Assumes reinvestment of any dividends paid.

(7)	Represents our net income (loss) as reported in our Annual Reports on Form 10-K for the years presented.
(8)	Represents our earnings before interest and taxes (“EBIT”) for the years presented. EBIT was calculated as net sales less (i) cost of goods sold and occupancy expenses and (ii) operating expenses.

The items listed below represent the four most important performance measures we used to determine Compensation Actually Paid for fiscal 2022 as further described in “Compensation Discussion and Analysis–Elements of Compensation–Long-Term Incentives” and “Compensation Discussion and Analysis–Elements of Compensation–Annual Cash Incentive Bonus”.

Most Important Performance Measures in Fiscal 2022
Gap Inc. Earnings Before Income and Taxes (EBIT)
Relative Total Shareholder Return (S&P Retail Select Index)
Divisional and Weighted Brand Average EBIT
Divisional and Weighted Brand Average Net Sales

www.gapinc.com

72	2022 Compensation Actually Paid

The following chart illustrates a comparison of our three-year cumulative TSR versus the three-year cumulative TSR of our peer index for the years presented.

Total Shareholder Return: Gap Inc. vs. Dow Jones U.S. Apparel Retailers Index
Total Shareholder Return (TSR)
Value of Initial Fixed $100 Investment
$160
$140
$120
$100
$80
$60
$40
2/1/20
1/30/21
1/29/22
1/28/23
Gap Inc. 3-Year TSR
Dow Jones U.S. Apparel Retailers Index 3-Year TSR

The following chart illustrates a comparison of the Compensation Actually Paid amounts for the individuals who served as our CEO and other named executive officers versus our TSR for the years presented.

Compensation Actually Paid vs. Gap Inc. Total Shareholder Return
Compensation Actually Paid (CAP)
($ in thousands)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
-$40,000
-$50,000
Total Shareholder Return (TSR)
Value of Initial Fixed $100 Investment
$160
$140
$120
$100
$80
$60
$40
2020
2021
2022
CAP (Fisher)
CAP (Syngal)
CAP (Martin)
CAP (Average NEO)
Gap Inc. 3-Year TSR

2023 Proxy Statement

2022 Compensation Actually Paid	73

The following chart illustrates a comparison of the Compensation Actually Paid amounts for the individuals who served as our CEO and other named executive officers versus our net income (loss) for the years presented.

Compensation Actually Paid vs. Gap Inc. Net Income (Loss)
Compensation Actually Paid (CAP)
($ in thousands)
Net Income (Loss)
($ in millions)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
-$40,000
-$50,000
$1,000
$800
$600
$400
$200
$0
-$200
-$400
-$600
-$800
-$1,000
2020
2021
2022
CAP (Fisher)
CAP (Syngal)
CAP (Martin)
CAP (Average NEO)
Gap Inc. Net Income (Loss)

The following chart illustrates a comparison of the Compensation Actually Paid amounts for the individuals who served as our CEO and other named executive officers versus our EBIT for the years presented. We believe that EBIT is the most important measure that we use to determine executive compensation because our executives’ PRSUs, which generally comprise the largest single element of their compensation, are largely determined based on achievement of a three-year cumulative EBIT goal, which is aligned to the EBIT margin improvements outlined in our economic model. For more information on our executives’ long term incentives, see “Compensation Discussion and Analysis–Long-Term Incentives.”

Compensation Actually Paid vs. Gap Inc. EBIT
Compensation Actually Paid (CAP)
($ in thousands)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
-$40,000
-$50,000
2020
2021
2022
EBIT
($ in millions)
$1,000
$800
$600
$400
$200
$0
-$200
-$400
-$600
-$800
-$1,000
CAP (Fisher)
CAP (Syngal)
CAP (Martin)
CAP (Average NEO)
EBIT

www.gapinc.com

74	Proposal No. 4 — Advisory Vote on the Frequency of the Advisory Vote on the Overall Compensation of The Gap, Inc.’s Named Executive Officers

Proposal No. 4 — Advisory Vote on the Frequency of the Advisory Vote on the Overall Compensation of The Gap, Inc.’s Named Executive Officers

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, at least once every six years, the Company is required to submit for shareholder vote a non-binding resolution to determine whether the advisory vote on the compensation of the Company’s named executive ofﬁcers should occur every one, two, or three years. When the Company last submitted this non-binding resolution for shareholder vote at the Annual Meeting of Shareholders in 2017, it recommended that shareholders vote to approve, on an advisory basis, to hold an advisory vote on the overall compensation of the Company’s named executive ofﬁcers on an annual basis, which shareholders overwhelmingly supported.

The Board of Directors believes that submitting the advisory vote on executive compensation to shareholders on an annual basis continues to be the most appropriate option for the Company and its shareholders at this time. The next vote on the frequency of the advisory vote on the overall compensation of the Company’s named executive ofﬁcers will take place at the 2029 Annual Meeting of Shareholders.

The proxy materials provide shareholders with four choices (every one, two, or three years, or abstain).

The Board of Directors Recommends that Shareholders Vote, on an Advisory Basis, to Hold an Advisory Vote on the Overall Compensation of the Company’s Named Executive Officers Every “ONE YEAR”.

2023 Proxy Statement

Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan	75

Proposal No. 5 — Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan

We are requesting that shareholders approve the amendment and restatement of our 2016 Long-Term Incentive Plan (the “2016 Plan,” and the 2016 Plan, as amended and restated, the “Amended 2016 Plan”).

The Company is asking shareholders to approve the Amended 2016 Plan primarily in order to (i) increase the number of shares authorized for issuance under the 2016 Plan and (ii) remove the fungible share ratio for future awards.

The Amended 2016 Plan was adopted by the Board of Directors on March 21, 2023, subject to shareholder approval. Approval of the Amended 2016 Plan requires the affirmative vote of a majority of the shares of our common stock that are present in person or by proxy at the Annual Meeting and entitled to vote on this matter. If the shareholders approve the Amended 2016 Plan, it will replace the current version of the 2016 Plan.

The Board of Directors Recommends a Vote “FOR” the Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan.

Reasons to Approve the Amended 2016 Plan

SHARE RESERVE INCREASE

Approval of the Amended 2016 Plan will increase the number of shares authorized for issuance under the 2016 Plan by 25 million shares (the “Share Increase”). As of the end of fiscal 2022, which ended on January 28, 2023, a total of 37,969,972 shares remained available for future grants under the 2016 Plan. Lower market prices of our common stock during fiscal 2022 resulted in our use of a larger number of shares to make market-competitive grants to our employees. As a result, following our 2023 annual grant cycle, we project that the remaining share reserve will not enable us to make competitive future grants under the 2016 Plan. Accordingly, we believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in the current market for talent.

We consider the Amended 2016 Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the Company and our shareholders, as we believe that employees with an ownership stake in our business become highly motivated to achieve our corporate goals and increase long-term shareholder value. We believe the Share Increase will be sufficient to enable us to grant stock awards under the Amended 2016 Plan for approximately the next one to two years, based on projected annual grant values, the recent market prices of our common stock, historical forfeiture levels, and our anticipated use of equity awards as an incentive and retention tool, while taking into account the removal of the “fungible share ratio” described below. In addition to making regular grants to our employees, the Share Increase will enable us to make grants in connection with the appointment of a non-interim CEO and to attract and retain other key talent across the Company.

Approval of the 2016 Plan will also eliminate the “fungible share ratio” for future awards. The 2016 Plan currently utilizes a “fungible share ratio” under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full value awards, such as restricted stock units and PRSUs, reduce the share reserve on a two-for-one basis. Given that we currently intend to issue only restricted stock units and PRSUs (i.e., full value awards) under the 2016 Plan going forward, we do not believe that continuing to include a “fungible share ratio” is necessary. We have been and will continue to focus on prudently managing our annual equity usage.

The table below shows the stock awards, including stock units, restricted stock units, performance awards and stock options that were outstanding under the 2016 Plan as of the end of fiscal 2022, which ended on January 28, 2023. As of January 28, 2023, the closing price of our shares as reported on the NYSE was $13.20 per share.

Shares underlying outstanding stock options (#)	Weighted avg. exercise price of per share	Weighted avg. remaining term	Shares underlying outstanding time-based full value awards(1)	Shares underlying outstanding performance- based full value awards(2)	Shares available for future grant
7,825,433	$20.75	5.79	10,874,401	4,479,123	37,969,972

(1)

Consists of 351,533 shares subject to stock unit grants granted to our non-employee directors and accrued deferred dividend equivalent rights, 10,416,166 shares subject to restricted stock unit grants, and 106,702 shares subject to performance awards earned but not vested as of the end of fiscal 2022.

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76	Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan

(2)	Consists of 4,479,123 shares subject to outstanding performance awards for which performance has not yet been earned. The number of shares underlying such awards assumes target performance.

The table below shows net annual dilution and other metrics relating to equity grants under the 2016 Plan for the last three fiscal years.

Metric	2022	2021	2020	Average

Annual Dilution (1)	0.95%	1.23%	2.14%	1.44%

Annual Burn Rate (2)	3.31%	2.05%	3.83%	3.06%

Year-End Overhang (3)	18.63%	21.28%	14.83%	18.24%

(1)

Calculated by dividing (a) the number of shares underlying stock and option awards granted to all recipients during the year, minus stock and option awards canceled or forfeited during the year, by (b) the number of shares outstanding at year-end.

(2)	Calculated by dividing (a) the number of shares underlying stock and option awards granted to all recipients during the year, by (b) the number of shares outstanding at year-end.
(3)

Calculated by dividing (a) the number of shares underlying outstanding stock and option awards and (b) shares available for future stock and option awards, by (c) the number of shares outstanding, in each case at year-end.

In determining whether to recommend that shareholders approve the Share Increase, the Compensation and Management Development Committee considered, among other things, whether the Share Increase represents a reasonable amount of potential equity dilution to accommodate the Company’s strategic priorities and hiring and retention goals. The potential dilution from the Share Increase is approximately 6.8% (representing the Share Increase divided by the number of shares outstanding as of March 21, 2023). The Committee also considered the Company’s historic share repurchase activities and remaining authorization under the Company’s current share repurchase program.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal 5 include embedded assumptions which are highly dependent on the public trading price of our shares and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

OTHER CHANGES

Approval of the Amended 2016 Plan will also:

•	Add environmental, social, and governance, and human capital targets and metrics to the list of permitted performance goals under the 2016 Plan.
•

Remove a provision restricting the grant of dividend equivalents with respect to performance-based awards, which was previously included to comply with an exemption under Section 162(m) of the Internal Revenue Code that has since been eliminated.

The Amended 2016 Plan Combines Compensation and Corporate Governance Best Practices

The Amended 2016 Plan includes provisions that are designed to protect our shareholders’ interests and reflect corporate governance best practices.

•

Repricing Not Allowed. The Amended 2016 Plan generally prohibits the adoption of an exchange program pursuant to which stock options and stock appreciation rights (“SARs”) are cashed out, repriced, or exchanged for other awards without shareholder approval.

•

Shareholder Approval Required for Additional Shares. The Amended 2016 Plan does not contain an annual “evergreen” provision. The Amended 2016 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares.

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Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan	77

•

No Liberal Share Counting or Recycling. If fewer shares are issued in settlement of a stock award than were covered by such stock award for reasons other than the failure to satisfy vesting conditions, or other than as a result of termination or forfeiture (for example, to satisfy the exercise price or tax withholding obligation of such award), then the unissued shares will generally not become available again for issuance under the Amended 2016 Plan.

•	No Liberal Change in Control Provisions. No change in control related vesting acceleration and other benefits may occur without an actual corporate transaction occurring.
•

No Discounted Stock Options or SARs. All stock options and SARs granted under the Amended 2016 Plan must have an exercise or strike price equal to or greater than the fair market value of our shares on the date the stock option or SAR is granted.

•

No Dividends and Dividend Equivalents on Unvested Awards. Dividends and dividend equivalents will not be paid or settled with respect to any award granted under the Amended 2016 Plan until the underlying shares or units vest.

•

Limit on Non-Employee Director Compensation. Stock awards granted during a single fiscal year under the Amended 2016 Plan, taken together with any cash compensation paid during such fiscal year for services on the Board of Directors, will not exceed $700,000 in total value for any non-employee director serving as the Board Chair and $500,000 in total value for any other non-employee director.

•

Awards Subject to Clawback. Awards granted under the Amended 2016 Plan are subject to recoupment in accordance with any applicable law and any recoupment policy, arrangement or agreement adopted by the Company from time to time. The Company’s clawback policy for executive officers currently allows for the recoupment of incentive compensation in certain situations, including in the event of management misconduct or negligence resulting in material financial, reputational or other harm to the Company, or in certain circumstances involving a restatement.

•

Includes Best Practice Performance-Based Stock Award Provisions. While the enactment of the 2017 Tax Cuts and Jobs Act eliminated the performance-based compensation exception under Section 162(m) of the Code, the Amended 2016 Plan includes many best practice performance-based stock award provisions.

•	Limits on Transfer. The Amended 2016 Plan provides for limited transfer rights, and in no event may any stock award be transferred for consideration to a third-party financial institution.

Material Features of the Amended 2016 Plan

The following is a summary of the material features of the Amended 2016 Plan and its operation. This summary does not purport to be a complete description of all the provisions of the Amended 2016 Plan and is qualified in its entirety by reference to the Amended 2016 Plan, a copy of which is attached as Annex A to this Proxy Statement and is incorporated herein by reference.

PURPOSE

The purpose of the Amended 2016 Plan is to permit grants of stock options, SARs, restricted stock, unrestricted stock, performance units, PRSUs, stock units and dividend equivalents (collectively, “Awards”) to eligible participants. The Amended 2016 Plan is intended to provide incentives to further the growth and profitability of the Company and to encourage stock ownership on the part of (1) employees of the Company and its affiliates, (2) consultants and others who provide significant services to the Company and its affiliates (“consultants”), and (3) directors of the Company who are employees of neither the Company nor any of its affiliates (“non-employee directors”). The Amended 2016 Plan also is intended to permit the grant of performance-based equity Awards.

ELIGIBLE PARTICIPANTS

Employees, consultants and non-employee directors are eligible to be selected to receive one or more different types of Awards. However, incentive stock options (which are entitled to favorable U.S. federal tax treatment) may be granted only to employees of the Company or any subsidiary of the Company at the time of grant. The actual number of individuals who will receive Awards cannot be determined in advance because the Compensation and Management Development Committee (the “Committee”) retains the discretion to select the participants. As of the end of fiscal 2022, we had 11 non-employee directors and approximately 93,766 employees. In addition, in fiscal 2022, we engaged approximately 4,274 consultants, none of whom received Awards under the 2016 Plan in fiscal 2022. Approximately 1,700 individuals (comprised of our non-employee directors and a subset of our employees) received Awards under the 2016 Plan in fiscal 2022.

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78	Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan

ADMINISTRATION

The Amended 2016 Plan is administered by the Compensation and Management Development Committee of the Board of Directors (the “Committee”). The Committee will consist of two or more directors who qualify as “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (for purposes of administering compensation that is intended to qualify as “grandfathered” performance-based compensation).

Subject to the terms of the Amended 2016 Plan, the Committee has the discretion to select the employees, consultants and non-employee directors who will be granted Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and to construe and interpret the provisions of the Amended 2016 Plan and outstanding Awards. Notwithstanding the foregoing, Awards granted to non-employee directors will be subject to Board approval if so required by the Committee Charter. In addition, the Committee may not reprice Awards or exchange Awards for other Awards, cash or a combination thereof, without shareholder approval. The Committee may delegate all or any part of its authority to one or more directors or officers of the Company in accordance with applicable law, but only the Committee itself can make Awards to participants who are executive officers of the Company.

SHARE RESERVE

Following the Share Increase, the total number of shares available for grant under the Plan will not exceed the sum of (a) 218,341,342 and (b) the number of shares (not to exceed 40,225,653) that remain available for grant under the Company’s 2002 Stock Option Plan as of the date of obtaining shareholder approval of the amended and restated Plan on May 9, 2006, (c) any shares (not to exceed 28,019,786) that otherwise would have been returned to the 2002 Stock Option Plan after May 9, 2006 on account of the expiration, cancellation, or forfeiture of Awards granted thereunder, and (d) 25,000,000 shares.

Currently, the 2016 Plan includes a “fungible share ratio” under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full value awards, such as restricted stock units and PRSUs, reduce the share reserve on a two-for-one basis. The Amended 2016 Plan does not include the “fungible share ratio” and, effective with respect to Awards granted on or after May 9, 2023, each Award shall reduce the number of Shares available for Awards under the Plan by one Share for each Share covered by the Award; provided that each Award outstanding as of May 9, 2023 (other than an Option or SAR) shall reduce the number of Shares available for Awards under the Plan by two Shares for each Share covered by the Award.

To the extent an Award under the Amended 2016 Plan (other than a SAR or stock option) is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Amended 2016 Plan (and in the case of stock options or SARs will reduce the number of shares available for issuance under the Amended 2016 Plan by the number of shares having a fair market value equal to the cash delivered). The maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate number of shares reserved under the Amended 2016 Plan plus, to the extent allowable under Section 422 of the Code, any shares that become available for issuance under the Amended 2016 Plan. Shares granted under the Amended 2016 Plan may be either authorized but unissued shares or treasury shares.

If an Award expires or is canceled, forfeited or repurchased by the Company for any reason, the unvested or canceled number of shares that were subject to the Award (plus the number of additional shares, if any, that counted against the shares pool using the share counting rule in effect at the time the Award was granted) generally will be returned to the available pool of shares reserved for issuance under the Amended 2016 Plan. Except for shares of restricted stock that are forfeited (rather than vesting), shares actually issued under the Amended 2016 Plan or withheld to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will not be returned to the Amended 2016 Plan and will not be available for future issuance under the Amended 2016 Plan. Shares purchased by the Company with the proceeds of stock option exercises will not again be available for issuance under the Amended 2016 Plan.

Substitute Awards made under the Amended 2016 Plan to persons who become our employees as a result of an acquisition transaction will not reduce the shares available for issuance under the Amended 2016 Plan or be added back to the shares available for issuance under the Amended 2016 Plan. In accordance with the rules of the applicable stock exchange on which the shares are listed, shares under a pre-existing plan sponsored by a company acquired by us (as adjusted, to the extent appropriate, to reflect the transaction) may be used for Awards under the Amended 2016 Plan without reducing the shares available for issuance under the Amended 2016 Plan, and shares subject to such Awards will not be added back to the shares available for Awards under the Amended 2016 Plan.

2023 Proxy Statement

Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan	79

If the Company experiences a dividend or other distribution, merger, reorganization, consolidation, recapitalization, separation, liquidation, stock split, reverse stock split, split-up, spin-off, share combination, repurchase, or exchange of shares or other securities of the Company, other significant corporate transaction or other significant change affecting the shares, the Committee will, as it deems appropriate, equitably adjust the number, kind and class of securities reserved for issuance under the Amended 2016 Plan, the number, kind, class, and price of securities subject to outstanding Awards and the per-person numerical limits on Awards to reflect the stock dividend or other change.

DIRECTOR COMPENSATION LIMIT

Other than the Chair of the Board, no non-employee director will be granted Awards in any fiscal year of the Company, taken together with any cash retainers or other similar cash-based payments paid during such fiscal year for services on the Board, having an aggregate value in excess of $500,000. In addition, the non-employee Chair of the Board will not be granted Awards in any fiscal year of the Company, taken together with any cash retainers or other similar cash-based payments paid during such fiscal year for services on the Board, having an aggregate value in excess of $700,000. For this purpose, restricted stock, unrestricted stock, performance units, PRSUs and stock units will be valued based on the fair market value on the grant date of the maximum number of shares covered thereby (or the maximum dollar value thereof with respect to Awards denominated in dollars) and stock options and SARs will be valued using a Black-Scholes or other accepted valuation model, using reasonable assumptions.

PERFORMANCE GOALS

Awards under the Amended 2016 Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance goals may be based on a formula or standard utilizing one or more of the following objectively defined and non-discretionary factors which will be established by the Committee when the achievement of the applicable performance goal(s) associated with the applicable performance period remains substantially uncertain: (1) comparable store sales growth, (2) earnings, (3) earnings per share, (4) return on equity, (5) return on net assets, (6) return on invested capital, (7) gross sales, (8) net sales, (9) net earnings, (10) free cash flow, (11) total shareholder return, (12) stock price, (13) gross margin, (14) operating margin, (15) market share, (16) inventory levels, (17) expense reduction, (18) environmental, social, and governance, and human capital targets and metrics, and/or (19) employee turnover as well as any financial and non-financial criteria (including, without limitation, subjective criteria and individual performance), as established by the Committee in its sole discretion.

As determined by the Committee, the performance goals may, (a) differ from participant to participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per store basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index) and (f) take into account other factors (including subjective factors).

The impact of one or more items (including, but not limited to, one or more of the following) may be taken into account in any manner established by the Committee when determining whether a performance goal has been attained, provided such items are established when the achievement of the applicable performance goal(s) associated with the applicable performance period remains substantially uncertain: (1) changes in generally accepted accounting principles (“GAAP”); (2) nonrecurring items, if any, that may be defined in an objective and non-discretionary manner under U.S. GAAP accounting standards or other applicable accounting standards in effect from time to time; (3) the sale of investments or non-core assets; (4) discontinued operations, categories or segments; (5) legal claims and/ or litigation and insurance recoveries relating thereto; (6) amortization, depreciation or impairment of tangible or intangible assets; (7) reductions in force, early retirement programs or severance expense; (8) investments, acquisitions or dispositions; (9) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (10) natural catastrophes; (11) currency fluctuations; (12) stock-based compensation expense; (13) early retirement of debt; (14) conversion of convertible debt securities; and (15) termination of real estate leases. Each of the adjustments described above may relate to the Company as a whole or any part of the Company’s business or operations.

STOCK OPTION AWARDS

A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Amended 2016 Plan, the Committee may grant nonqualified stock options and/or incentive stock options. The number of shares covered by each option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options covering more than 18,000,000 shares. The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of

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80	Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan

the shares covered by the option. The exercise price of incentive stock options will not be less than 110% of fair market value if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The total fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options become exercisable and terminate at the times and on the terms established by the Committee, but options generally may not expire later than ten years after the date of grant (such term to be limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries). If the participant terminates service before his or her option’s normal expiration date, the option may terminate sooner than its normal expiration date, depending upon the reason for the termination.

The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, by cashless or “net” exercise, or by any other means that the Committee determines to provide legal consideration for the shares and is consistent with the Amended 2016 Plan’s purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

STOCK APPRECIATION RIGHT AWARDS

Stock Appreciation Right (SARs) are Awards that give a participant the right to receive payment from the Company in an amount equal to: (1) the excess of the fair market value of a share on the date of exercise over the exercise price, multiplied by (2) the number of shares with respect to which the SAR is exercised. Proceeds from SAR exercises may be paid in cash or shares, as determined by the Committee. The number of shares covered by each SAR will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted SARs for more than 18,000,000 shares. Awards of SARs may be granted in connection with all or any part of an option or may be granted independently of options. The Committee determines the terms and conditions of each SAR. However, the exercise price of a SAR may not be less than 100% of the fair market value of a share on the grant date. SARs expire at the times established by the Committee, but subject to the same maximum time limits as are applicable to options granted under the Amended 2016 Plan.

RESTRICTED AND UNRESTRICTED STOCK AWARDS

Restricted stock Awards are shares, which vest in accordance with terms established by the Committee in its discretion. Unrestricted stock Awards are shares that have no restrictions such as vesting terms. The number of shares of restricted and unrestricted stock granted to any employee or consultant will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted more than 2,000,000 shares.

In determining the vesting schedule for any Award of restricted stock, the Committee may impose whatever conditions to vesting it determines to be appropriate. For example, the Committee may (but is not required to) provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time.

Participants holding unvested shares of restricted stock will not be entitled to any dividends and other distributions paid or distributed by the Company on the equivalent number of vested shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested shares may be credited with such dividends and other distributions provided that such dividends and other distributions will be paid or distributed to the participant only if, when and to the extent such shares vest. The value of dividends and other distributions payable or distributable with respect to any shares that do not vest will be forfeited.

STOCK UNIT, PERFORMANCE UNIT, AND PRSU AWARDS

Stock units, performance units, and PRSUs are Awards in which amounts are credited to a bookkeeping account established for the participant. A stock or performance unit has an initial value that is established by the Committee at the time of its grant. A PRSU has an initial value equal to the fair market value of a share on the date of grant. The number of stock units, performance units or PRSUs granted to any employee or consultant will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted stock units, performance units or PRSUs having, in the aggregate, a grant date value (assuming maximum payout) greater than $20 million or covering more than 2,000,000 shares (assuming maximum payout), whichever is greater.

Whether a stock unit, performance unit or PRSU Award actually will result in a payment to a participant will depend upon the extent to which the performance goals, if any, established by the Committee are satisfied and the vesting criteria, if any, are met. The applicable performance goals, vesting criteria and all other terms and conditions of the Award will be determined at the discretion of the Committee and may be based upon the achievement of Company-wide, business unit or individual goals, which may include continued employment or service, or any other basis determined by the Committee.

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Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan	81

After a stock unit, performance unit or PRSU Award has vested (that is, after any applicable performance goal(s) have been achieved and/or any applicable vesting criteria satisfied), the participant will be entitled to a payment of cash and/or shares, as determined by the Committee. However, upon grant of an Award of PRSUs, performance units or stock units, the Committee may set terms and conditions for deferral of payment of an Award of PRSUs, performance units or stock units. The deferral period will be fixed by the Committee on the date of grant and any Award may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

DIVIDEND EQUIVALENTS

Dividend Equivalents refer to a participant’s right to receive cash or shares for each share represented by an Award held by such participant in an amount equal to the ordinary dividends paid on an equivalent number of shares. Any dividend equivalents credited with respect to an Award will be settled in cash or shares only if, when and to the extent the Award vests, provided that settlement of earned Dividend Equivalents may be deferred as described in the Amended 2016 Plan. The value of amounts payable with respect to any Award or portion of any Award that does not vest will be forfeited.

NONTRANSFERABILITY OF AWARDS

Awards granted under the Amended 2016 Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. If permitted by the Committee (at its discretion), a participant may designate one or more beneficiaries to receive any vested but unpaid Awards following his or her death. Notwithstanding the foregoing, a participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer will be made in accordance with such procedures as the Committee may specify from time to time; provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.

CHANGE IN CONTROL

The Amended 2016 Plan provides that, except as set forth in an applicable award agreement, in the event of a change in control, the acquiror may, without the consent of any participant, either assume or continue Awards under the Amended 2016 Plan or substitute for outstanding Awards substantially equivalent Awards covering the acquiror’s stock. Except as set forth in an applicable award agreement, outstanding Awards which are neither assumed, continued or substituted by the acquiror in connection with the change in control will, contingent on the change in control, become fully vested and, if applicable, exercisable immediately prior to the change in control.

AWARDS SUBJECT TO CLAWBACK

Awards granted under the Amended 2016 Plan are subject to recoupment in accordance with any applicable law and any recoupment policy, arrangement or agreement adopted by the Company from time to time. The Company’s clawback policy for executive officers currently allows for the recoupment of bonus or other cash or equity incentive compensation (“covered compensation”) where either (i) all of the following factors are present: (a) the award or the vesting of the award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) in the Board’s view, the covered officer was grossly negligent or engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (c) a lower award would have been made to the covered officer, or a lesser amount would have vested, based upon the restated financial results, or (ii) with respect to covered compensation awarded or that vested after the applicable crime, neglect, breach or act or omission described below, the covered officer: (1) was indicted or convicted of, or admitted to, any crimes involving theft, fraud or moral turpitude; (2) engaged in gross neglect of duties, including willfully failing or refusing to implement or follow direction of the Company; (3) materially breached Gap Inc.’s policies and procedures, including but not limited to the Code of Business Conduct; or (4) acted or failed to act in a negligent or intentional manner that resulted in material financial, reputational or other harm to the Company and its affiliates and subsidiaries. The Board monitors this policy to ensure that it is consistent with applicable laws, and will update this policy to comply with proposed NYSE listing requirements on executive compensation recoupment when they are finalized.

OTHER POLICIES

Awards granted under the Amended 2016 Plan may be subject to the terms and conditions of any policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of Awards, provided that in no event will such policy permit that an Award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.

Amendment and Termination

The Board generally may amend or terminate the Amended 2016 Plan at any time and for any reason. However, no amendment, suspension or termination may materially and adversely impair the rights of any participant in the Amended 2016 Plan without his or her consent. Amendments will be contingent on shareholder approval if required by applicable law.

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82	Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan

New Plan Benefits

The Amended 2016 Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on shareholder approval of the Amended 2016 Plan. However, as discussed in further detail in “Proposal No. 1—Election of Directors—Compensation of Directors” above, each of our current non-employee directors will be entitled to receive a grant of stock units under the Amended 2016 Plan on June 30, 2023 with a grant date fair value of $170,000 (or a prorated amount in the case of directors who joined the Board after our 2022 Annual Meeting). The following table summarizes the stock unit grants that our current non-employee directors as a group will receive if they remain a director following the 2023 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon shareholder approval of the Amended 2016 Plan. All other future awards to non-employee directors, executive officers, employees and consultants of the Company under the Amended 2016 Plan are discretionary and cannot be determined at this time.

Name and position	Dollar value	Number of shares(1)
Bob L. Martin	—	—
Interim CEO, Gap Inc.
Katrina O’Connell	—	—
EVP and CFO, Gap Inc.
Horacio Barbeito	—	—
President and CEO, Old Navy
Mark Breitbard	—	—
President and CEO, Gap Brand
Sandra Stangl	—	—
President and CEO, Banana Republic
Sonia Syngal	—	—
Former CEO, Gap Inc.
Nancy Green	—	—
Former President and CEO, Old Navy
All current executive officers as a group (8 persons)	—	—
All current directors who are not executive officers as a group (10 persons)(2)	$1,638,986	—
All employees, including all current officers who are not executive officers, as a group	—	—

(1)

The number of shares subject to each non-employee director’s stock unit grant will not be determinable until the grant date. See the section entitled “Proposal No. 1—Election of Directors—Compensation of Directors” for more information.

(2)	This group includes all the nominees for election as a director other than Mr. Martin and Mr. Shaukat.

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Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan	83

Historical Plan Benefits

The 2016 Plan was originally adopted and became effective in 1996 and was named The Gap, Inc. 1996 Stock Option and Award Plan, and was subsequently amended and restated and renamed a number of times. The following table sets forth, for each of the individuals and groups indicated, the total number of shares subject to stock awards that have been granted (even if not currently outstanding) under the 2016 Plan since the plan originally became effective through January 28, 2023, the last day of our fiscal year 2022.

Name and position	Number of shares subject to stock awards(1)
Bob L. Martin(2)	1,145,631
Interim CEO, Gap Inc.
Katrina O’Connell	1,392,814
EVP and CFO, Gap Inc.
Horacio Barbeito	617,977
President and CEO, Old Navy
Mark Breitbard	3,191,452
President and CEO, Gap Brand
Sandra Stangl	624,501
President and CEO, Banana Republic
Sonia Syngal	5,127,650
Former CEO, Gap Inc.
Nancy Green	2,385,890
Former President and CEO, Old Navy
All current executive officers as a group (8 persons)	9,808,405
All current directors who are not executive officers as a group (10 persons)(3)	2,855,911
All employees, including all current officers who are not executive officers, as a group	339,148,685

(1)

Other than grants made to John J. Fisher, Robert J. Fisher and William S. Fisher as directors and/or former employees of the Company, no awards have been granted under the 2016 Plan to any associate of any of our directors (including nominees) or executive officers, and no person has received 5% or more of the total awards granted under the 2016 Plan since its inception.

(2)	Mr. Martin is also a nominee for election as a director.
(3)

This group includes all the nominees for election as a director other than Mr. Martin and Mr. Shaukat. The total number of shares that they were granted (including stock units, dividend equivalent rights and stock options) on an individual basis are as follows: Richard Dickson: 14,834 shares; Elisabeth B. Donohue: 20,193 shares; Robert J. Fisher: 1,154,296 shares; William S. Fisher: 880,100 shares; Tracy Gardner: 443,855 shares; Kathryn A. Hall: 20,631 shares; Amy Miles: 57,714 shares; Chris O’Neill: 57,440 shares; Mayo A. Shattuck III: 178,889 shares; and Salaam Coleman Smith: 27,959 shares.

Please also refer to “Equity Compensation Plan Information” for further information about shares which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our equity compensation plans as of January 28, 2023, including the 2016 Long-Term Incentive Plan and the Employee Stock Purchase Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences to U.S. taxpayers and the Company of Awards under the Amended 2016 Plan. Tax consequences for any particular individual may be different. Participants should consult with their own tax advisors for more detailed information on how Awards will be taxed in their particular circumstances.

NONQUALIFIED STOCK OPTIONS AND SARs

No amount is included in the taxable income of a participant when a nonqualified stock option or SAR is awarded or vests. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income equal to the difference between the fair market value of the shares received and the exercise price. Upon exercise of a SAR, a participant will recognize ordinary income equal to the amount of cash received and the fair market value of any

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84	Proposal No. 5 – Approval of the Amendment and Restatement of the 2016 Long-Term Incentive Plan

shares received from the Company (before tax withholding). Any additional gain or loss recognized upon a later sale or other disposition of the acquired shares is generally taxed as capital gain or loss.

INCENTIVE STOCK OPTIONS

No amount is included in the taxable income of a participant when an incentive stock option is granted or exercised. However, the participant may be subject to the alternative minimum tax in the year of exercise because the difference between the fair market value of the shares received and the exercise price is included in the amount of the participant’s alternative minimum taxable income for that year. If the participant exercises the option and then sells the acquired shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and sells the acquired shares before the end of the two- or one-year holding periods, however, the difference between the fair market value of the stock on the date of the option exercise and the exercise price is taxed as ordinary income. If the value of the shares has decreased following the option exercise, the participant’s ordinary income is limited to the difference between the sale price and the exercise price. If the value of the shares has increased following the option exercise, the difference between the fair market value of the shares at the time of exercise and the sale price is taxed as capital gain.

RESTRICTED STOCK, UNRESTRICTED STOCK, STOCK UNITS, PERFORMANCE UNITS AND PRSUS

No amount is included in the taxable income of a participant upon receipt of restricted stock, stock units, performance units, or PRSUs if such Awards are subject to vesting requirements. The participant will generally recognize ordinary income upon vesting of restricted stock, and payout of stock units, performance units or PRSUs. In the case of stock units, performance units, or PRSUs, if the Committee has set terms and conditions for the deferral of payment of the Award following the time of vesting, the participant will recognize ordinary income at the time of such payment. Alternatively, with respect to restricted stock, a participant may elect under Code Section 83(b) to be taxed at the time of the Award. An election under Section 83(b) must be filed with the Internal Revenue Service (with a copy to the Company) within 30 days after the date of the Award. A participant receiving unrestricted stock will recognize income at the time of the Award. With respect to restricted stock and unrestricted stock, the amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized minus any amount paid for the shares. With respect to stock units, performance units or PRSUs, the amount of ordinary income will be equal to the amount of cash and/or the fair market value of shares (at the time income is recognized) that the participant receives from the Company (before tax withholding) minus any amount paid for the shares. In general, any gain or loss recognized upon sale of the shares thereafter will be taxed as a capital gain or loss.

Tax Effect on the Company

We generally will be entitled to a tax deduction in connection with the vesting, settlement or exercise of an award under the Amended 2016 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises a nonqualified stock option.

Section 162(m) of the Code (“Section 162(m)”) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. Historically there has been an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under Section 162(m). With the enactment of the 2017 Tax Cuts and Jobs Act, however, the performance-based compensation exemption has been eliminated, except with respect to certain grandfathered arrangements. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

The foregoing is only a summary of the effect of federal income taxation upon participants and the Company with respect to the grant and exercise of awards under the Amended 2016 Plan. It does not purport to be complete, and does not discuss the tax consequences of a service provider’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the service provider may reside.

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Equity Compensation Plan Information	85

Equity Compensation Plan Information

The following table provides information as of January 28, 2023 about shares of our common stock which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our equity compensation plans, including the 2016 Long-Term Incentive Plan and the Employee Stock Purchase Plan.

	Equity Plan Summary
	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Security Holders(1)	30,123,153(2)	20.75	50,551,836(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	30,123,153	20.75	50,551,836

(1)	These plans consist of our 2016 Long-Term Incentive Plan (the “2016 Plan”) and Employee Stock Purchase Plan (the “ESPP”).
(2)

This number excludes 530,823 shares that were issued at the end of the most recent ESPP purchase period, which began on December 1, 2022 to February 28, 2023, after the end of our 2022 fiscal year. This number includes the number of shares that could be earned under the Company's PRSU Program (described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program”) if the maximum performance conditions were achieved over the applicable performance periods, including PRSU 1 (for which no actual shares were earned).

(3)

This number includes 12,581,864 shares that were available for future issuance under the ESPP at the end of our 2022 fiscal year, including the 530,823 shares described in footnote 2 above. The number shown also reflects the deduction of two shares from the Company's share reserve for every one stock award granted on or after May 17, 2011, pursuant to the terms of the 2016 Plan.

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86	Beneficial Ownership of Shares

Beneficial Ownership of Shares

Beneficial Ownership Table

The following table sets forth certain information as of March 10, 2023 to indicate beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee and each executive officer named in the “2022 Summary Compensation Table” of this Proxy Statement, and (iii) all of our current directors and executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the address for each listed beneficial owner is: c/o Gap Inc., Two Folsom Street, San Francisco, California 94105.

	Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Awards Vesting Within 60 Days(1)	Total	% of Class(2)
Directors, Director Nominees and Named Executive Officers
Horacio Barbeito	—	—	—	—
Mark Breitbard	98,980	1,155,456	1,254,436	*
Richard Dickson	—	14,834	14,834	*
Elisabeth B. Donohue	—	20,193	20,193	*
Robert J. Fisher(3)	56,622,503	39,555	56,662,058	15.47%
William S. Fisher(4)	58,358,457	39,555	58,398,012	15.94%
Tracy Gardner	34,497	39,555	74,052	*
Nancy Green(5)	271,872	530,221	802,093	*
Kathryn Hall(6)	3,389,284	20,631	3,409,915	*
Bob L. Martin	240,320	—	240,320	*
Amy Miles	—	57,714	57,714	*
Katrina O'Connell	—	309,878	309,878	*
Chris O'Neill	5,458	51,981	57,439	*
Mayo A. Shattuck III	135,798	39,555	175,353	*
Tariq Shaukat	—	—	—	—
Salaam Coleman Smith	—	27,959	27,959	*
Sandra Stangl	17,145	89,302	106,447	*
Sonia Syngal(7)	—	164,053	164,053	*
All directors and executive officers, as a group (18 persons)(8)	110,869,294	2,830,750	113,700,044	30.81%
Certain Other Beneficial Holders
BlackRock, Inc.(9)	23,325,389	—	23,325,389	6.40%
Dodge & Cox(10)	37,980,426	—	37,980,426	10.40%
John J. Fisher(11)	63,083,083	—	63,083,083	17.23%
The Vanguard Group(12)	22,836,184	—	22,836,184	6.26%

(1)

Reflects stock options exercisable and stock units vesting within 60 days after March 10, 2023. Also includes the outstanding stock units earned by our non-employee directors, which are subject to a three-year deferral period, which will be settled in shares immediately upon the resignation or retirement of the non-employee director, as described in “Proposal No. 1—Election of Directors—Compensation of Directors.”

(2)	“*” indicates ownership of less than 1% of the outstanding shares of our common stock.
(3)

Includes (a) 39,555 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon his resignation or retirement over which he has sole dispositive and voting power, (b) 17,459,700 shares beneficially owned as trustee of a trust with sole dispositive and voting power, (c) 1,756,522 shares owned as community property with his spouse with shared dispositive and voting power, (d) 10,391,281 shares beneficially owned as a co-trustee of trusts of which he shares dispositive and voting power (including shares held by the trusts through a limited liability company), (e) 15,000 shares beneficially owned through Delaware limited partnerships over which Robert J. Fisher has sole dispositive and voting power, and (f) 27,000,000 shares owned by FCH TBME LLC of which Robert J. Fisher is the sole manager with sole voting and dispositive power over 27,000,000 shares. In addition to the shares identified in the table above, Robert J. Fisher’s spouse separately owns 128,845 shares over which Mr. Fisher has no dispositive or voting control. Robert J. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.

(4)

Includes (a) 39,555 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon his resignation or retirement over which he has

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Beneficial Ownership of Shares	87

sole dispositive and voting power, (b) 15,235,433 shares beneficially owned as trustee of a trust with sole dispositive and voting power, (c) 35,512 shares owned as community property with his spouse with shared dispositive and voting power, (d) 8,106,459 shares beneficially owned as a co-trustee of trusts of which he shares dispositive and voting power (including shares held by the trusts through a limited liability company), (e) 5,966,053 shares for which William S. Fisher has proxies granting him sole voting power, (f) 2,000,000 shares beneficially owned as a co-trustee of a trust organized exclusively for charitable purposes for which William S. Fisher shares dispositive and voting power, (g) 15,000 shares beneficially owned through Delaware limited partnerships over which William S. Fisher has sole dispositive and voting power, and (h) 27,000,000 shares owned by FCH TBMS LLC of which William S. Fisher is the sole manager with sole voting and dispositive power over 27,000,000 shares. In addition to the shares identified in the table above, William S. Fisher’s spouse separately owns 146,649 shares over which Mr. Fisher has no dispositive or voting control. William S. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.

(5)	Nancy Green was terminated without cause as President and CEO, Old Navy in May 2022.
(6)

Reflects (a) 20,631 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon her resignation or retirement over which she has sole dispositive and voting power and (b) shares held directly by KBRWJ Investors LP (“KBRWJ”). Ms. Hall is the sole managing member of KHALL LLC, which is the general partner of KBRWJ, and through KHALL LLC has sole voting and dispositive power over the shares held by KBRWJ in a fiduciary capacity. Ms. Hall disclaims beneficial ownership of the shares held directly by KBRWJ, except to the extent of her indirect pecuniary interest therein.

(7)	Sonia Syngal was terminated without cause as CEO of the Company in July 2022.
(8)

Reflects the information above for our current directors and executive officers; provided, however, that shares reflected more than once in the table above with respect to Robert J. Fisher and William S. Fisher are only reflected once in this line. See the note regarding various Fisher family holdings immediately following this table.

(9)

The Schedule 13G filed with the SEC by BlackRock on February 3, 2023 indicates that, as of December 31, 2022, BlackRock has sole power to direct the voting of 22,489,232 shares and sole power to direct the disposition of 23,325,389 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(10)

The Schedule 13G filed with the SEC by Dodge & Cox on February 14, 2023 indicates that, as of December 31, 2022, Dodge & Cox has sole power to direct the voting of 35,995,026 shares and sole power to direct the disposition of 37,980,426 shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(11)

Includes (a) 18,852,065 shares beneficially owned as trustee of a trust with sole dispositive and voting power, (b) 31,518 shares owned as community property with his spouse with shared dispositive and voting power, (c) 10,391,281 shares beneficially owned as a co-trustee of trusts of which he shares dispositive and voting power (including shares held by the trusts through a limited liability company), (d) 5,966,053 shares beneficially owned as trustee of trusts for which he has sole dispositive power and another proxyholder has sole voting power, (e) 481,309 shares for which John J. Fisher has proxies granting him sole voting power, (f) 340,857 shares beneficially owned as a co-trustee of a trust organized exclusively for charitable purposes over which John J. Fisher shares dispositive and voting power, (g) 20,000 shares beneficially owned through Delaware limited partnerships over which John J. Fisher has sole dispositive and voting power, and (h) 27,000,000 shares owned by FCH TBML LLC of which John J. Fisher is the sole manager with sole dispositive power over 27,000,000 shares, and sole voting power over 23,400,000 shares with an irrevocable proxy granting a proxyholder sole voting power over 3,600,000 shares. In addition to the shares identified in the table above, John J. Fisher’s spouse separately owns 47,440 shares over which Mr. Fisher has no dispositive or voting control. John J. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.

(12)

The Schedule 13G filed with the SEC by The Vanguard Group on February 9, 2023 indicates that, as of December 30, 2022, The Vanguard Group has sole power to direct the disposition of 22,566,840 shares, and shared power to direct the voting of 68,421 shares and shared power to direct the disposition of 269,344 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

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88	Beneficial Ownership of Shares

Note Regarding Various Fisher Family Holdings

SEC rules require reporting of beneficial ownership of certain shares by multiple parties where voting and/or dispositive power over those shares is shared by those multiple parties. As a result, the following shares are listed multiple times in the table above.

The shares described in footnotes (3), (4) and (11) above for which voting and dispositive power is shared by Messrs. Robert J. Fisher, William S. Fisher and/or John J. Fisher actually represent an aggregate of 10,391,281 shares, rather than 28,889,021 shares, as a result of that shared voting and dispositive power.

In addition, the shares described in footnotes (3), (4) and (11) above for which sole dispositive power is held by one person and, pursuant to irrevocable proxies, sole voting power is held by a different person actually represent an aggregate of 5,966,053 shares, rather than 11,932,106 shares.

For purposes of the above table, removing the shares counted multiple times (described above) results in an aggregate total beneficial ownership of 41.96% of the outstanding shares by Messrs. Robert J. Fisher, William S. Fisher, John J. Fisher and charitable entities for which one or more Fishers is a trustee. Messrs. Robert J. Fisher, William S. Fisher, and John J. Fisher each disclaim beneficial ownership over shares owned by other members of the Fisher family, except as specifically disclosed in the footnotes above.

Delinquent Section 16(a) Reports

Due to an administrative error, 43 shares withheld in November 2022 to cover tax obligations in connection with retirement eligibility on a restricted stock unit award held by Sheila Peters were reported late. A filing was made to report this transaction on March 15, 2023 Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2022 all other Section 16(a) filing requirements were satisfied on a timely basis or previously disclosed.

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Other Information	89

Other Information

Questions and Answers About the Annual Meeting and Voting

Who are the proxyholders and how were they selected?

The proxyholders are Bobby Martin, Julie Gruber and Katrina O'Connell, who were selected by our Board of Directors and are officers of the Company. The proxyholders will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by our Board of Directors.

How much did this proxy solicitation cost and who pays for it?

The Company will pay all expenses in connection with the solicitation of the proxies relating to this Proxy Statement, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. In addition to solicitation by mail, certain of our officers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by email, by telephone, by fax or in person. We have also retained the services of D.F. King & Co. to solicit the proxies of certain shareholders for the Annual Meeting and provide other consultation services. The cost of D.F. King’s services is estimated to be $9,500, plus reimbursement of out-of-pocket expenses.

How can I electronically access the proxy materials?

We are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials. That Notice contains instructions for accessing the materials and voting via the Internet. The Notice also contains information on how to request a paper copy of the proxy materials by mail. We believe this method of distribution makes the proxy distribution process more efficient, less costly and limits our impact on the environment. This Proxy Statement and our 2022 Annual Report to Shareholders are available at www.gapinc.com (follow the Investors, Financial Information links).

Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

If you are a Shareholder of Record or a Beneficial Owner, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com. If you are a Beneficial Owner, you can also contact your broker directly to opt for email delivery of proxy materials. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us or your broker otherwise. Delivering future notices by email will help us further reduce the cost and environmental impact of our shareholder meetings.

What is “householding”?

Under SEC rules, a single package of Notices may be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless contrary instructions have been received. Each shareholder continues to receive a separate Notice within the package. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders who wish to receive a separate set of proxy materials should contact Broadridge at the same phone number or mailing address.

What is the difference between a shareholder of record and a beneficial owner of shares?

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, you are considered the shareholder of record with respect to those shares.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Please note that the organization is not allowed to vote your shares on most matters without your instructions, so it is important for you to provide direction to the organization on how to vote.

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90	Other Information

What is the date, time and format of the Annual Meeting?

We will hold the Annual Meeting on May 9, 2023 at 10:00 a.m. Eastern Time, via the Internet at www.virtualshareholdermeeting.com/GAP2023. The platform for the virtual annual meeting includes functionality that affords validated shareholders substantially the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual annual meeting are provided below, and once admitted, shareholders may view reference materials such as our list of shareholders as of the Record Date, submit questions and vote their shares by following the instructions that will be available on the meeting website.

How do I attend the 2023 Annual Meeting?

In order to access the virtual Annual Meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/GAP2023. If you hold shares beneficially in street name, you may only vote at the virtual annual meeting if you obtain a control number from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Will the Annual Meeting be webcast?

Yes. You may attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/GAP2023, where you will be able to vote electronically and submit questions during the Annual Meeting. A webcast replay of the 2023 Annual Meeting will also be archived on www.gapinc.com (follow the Investors, News and Events links). The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.

How do I submit a question at the Annual Meeting?

You may submit a question during the Annual Meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/GAP2023. If your question is properly submitted during the relevant portion of the meeting agenda, the chair of the meeting intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on www.gapinc.com (follow the Investors, News and Events links). The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.

What if the Company encounters technical difficulties during the Annual Meeting?

If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage), the chair of the meeting will determine whether the Annual Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Annual Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virutalshareholdermeeting.com/GAP2023.

If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual meeting website.

Who may vote at the Annual Meeting?

You can vote your shares via the Internet at our Annual Meeting if you were a shareholder at the close of business on the Record Date.

Are votes confidential? Who counts the votes?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects the voting privacy of our shareholders. Your vote will not be disclosed to anyone, except:

•	As required to tabulate and certify the vote;
•	As required by law; and/or
•	If you provide written comments on your proxy card (the proxy card and comments would then be forwarded to us for review).

We retain an independent tabulator and inspector of election to receive and tabulate the proxies and to certify the voting results.

What happens if I do not give specific voting instructions?

Shareholder of Record

If you are a shareholder of record and you sign, date and return a proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof.

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Other Information	91

Beneficial Owner

If you are a beneficial owner and hold your shares through a broker, bank, or other similar organization, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on a particular matter. Brokers and other nominees have the discretion to vote on routine matters such as Proposal 2 (ratification of the selection of independent registered public accounting firm), but do not have the discretion to vote on non-routine matters such as Proposal 1 (election of directors), Proposal 3 (advisory vote on executive compensation), Proposal 4 (advisory vote on the frequency of the advisory vote on executive compensation) or Proposal 5 (approval of the amendment and restatement of the 2016 Long-Term Incentive Plan). Therefore, your shares will not be voted on non-routine matters without your voting instructions.

What constitutes a “quorum” for the Annual Meeting?

The holders of a majority of the outstanding shares of our common stock must be present to constitute a quorum for the transaction of business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you properly submit your proxy prior to the Annual Meeting or vote via the Internet while virtually attending the Annual Meeting. The independent inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or via the Internet at the Annual Meeting.

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will generally be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

How do I vote my shares?

You may direct your vote by Internet, telephone or mail. Your vote must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	IF YOU ARE A SHAREHOLDER OF RECORD:	IF YOU ARE A BENEFICIAL HOLDER OF SHARES HELD IN "STREET NAME":

By Internet Prior to the 2023 Annual Meeting*	www.proxyvote.com (or scan the QR code on the proxy card or voting instruction form)	www.proxyvote.com (or scan the QR code on the proxy card or voting instruction form)

By Internet During the 2023 Annual Meeting*	www.virtualshareholdermeeting.com/GAP2023	www.virtualshareholdermeeting.com/GAP2023

By Telephone*	1-800-690-6903	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary

By Mail	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary

*

While we and Broadridge do not charge any fees for voting by Internet or telephone, there may be related costs from other parties, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

What are broker non-votes and how are they counted?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. Brokers and other nominees may vote without instruction only on “routine” proposals. On “non-

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92	Other Information

routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes”. The proposal to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm is the only routine proposal on the agenda for our Annual Meeting. The other four proposals on the agenda are non-routine. If you hold your shares with a broker or other nominee, they will not be voted on non-routine proposals unless you give voting instructions.

So long as the broker has discretion to vote on at least one proposal, broker non-votes are counted in determining a quorum but are not counted for purposes of Proposals 1, 3, 4 and 5 and will therefore have no effect on the outcome of these proposals.

What vote is required to approve each proposal?

Election of Directors

Election of directors by shareholders will be determined by a majority of the votes cast with respect to each director by proxy or via the Internet at the Annual Meeting. Pursuant to the Company’s Bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a nominee, and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. Under our Corporate Governance Guidelines, at any meeting of shareholders where nominees are subject to an uncontested election (the number of nominees is equal to the number of seats), any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election, shall submit to the Corporate Secretary of the Company a letter offering his or her resignation, subject to the Board of Directors’ acceptance. The Governance and Sustainability Committee will consider the offer of resignation and will recommend to the Board the action to be taken. The Board of Directors will act promptly with respect to each such letter of resignation and will promptly notify the director concerned of its decision. The Board of Directors’ decision will be disclosed publicly.

Other Proposals

The other four matters on the agenda for shareholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of the shares counted as present at the Annual Meeting and entitled to vote on the subject matter. Note that Proposal 2 (ratification of the selection of independent registered public accounting firm), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (advisory vote on the frequency of the advisory vote on executive compensation) are advisory only and will not be binding on the Company, the Board or any committee of the Board. The results of the votes on these proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters. With respect to Proposal 4 (advisory vote on the frequency of the advisory vote on executive compensation), if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's shareholders.

How will any other items be voted upon at the Annual Meeting?

If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, including without limitation (i) matters about which the proponent failed to notify us on or before February 9, 2023 (ii) shareholder proposals omitted from this Proxy Statement and the form of proxy pursuant to the proxy rules of the SEC, and (iii) matters incidental to the conduct of the meeting, the proxyholders will vote upon such matters in accordance with their best judgment pursuant to the discretionary authority granted by the proxy. As of the date of the printing of this Proxy Statement, our management is not aware, nor has it been notified, of any other matters that may be presented for consideration at the meeting.

May I change my vote?

You may revoke your proxy at any time before its exercise by writing to our Corporate Secretary at our principal executive offices as follows:

Corporate Secretary

Gap Inc.

Two Folsom Street

San Francisco, California 94105

You may also revoke your proxy by timely delivery of a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting via the Internet while virtually attending the Annual Meeting (virtually attending the Annual Meeting through the Internet does not revoke your proxy unless you vote via the Internet during the Annual Meeting).

When are shareholder proposals for the 2024 Annual Meeting due?

If a shareholder would like us to consider including a proposal in our Proxy Statement and form of proxy for our Annual Meeting in 2024, the Company’s Corporate Secretary must receive it no later than November 30, 2023.

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Other Information	93

Proposals must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105.

When do I need to notify the Company of any proposed business or director nominees for the 2024 Annual Meeting?

Our Amended and Restated Bylaws provide that in order for a shareholder to bring business before our Annual Meeting in 2024 (other than a proposal submitted for inclusion in the Company’s proxy materials), the shareholder must give written notice to our Corporate Secretary by no later than the close of business (San Francisco Time) on February 9, 2024, and no earlier than January 10, 2024 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the date of our 2023 Annual Meeting). The notice must contain the information required by our Bylaws, including a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting, the name and address of the shareholder proposing the business, the number of shares of the Company’s stock beneficially owned by the shareholder, any material interest of the shareholder in the business proposed, any interests held by the shareholder in derivative securities of the Company or arrangements with persons holding derivative securities of the Company, and other information required to be provided by the shareholder pursuant to the proxy rules of the SEC.

In order for a shareholder to propose director nominees to be considered for election to the Board at our Annual Meeting in 2024, the notice must also contain the additional information required by our Bylaws, including the identity and background of each nominee, the number of shares of the Company’s stock beneficially owned by each nominee, any arrangements or understandings between the nominee and the shareholder and any other persons pursuant to which the nomination is being made, any other information relating to the nominee that must be disclosed in proxy solicitations or is otherwise required for the election of directors under the proxy rules of the SEC (including such nominee’s written consent to being named in the proxy statement and to serving as a director if elected), and certain information regarding material relationships between the shareholder and the nominee.

If a shareholder fails to submit the notice by February 9, 2024, then the proposed business or nomination would not be considered at our Annual Meeting in 2024 due to the shareholder’s failure to comply with our Bylaws. Additionally, in accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any shareholder proposal raised at our Annual Meeting in 2024 as to which the proponent fails to notify us on or before February 9, 2024. Notices must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105.

A copy of the full text of the Bylaw provisions relating to our advance notice procedures may be obtained by writing to our Corporate Secretary at that address or at www.gapinc.com (follow the Investors, Governance links).

In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

By Order of the Board of Directors,

Julie Gruber

Corporate Secretary

www.gapinc.com

94	Other Information

Note About Forward-Looking Statements

In this Proxy Statement, the Company has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this Proxy Statement, including in the Compensation Discussion and Analysis. In some cases, you can identify these forward-looking statements by the use of terms such as "believe," "will," "expect," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," and "continue to," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding the Board’s expected leadership structure, enterprise risk management and related risk mitigation efforts, our Data Privacy and Cybersecurity programs and related risks, our ESG strategy and ESG initiatives, our strategy to leverage partnerships in international markets, ongoing and future actions to drive long-term improvements across our business, risks related to our compensation program, the expected structure of our compensation program, and the projected use of equity awards and granting of awards under the 2016 Long-Term Incentive Plan. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements, please refer to our SEC filings, including the "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the fiscal year ended January 28, 2023. The Company undertakes no obligation to update information in this Proxy Statement.

Information Referenced In this Proxy Statement

The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.

2023 Proxy Statement

Annex A – Amended and Restated 2016 Long-Term Incentive Plan	A-1

Annex A – Amended and Restated 2016 Long-Term Incentive Plan

THE GAP, INC. 2016 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective as of May 9, 2023)

THE GAP, INC., having adopted The Gap, Inc. 2016 Long-Term Incentive Plan (formerly known as the “1996 Stock Option and Award Plan,” the “2006 Long-Term Incentive Plan” and “2011 Long-Term Incentive Plan”) (the “Plan”) effective as of March 26, 1996, and having amended the Plan on several subsequent occasions, hereby amends and restates the Plan in its entirety, effective as of May 9, 2023, as follows:

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, and Stock Units.

1.2Purpose of the Plan. The Plan is intended to increase incentive and to encourage Share ownership on the part of Employees, Consultants and Nonemployee Directors. The Plan also is intended to further the growth and profitability of the Company and to permit the grant of performance-based equity awards.

1.3Duration. This amended and restated Plan is effective as of May 9, 2023 and shall remain in effect thereafter unless terminated earlier under Section 11. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after May 17, 2026.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, or Stock Units.

2.5“Award Agreement” means the written agreement (which may be electronic) setting forth the terms and conditions applicable to each Award granted under the Plan.

2.6“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

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A-2	Annex A – Amended and Restated 2016 Long-Term Incentive Plan

2.8“Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan. Unless otherwise determined by the Board, the Compensation and Management Development Committee of the Board shall constitute the Committee.

2.9“Common Stock” means the common stock of the Company.

2.10“Company” means The Gap, Inc., a Delaware corporation, or any successor thereto.

2.11“Consultant” means any consultant, independent contractor, director of an Affiliate, or other person who provides significant services to the Company or an Affiliate, but who is neither an Employee nor a Director.

2.12“Deferral Period” means the period of time during which Stock Units, Performance Units, or Performance Shares are subject to deferral limitations under Section 9.

2.13“Determination Date” means, as to a Performance Period, any time when the achievement of the applicable Performance Goal(s) associated with the applicable Performance Period remains substantially uncertain; provided, however, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Goal(s) shall be deemed to be substantially uncertain.

2.14“Director” means any individual who is a member of the Board.

2.15“Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.16“Dividend Equivalents” means a Participant’s right to receive cash or Shares for each Share represented by an Award held by such Participant in an amount equal to the ordinary dividends paid on an equivalent number of Shares. Any Dividend Equivalents credited with respect to an Award shall be settled in cash or Shares only if, when and to the extent the Award vests, provided that settlement of earned Dividend Equivalents may be deferred as set forth in Section 10.9. The value of amounts payable with respect to any Award or portion of any Award that does not vest shall be forfeited. Notwithstanding the foregoing, unless otherwise determined by the Committee, no Dividend Equivalent right shall be granted to the extent such grant could result in the payment of any tax under Code Section 409A. In addition, no Dividend Equivalents shall be granted with respect to SARs or Stock Options.

2.17“Employee” means any employee of the Company or an Affiliate.  Except as otherwise determined by the Company, a person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or the employing Affiliate or (ii) transfers between locations of the Company or between the Company, any Affiliate, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.18“Exchange Program” means a program established by the Committee (i) providing for the repurchase of outstanding and unexercised Options or Stock Appreciation Rights by the Company whether in the form of a cash payment or otherwise or (ii) under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award or awards under a different equity incentive plan, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 4.3 or any action taken in connection with a change in control transaction nor (ii) transfer or other disposition permitted under Section 10.5. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without stockholder approval.

2.19“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20“Fair Market Value” means the fair market value of a Share on a particular date, as determined by the Committee in good faith. Unless otherwise determined by the Committee, the fair market value shall be the closing stock price of Shares as reported on the New York Stock Exchange (NYSE) on the relevant date (or, if no closing stock price is reported for the relevant date, on the last trading day for which a closing stock price of Shares is reported on the NYSE).

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Annex A – Amended and Restated 2016 Long-Term Incentive Plan	A-3

2.21“Fiscal Year” means the fiscal year of the Company.

2.22“Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.23“Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.24“Nonemployee Director” means a Director who is not an Employee.

2.25“Nonqualified Stock Option” means an option to purchase Shares that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.26“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.27“Parent” means a “parent corporation” of the Company whether now or hereafter existing, as defined in Code Section 424(e).

2.28“Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.29“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) pursuant to Section 5 to be applicable to a Participant with respect to an Award.

2.30“Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole discretion during which performance objectives or other vesting criteria must be met.

2.31“Performance Share” means an Award of Performance Shares granted to a Participant pursuant to Section 9.

2.32“Performance Unit” means an Award of Performance Units granted to a Participant pursuant to Section 9.

2.33“Period of Restriction” means the period during which Shares of Restricted Stock, Unrestricted Stock, Stock Units, Performance Units, or Performance Shares are subject to forfeiture and/or restrictions on transferability and therefore, the Shares covered by the Award are subject to a substantial risk of forfeiture. As provided in Section 8 and 9, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.34“Plan” means The Gap, Inc. 2016 Long-Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.35“Restricted Stock” means an Award granted to a Participant pursuant to Section 8.

2.36“Retirement” shall, in the case of an Employee, have the meaning, if any, set forth in the Employee’s Award Agreement; provided, however, that with respect to Awards granted prior to May 17, 2011, “Retirement” shall have the meaning set forth in GapShare (the Company’s “401(k)” plan) as of the Grant Date of the applicable Award.  With respect to an Award granted to a person who is a Consultant at the time of grant, no Termination of Service shall be deemed to be on account of “Retirement”. With respect to a Nonemployee Director, “Retirement” means a Termination of Service at or after the age of 72 or such other meaning provided by the Committee in an Award Agreement.

2.37“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.38“Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.39“Shares” means the shares of the Company’s common stock, $0.05 par value.

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A-4	Annex A – Amended and Restated 2016 Long-Term Incentive Plan

2.40“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 7 is designated as a SAR.

2.41“Stock Unit” means an Award of Stock Units granted pursuant to Section 9.

2.42“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.43“Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s FICA obligation) and all non-U.S. taxes that are required to be withheld by the Company or the employing Affiliate, and (b) any other Company (or employing Affiliate) taxes the responsibility for which (i) the Participant has agreed to bear or (ii) where permitted by governing authorities outside the U.S., taxes the Company may choose to pass on to Participants, in each case with respect to the applicable Award (including on the grant, vesting or exercise thereof or purchase or issuance of Shares thereunder).

2.44“Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous (i) reemployment of the individual by the Company or an Affiliate, or (ii) with respect to Awards (other than Incentive Stock Options) granted on or after January 28, 2003, engagement of the consulting services of the individual by the Company or an Affiliate; (b) in the case of a Consultant, a termination of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous (i) re-engagement of the services of the individual by the Company or an Affiliate, or (ii) with respect to Awards granted on or after January 28, 2003, employment of the individual by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board, but excluding, with respect to Awards granted on or after May 17, 2011, any such cessation where there is a simultaneous (i) re-engagement of the services of the individual by the Company or an Affiliate, or (ii) employment of the individual by the Company or an Affiliate.

2.45“Unrestricted Stock” means an Award granted to a Participant pursuant to Section 8.

SECTION 3

ADMINISTRATION

3.1The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Code Section 162(m).

3.2Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. Subject to the provisions of the Plan, the Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of such Awards or amendments thereto, (c) determine which Nonemployee Directors shall be granted Awards and the terms and conditions thereof, provided that such Awards shall be subject to Board approval if so required by the Committee Charter, (d) interpret the Plan and the Awards, (e) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Nonemployee Directors who are foreign nationals or employed outside of the United States, (f) implement an Exchange Program, (g) implement or permit (i) an action described in Section 4.3, and/or (ii) a transfer or other disposition permitted under Section 10.5, (h) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (i) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Shareholders of the Company. With respect to Nonemployee Directors, all references in the Plan to the Committee’s discretion shall be subject to this Section 3.2 and shall require Board approval if so required by the Committee Charter.

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Annex A – Amended and Restated 2016 Long-Term Incentive Plan	A-5

3.3Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company in accordance with Applicable Laws; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the performance-based compensation exception under Code Section 162(m) or the exemption under Rule 16b-3.

3.4Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN,

NONEMPLOYEE DIRECTOR LIMIT

4.1Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed the sum of (a) 218,341,342, (b) the number of Shares (not to exceed 40,225,653) that remain available for grant under the Company’s 2002 Stock Option Plan as of the date of obtaining shareholder approval of the amended and restated Plan on May 9, 2006, (c) any Shares (not to exceed 28,019,786) that otherwise would have been returned to the 2002 Stock Option Plan after May 9, 2006 on account of the expiration, cancellation, or forfeiture of Awards granted thereunder, and (d) 25,000,000 Shares. For purposes of this Section 4.1, effective with respect to Awards granted on or after May 9, 2023, each Award shall reduce the number of Shares available for Awards under the Plan by one Share for each Share covered by the Award; provided that each Award other than an Option or SAR granted prior to May 9, 2023 shall reduce the number of Shares available for Awards under the Plan by two Shares for each Share covered by the Award. With respect to SARs and Options, the number of Shares which shall cease to be available under the Plan shall equal the total number of Shares covered by each SAR or Option, as evidenced in the applicable Award Agreement. To the extent an Award under the Plan (other than a SAR or Option) is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan (and in the case of Options or SARs shall reduce the number of Shares available for issuance under the Plan by the number of Shares having a Fair Market Value equal to the cash delivered). Subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in this Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under Section 4.2. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2Lapsed Awards. To the extent an Award expires or is cancelled without having been exercised, or is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, or Stock Units is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof using the Share counting rule in effect at the time the applicable Award was granted will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the foregoing, and except with respect to shares of Restricted Stock that are forfeited rather than vesting, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan.  For the avoidance of doubt, Shares purchased by the Company with the proceeds of a Stock Option exercise shall not again be available for issuance under the Plan.

4.3Adjustments in Awards and Authorized Shares. In the event of a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), merger, reorganization, consolidation, recapitalization, separation, liquidation, stock split, reverse stock split, split-up, spin-off, Share combination, repurchase, or exchange of Shares or other securities of the Company or other significant corporate transaction, or other significant change affecting the Shares, the Committee shall adjust the number, kind and class of securities which may be delivered under the Plan, the number, class, kind and price of securities subject to outstanding Awards, and the numerical limits of Sections 4.4, 6.1, 7.1.1, 8.1 and 9.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to equitably adjust such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Notwithstanding the foregoing, all adjustments under this Section 4.3 shall be made in a manner that does not result in taxation under Code Section 409A or, for the avoidance of doubt, loss of the performance-based compensation exception under Code Section 162(m) to the extent applicable.

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A-6	Annex A – Amended and Restated 2016 Long-Term Incentive Plan

4.4Limit on Nonemployee Director Awards. Other than the Chairman of the Board, no Nonemployee Director shall be granted Awards in any fiscal year of the Company, taken together with any cash retainers or other similar cash-based payments paid during such fiscal year for services on the Board, having an aggregate value in excess of $500,000.  In addition, the non-employee Chairman of the Board shall not be granted Awards in any fiscal year of the Company, taken together with any cash retainers or other similar cash-based payments paid during such fiscal year for services on the Board, having an aggregate value in excess of $700,000. For this purpose, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares and Stock Units shall be valued based on the Fair Market Value on the Grant Date of the maximum number of Shares covered thereby (or the maximum dollar value thereof with respect to Awards denominated in dollars) and Options and SARs shall be valued using a Black-Scholes or other accepted valuation model, in each case, using reasonable assumptions. For the avoidance of doubt, such limit shall include the value of any Awards that are received in lieu of all or a portion of any cash retainers or other similar cash-based payments.  The limits set forth in Sections 6.1, 7.1.1, 8.1 and 9.1 shall not apply to Nonemployee Directors.

4.5The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that such Awards be granted with such terms and conditions as the Committee considers appropriate in the circumstances. Such Awards shall not reduce the Shares available for issuance under the Plan, nor shall shares subject to such Awards be added back to the Shares available for issuance under the Plan. Additionally, subject to the rules of the applicable stock exchange on which the Shares are listed, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consolidation payable to holder of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares available for issuance under the Plan (and shares subject to such Awards shall not be added back to the Shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to receive Awards under the Plan prior to such acquisition or combination.

SECTION 5

PERFORMANCE GOALS

5.1Establishment of Performance Goals. For each Performance Period, the Committee shall establish and set forth in writing the Performance Goals, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Goals, if any, for such Awards will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following objectively defined and non-discretionary factors preestablished by the Committee: (a) comparable store sales growth; (b) earnings; (c) earnings per share; (d) return on equity; (e) return on net assets; (f) return on invested capital; (g) gross sales; (h) net sales; (i) net earnings; (j) free cash flow; (k) total shareholder return; (l) stock price; (m) gross margin; (n) operating margin; (o) market share; (p) inventory levels; (q) expense reduction; (r) environmental, social, and governance, and human capital targets and metrics, (s) employee turnover; and/or (t) any financial and non-financial criteria (including, without limitation, subjective criteria and individual performance), as established by the Committee in its sole discretion.

5.2Committee Discretion on Performance Goals. As determined in the discretion of the Committee, the Performance Goals for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per store basis, and/or other objective basis, (d) be measured on a pre-tax or after-tax basis, (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index) and (f) take into account other factors (including subjective factors). Without limiting the foregoing, the Committee shall adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

5.3Adjustments. The impact of one or more items (including, but not limited to, one or more of the following ) may be taken into account in any manner established by the Committee on or prior to the Determination

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Date when determining whether a Performance Goal has been attained: (a) changes in generally accepted accounting principles (“GAAP”); (b) nonrecurring items, if any, that may be defined in an objective and non-discretionary manner under U.S. GAAP accounting standards or other applicable accounting standards in effect from time to time; (c) the sale of investments or non-core assets; (d) discontinued operations, categories or segments; (e) legal claims and/or litigation and insurance recoveries relating thereto; (f) amortization, depreciation or impairment of tangible or intangible assets; (g) reductions in force, early retirement programs or severance expense; (h) investments, acquisitions or dispositions; (i) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (j) natural catastrophes; (k) currency fluctuations; (l) stock based compensation expense; (m) early retirement of debt; (n) conversion of convertible debt securities; and (o) termination of real estate leases. Each of the adjustments described above may relate to the Company as a whole or any part of the Company’s business or operations.

SECTION 6

STOCK OPTIONS

6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Nonemployee Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 18,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof; provided, however, that any Options granted to Consultants or Nonemployee Directors pursuant to this Section 6 shall be Nonqualified Stock Options.

6.2Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

6.3Exercise Price. Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

6.3.1Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.3.2Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d)) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

6.3.3Substitute Options. Notwithstanding the provisions of Sections 6.3.1 and 6.3.2, in the event that the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

6.4Expiration of Options.

6.4.1Expiration Dates. Except as set forth by the Committee in an Award Agreement, each Option shall terminate no later than the first to occur of the following events:

(a)The date for termination of the Option set forth in the Award Agreement; or

(b)The expiration of ten (10) years from the Grant Date; or

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(c)The expiration of three (3) months from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

(d)The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability or death; or

(e)The expiration of one (1) year from the date of the Participant’s Retirement (except as provided in Section 6.8.2 regarding Incentive Stock Options).

6.4.2Committee Discretion. The Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the term of the Option (subject to Section 6.8.4 regarding Incentive Stock Options). With respect to the Committee’s authority in Section 6.4.2(b), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 6.4.2 shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

6.5Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

6.6Payment. Options shall be exercised by the Participant’s delivery of a notice of exercise in such form and manner as the Company may designate to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (b) by cashless or "net" exercise, or (c) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise in such form and manner as the Company may designate and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

6.7Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

6.8Certain Additional Provisions for Incentive Stock Options.

6.8.1Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries or any Parent) shall not exceed $100,000. To the extent that the aggregate Fair Market Value of the Shares with respect to which an Option designated as an Incentive Stock Option exceeds this $100,000 limit, such Option will be treated as a Nonqualified Stock Option. For purposes of this Section 6.8.1, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

6.8.2Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option). Unless otherwise determined by the Committee, any extension of the term or exercise period on an Option pursuant to this Section 6.8.2 shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

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6.8.3Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

6.8.4Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 7

STOCK APPRECIATION RIGHTS

7.1Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Consultants, and Nonemployee Directors at any time and from time to time as shall be determined by the Committee, in its sole discretion.

7.1.1Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 18,000,000 Shares.

7.1.2Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The exercise price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. After a SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the SAR.

7.2SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.3Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 also shall apply to SARs.

7.4Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value or a combination thereof, as set forth in the applicable Award Agreement.

SECTION 8

RESTRICTED STOCK AND UNRESTRICTED STOCK

8.1Grant of Restricted Stock and Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and Unrestricted Stock to Employees, Consultants, and Nonemployee Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 2,000,000 Shares of Restricted Stock or Unrestricted Stock.

8.2Restricted Stock or Unrestricted Stock Agreement. Each Award of Restricted Stock or Unrestricted Stock shall be evidenced by an Award Agreement that shall specify any Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

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8.3Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 8.4.

8.4.1General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its Affiliates, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

8.4.2Performance Restrictions. The Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. For such Awards, the Performance Goals and Performance Period shall be set by the Committee on or before the Determination Date.

8.4.3Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.

8.5Removal of Restrictions. Except as may be provided in the Award Agreement, Restricted Stock shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 8.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable laws. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

8.6Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

8.7Dividends and Other Distributions. During any Period of Restriction, Participants holding unvested Shares of Restricted Stock shall not be entitled to any dividends and other distributions paid or distributed by the Company on the equivalent number of vested Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Shares may be credited with such dividends and other distributions provided that such dividends and other distributions shall be paid or distributed to the Participant only if, when and to the extent such Shares vest. The value of dividends and other distributions payable or distributable with respect to any Shares that do not vest shall be forfeited.

8.8Return of Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 9

STOCK UNITS, PERFORMANCE UNITS, AND PERFORMANCE SHARES

9.1Grant of Stock Units, Performance Units, or Performance Shares. Subject to the terms and provisions of the Plan, Stock Units, Performance Units, or Performance Shares may be granted to Employees, Consultants, and Nonemployee Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Stock Units, Performance Units, or Performance Shares granted to each Participant, provided that during any Fiscal Year no Participant shall receive Stock Units, Performance Units or Performance Shares having, in the aggregate, a grant date value (assuming maximum payout) greater than $20,000,000 or covering more than 2,000,000 Shares (assuming maximum payout), whichever is greater.

9.2Initial Value of Stock Units, Performance Units, or Performance Shares. Each Stock Unit and Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

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9.3Award Agreement. Each Award of Stock Units, Performance Units, or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, Period of Restriction, Deferral Period (if any), and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4Performance Objectives and Other Terms. The Committee shall set performance objectives, a Period of Restriction, Deferral Period, or other vesting criteria in its discretion which, depending on the extent to which they are met, will determine the number or value of Stock Units, Performance Units, or Performance Shares that will be paid out to the Participants. Each Award of Stock Units or Performance Units subject to a Deferral Period and each Award of Performance Shares subject to a Deferral Period shall be referred to herein as Deferred Units or Deferred Shares, respectively. Each Award of Stock Units subject to a Period of Restriction shall be referred to herein as a “Restricted Stock Unit.” The time period during which the Award is subject to deferral shall be the “Deferral Period”.

9.4.1General Performance Objectives. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, upon continued employment or service with the Company and its Affiliates).

9.4.2Performance Objectives. The Committee, in its discretion, may determine that the performance objectives applicable to Stock Units, Performance Units, or Performance Shares shall be based on the achievement of Performance Goals during the Performance Period. For such Awards, the Performance Goals and Performance Period shall be set by the Committee on or before the Determination Date.

9.4.3Deferral of Awards. The Committee may set such terms and conditions for deferral of payment of an Award granted under this Section 9 in accordance with the following provisions or such other terms and conditions determined by the Committee in its sole discretion:

(a)Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(b)Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than Fair Market Value on the Grant Date.

(c)Deferral Period. Each grant shall provide that the Deferred Units and Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date (or such earlier time required for compliance with Code Section 409A), and any Award may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event. If the Deferral Period is to terminate on account of a change in control or other similar transaction or event, unless otherwise determined by the Committee, such change in control or other similar transaction or event must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (as determined in accordance with Section 409A(a)(2)(A)(v) of the Code and Treasury regulation Section 1.409A-3(i)(5)).

9.5Earning of Stock Units, Performance Units, or Performance Shares. After the applicable Period of Restriction or Deferral Period has ended, the Participant shall be entitled to receive a payout of the number of Stock Units, Performance Units, or Performance Shares earned by the Participant over the Period of Restriction or Deferral Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting requirements have been achieved during the Performance Period.

9.6Form and Timing of Payment. Except as otherwise set forth in an Award Agreement, payment of earned Stock Units, Performance Units, or Performance Shares shall be upon the expiration of the applicable Period of Restriction (subject to any deferral permitted under Section 10.9) or Deferral Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares, or a combination thereof, as set forth in the applicable Award Agreement.

9.7Dividend Equivalents and Other Ownership Rights. During the Period of Restriction or Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Stock Units, Performance Units, or Performance Shares and shall not have any right to vote such Awards, but the Committee may, consistent with the requirements of Code Section 409A (including any exemption therefrom), on or after the Grant Date authorize the crediting of Dividend Equivalents on such shares or units in cash or additional Shares.

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9.8Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Stock Units, Performance Units, or Performance Shares shall be forfeited to the Company.

SECTION 10

MISCELLANEOUS

10.1No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

10.2Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award.  By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.  The Company and its Subsidiaries and Affiliates reserve the right to terminate the service of any person at any time, and for any reason, subject to applicable laws and such person’s written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

10.3Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.4Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.5Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.4. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award granted on or after January 24, 2006, to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time; provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.

10.6No Rights as Stockholder. Except to the limited extent provided in Sections 8.6 and 8.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates (which may be in book entry form) representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.7Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations. Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company the amount of such Tax Obligations within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares covered by such Award.

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10.8Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy Tax Obligations, in whole or in part by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted which have been held for such period of time required to avoid adverse accounting consequences. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, and to the extent necessary to avoid adverse accounting consequences not to exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date the Tax Obligations are required to be withheld or remitted or based on such other methodology that the Company deems to be reasonable, in its sole discretion and in accordance with applicable law.

10.9Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. In the event of such a deferral, the Committee, in its discretion, may provide that the settlement of Dividend Equivalents attributable thereto shall be also deferred until such time as the Award will be settled in accordance with the Participant’s deferral election. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, which rules and procedures shall comply with the requirements of Code Section 409A, unless otherwise determined by the Committee.

10.10Elections by Nonemployee Directors. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Shares or Stock Units. The number of Shares or Stock Units received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 10.10 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3. Unless otherwise determined by the Committee, the elections permitted under this Section 10.10 shall comply with Code Section 409A or an exemption therefrom.

10.11Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

10.12Code Section 409A. Unless otherwise determined by the Committee, each Award shall comply with Code Section 409A or an exemption therefrom, and the Committee shall comply with Code Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 10 and taking or permitting such other actions under the terms of the Plan that would otherwise result in a deferral of compensation subject to Code Section 409A.

10.13Recoupment of Awards. Awards are subject to recoupment in accordance with any Applicable Law and any recoupment policy, arrangement or agreement adopted by the Company from time to time.

10.14Other Policies. Each Award may be subject to the terms and conditions of any policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of Awards, provided that in no event will such policy permit that an Award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.

SECTION 11

AMENDMENT AND TERMINATION

11.1Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, materially and adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

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SECTION 12

CHANGE IN CONTROL

12.1Effect of Change in Control on Options and SARs. Except as set forth in an applicable Award Agreement and subject to Code Section 409A, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options or SARs or substitute for outstanding Options or SARs substantially equivalent options or SARs covering the Acquiror’s stock.  Except as set forth in an applicable Award Agreement and subject to Code Section 409A, any Options or SARs which are neither assumed, continued or substituted by the Acquiror in connection with the Change in Control nor exercised as of the Change in Control shall, contingent on the Change in Control, become fully vested and exercisable immediately prior to the Change in Control.  Options and SARs which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting and/or exercisability as the Board may determine, if any.

12.2Effect of Change in Control on Other Awards. Except as set forth in an applicable Award Agreement and subject to Code Section 409A, in the event of a Change in Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards other than Options or SARs or substitute for such Awards substantially equivalent Awards covering the Acquiror’s stock.  Except as set forth in an applicable Award Agreement and subject to Code Section 409A, any such Awards which are neither assumed, continued or substituted by the Acquiror in connection with the Change in Control shall, contingent on the Change in Control, become fully vested.  Awards which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting or lapse of restrictions as the Board may determine, if any.

12.3For purposes of the Plan, except as set forth in an applicable Award Agreement and subject to Code Section 409A, “Change in Control” means the consummation of one or more of the following events:

(i)any “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding Voting Stock (as defined below in this Section 12.3) of the Company; provided, however, that a “Change in Control” shall not be deemed to occur solely as the result of the acquisition by Doris F. Fisher, John J. Fisher, William Fisher and/or Robert R. Fisher (collectively, the “Fishers”) and the Permitted Designees (as defined below in this Section 12.3) of shares representing in the aggregate more than 50% but less than 75% of the combined voting power of the then outstanding Voting Stock of the Company;

(ii)the Company consolidates with or merges into any other corporation, any other corporation merges into the Company, or the Company effects a share exchange or the Company conveys, sells, transfers or leases all or substantially all (more than 75%) of its assets (other than to one or more of its wholly-owned subsidiaries), and, in the case of any such consolidation, merger or share exchange transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or securities, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding Voting Stock of the entity resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock of the Company immediately before such transaction, or unless such transaction is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock;

(iii)the Company or the Company and its subsidiaries, taken as a whole, sells, assigns, conveys, transfers or leases all or substantially all (more than 75%) of the assets of the Company or of the Company and its subsidiaries, taken as a whole over a 12-month period, as applicable (other than to one or more wholly-owned subsidiaries of the Company); or

(iv)any time the Continuing Directors (as defined below in this Section 12.3) do not constitute a majority of the Board (or, if applicable, a successor entity to the Company).

For purposes of the above definition of Change in Control, “Continuing Directors” means, as of any date of determination, any member of the Board who (A) was a member of such Board on May 17, 2016 (the “Original Directors”) or (B) was appointed, nominated for election, or elected to such Board with the approval of a majority of the Original Directors or Continuing Directors who were members of such Board at the time of such nomination or election.

2023 Proxy Statement

Annex A – Amended and Restated 2016 Long-Term Incentive Plan	A-15

For purposes of the above definition of Change-in-Control, “Permitted Designees” means (i) a spouse or lineal descendent by blood or adoption of any of the Fishers; (ii) trusts solely for the benefit of any of the Fishers, one or more charitable foundations, institutions or entities or any of the individuals referred to in clause (i); (iii) in the event of the death of a Fisher, his or her estate, heirs, executor, administrator, committee or other personal representative; or (iv) any Person (as defined below in this Section 12.3) so long as any of the Fishers or any of the individuals referred to in clause (i) are the sole beneficial owners of more than 50% of the Voting Stock of such Person and constitute a majority of the board of directors of such Person, in the case of a corporation, or of the individuals exercising similar functions, in the case of an entity other than a corporation.

For purposes of the above definition of Change in Control, “Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

For purposes of the above definition of Change in Control, “Voting Stock” means all classes of capital stock (shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the applicable entity, but excluding any debt securities convertible into such equity) of the applicable Person then outstanding and normally entitled to vote in the election of directors.

SECTION 13

LEGAL CONSTRUCTION

13.1Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

13.5Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

13.6Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

www.gapinc.com

Gap Inc. THE GAP, INC. ATTN: TODD CHAMPEAU TWO FOLSOM STREET SAN FRANCISCO, CA 94105 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GAP2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V02422-P85529 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE GAP, INC. The Board of Directors recommends you vote "FOR" each listed director nominee. 1. Election of Directors Nominees: For Against Abstain 1a. Richard Dickson 1b. Elisabeth B. Donohue 1c. Robert J. Fisher 1d. William S. Fisher 1e. Tracy Gardner 1f. Kathryn Hall 1g. Bob L. Martin 1h. Amy Miles 1i. Chris O'Neill 1j. Mayo A. Shattuck III 1k. Tariq Shaukat 1l. Salaam Coleman Smith The Board of Directors recommends you vote "FOR" Items 2, 3 and 5. For Against Abstain 2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on February 3, 2024. 3. Approval, on an advisory basis, of the overall compensation of the named executive officers. The Board of Directors recommends you vote "1 Year" on the following proposal: 1 Year 2 Years 3 Years Abstain 4. Approval, on an advisory basis, of the frequency of the advisory vote on the overall compensation of the named executive officers. For Against Abstain 5. Approval of the Amended and Restated 2016 Long-Term Incentive Plan. 6. Transact such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V02423-P85529 THE GAP, INC. Annual Meeting of Shareholders May 9, 2023 10:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Bob L. Martin, Julie Gruber and Katrina O'Connell, or any of them, each with full power of substitution, as proxies to vote, in accordance with the instructions, as designated on the reverse side of this proxy, all of the shares of common stock of THE GAP, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on May 9, 2023, virtually at www.virtualshareholdermeeting.com/GAP2023, and any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side